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NOTICE OF 2021 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

A Letter from our Chief Executive Officer
March 19, 2021
Dear Stockholders:
Over the past few years, Realogy has been on a transformation journey that was accelerated by the extraordinary nature of 2020. We are moving fast, operating with agility, and driving simplification as we stay focused on organic growth, enhancing technology innovation, and moving closer to the consumer. We believe our ongoing strategic evolution positions Realogy to deliver today and lead into the future.
Strong Operating Results
Realogy had a very strong 2020. We delivered great operating results, including $726 million Operating EBITDA, $555 million free cash flow and 13% homesale transaction volume growth. We made substantial progress on our strategic initiatives and enhanced our ability to capture greater transaction economics with our mortgage and title businesses contributing $266 million in Operating EBITDA in 2020. Realogy’s performance in the year further demonstrated the power of our full-service franchise, brokerage, and title operations as well as our minority-held mortgage joint venture.
Improved Capital Structure
Since joining Realogy, one of my highest priorities has been strengthening our capital structure. During 2020 we reduced our net debt by approximately $500 million, and our consolidated net debt leverage (excluding securitizations) ended the year at 3.4x, the lowest level since Realogy went public in 2012. We ended the fourth quarter of 2020 with no borrowings under our revolving credit facility, the first time that has occurred since mid-2016. From June 2020 through February 2021, we took advantage of our strong performance and positive market conditions to raise approximately $1.45 billion in the bond market at favorable rates. We retired our 2021 debt maturities, and we used approximately $900 million of new unsecured notes, due 2029, to reduce secured term loans due in 2023 and 2025. Reducing net debt by half a billion dollars, lengthening our debt profile, and substantially lowering our secured debt, combined to deliver very positive capital structure improvement.
COVID Response
As the COVID pandemic began to unfold in late first quarter 2020, we saw an unprecedented drop in housing volume. We pivoted quickly, prioritized the health and safety of our employees, affiliated agents, and customers, offered support to our franchisees, and reduced costs as we continued to invest for the future. As the housing market experienced an unprecedented bounce back, Realogy executed from a position of strength, stayed focused on simplification and cost, and further improved our financial profile. Through it all, our affiliated agents, supported by our technology and virtual enhancements, remained central to the real estate transaction as they pivoted to meet the changing housing needs of consumers.
People and Culture
The challenges of 2020 gave way to impactful culture-building opportunities for our Realogy team as we embraced new working environments, engaged in powerful conversations, and supported our colleagues in crisis. I remain proud of the resiliency, creativity, and dedication of Realogy’s employees who continue to safely support our affiliated agents, franchise owners, customers, and one another.
The strong foundation of our culture, rooted in integrity, innovation, and inclusion, helped us navigate 2020, and we continue to be recognized for our efforts. For the third consecutive year, Realogy was designated a great workplace by Great Place to Work® and for the first time was named by Forbes as one of the 2020 best employers for diversity. Most recently, Ethisphere® Institute, a leading international business ethics think-tank, recognized Realogy as one of the World's Most Ethical Companies for the tenth year in a row.
Our leaders help drive Realogy’s culture and our progress, and we are fortunate to have a powerful, diverse, and experienced bench. Over the past year, our talent development strategy allowed us to promote from within and demonstrate internal mobility, including appointing Brokerage HR leader Tanya Reu-Narvaez to Chief People Officer;

promoting Sue Yannaccone, a veteran leader with deep industry expertise, to president and CEO of Realogy Franchise Group; and elevating Rizwan Akhtar and Nashira Layade to Chief Technology Officer roles.
In closing, we are proud of Realogy’s accomplishments in 2020, and I continue to be incredibly excited about the future of our business. On behalf of our Board of Directors, my senior leadership team, and our employees, thank you for your continued support of and investment in Realogy.
Sincerely,
Ryan M. Schneider
Chief Executive Officer and President

A Letter from our Independent Chairman of the Board
March 19, 2021
To Our Stockholders:
In an unprecedented year, Realogy—under CEO Ryan Schneider’s leadership and with full support of the Board—continued to execute against our long-term strategy while successfully navigating the unprecedented near-term challenges presented by the COVID-19 pandemic. As Ryan shared in his letter, the company has taken key steps to drive growth and improve our value proposition, capturing more economics of the real estate transaction, and delivering impactful technology and tools, all while continuing to simplify and streamline operations.
Complementing the progress made by management, the Board continued its focus on several key areas, including Investor Outreach, Corporate Governance, and Strategy and Capital Allocation. I’d like to update you on each of these areas.
Investor Outreach
Direct engagement with our investors continues to be a top priority for the Board. Our 2020 program included thoughtful discussions regarding strategy, capital allocation, compensation and governance matters, among others. For the third year running, our Board of Directors reinforced its commitment to stockholder feedback through the 2020 Investor Outreach Program to ensure thoughtful and informed consideration of evolving corporate governance and executive compensation best practices. In the fall, we extended invitations to holders of approximately two-thirds of outstanding shares and held calls with holders of approximately 50% of outstanding shares. Our Board is committed to further implementing corporate governance best practices and incorporating feedback from our investors.
Board Governance
We take pride in our commitment to good governance. In 2020, our Nominating & Corporate Governance Committee expanded its responsibilities to include oversight of environmental, social and governance (ESG) initiatives. We remain committed to creating and maintaining an ethical, inclusive and accountable culture at Realogy.
Consistent with best practices, we continue to be a leader in Board diversity. The Realogy Board comprises 11 directors, 10 of whom are independent for purposes of New York Stock Exchange listing standards. Diversity at the Board level remains a priority with 27% of our Board representing minorities and 36% of our Board being women—a distinction for which Realogy has been honored by multiple leadership organizations, including Executive Women of New Jersey and the Women's Forum of New York. Our Board also has diversity of age and business experience, including technology and digital marketing experience, industry and franchise experience, and extensive leadership experience. The Board also supports ongoing efforts to increase diversity among Realogy’s executive and leadership levels.
Strategy
In 2020, we continued to work with Ryan and his management team in oversight of the Company’s strategy. The Board held our annual immersive two-day meeting focused exclusively on strategy and competitive position in June 2020 and monitored progress on strategic execution throughout the year.
As noted in Ryan’s letter, the company made proactive moves and strategic investments to capture more of the evolving market and navigate the changing industry in an unparalleled year. We believe Realogy’s focus on enhancing our value proposition, innovating across technology and data, capturing more economics of the real estate transaction, and driving organic growth for its brands and affiliated agents positions the company attractively as we look ahead.
Pandemic Response
The Board was also actively involved in Realogy's COVID-19 response, implementing weekly meetings during the height of the pandemic. As the company proactively put temporary cost-reduction initiatives in place, the Board also responded to the disruption and uncertainty of the evolving crisis by waiving its third quarter Board fees and reducing its 2020 equity retainer. As the industry entered recovery, we eased cost measures in a prudent and appropriate manner.
Capital Allocation
The Board continues to thoughtfully consider the best use of our capital and seeks to invest in Realogy’s growth. We remain committed to deleveraging and opportunistic debt maturity management. In 2020, Realogy reduced net debt and improved our debt maturity profile, making significant progress on our financial positioning.
The Board and I fully support Ryan and his team as they continue to execute on Realogy’s long-term strategic priorities, and we are confident they will deliver long-term value to our shareholders.
On behalf of your Board of Directors, thank you for your continued investment in Realogy. We appreciate the opportunity to serve the Company on your behalf.

Sincerely,

Michael J. Williams
Independent Chairman of the Board
c/o Corporate Secretary
Realogy Holdings Corp.
175 Park Avenue
Madison, NJ 07940

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 5, 2021
Important Notice Regarding Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders: Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 2020 are available at on the Investors section of our website at www.realogy.com

Time:	9:00 a.m., Eastern Daylight Time
Place:	www.virtualshareholdermeeting.com/RLGY2021

Record Date
Owners of Realogy Holdings Corp.* common stock as of March 10, 2021 are entitled to notice of, and to vote at, the 2021 Annual Meeting of Stockholders (and any adjournments or postponements of the meeting) (the "Annual Meeting").

Who may attend the meeting
Only stockholders, persons holding proxies from stockholders, invited representatives of the financial community and other guests of Realogy may attend the Annual Meeting.
See Frequently Asked Questions—How do I attend the Annual Meeting on page 90.
We intend to hold the Annual Meeting as a virtual-only meeting due to ongoing health and safety concerns related to the coronavirus (COVID-19) pandemic. Accordingly, there will not be a physical meeting location. You will be able to attend the meeting online, examine a list of our stockholders of record, submit your questions and vote your shares electronically by visiting virtualshareholdermeeting.com/RLGY2021.
Your vote is important.
Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting.
You can vote by Internet before the Annual Meeting, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or by Internet during the Annual Meeting.
By order of the Board of Directors,
Marilyn J. Wasser
Corporate Secretary

March 19, 2021

Purposes of the meeting
1.	to elect eleven Directors for a term expiring at the 2022 Annual Meeting of Stockholders
2.	to vote on an advisory resolution to approve executive compensation
3.	to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2021
4.	to vote on a proposal to approve the Amended and Restated 2018 Long-Term Incentive Plan
5.	to vote on a proposal to amend our Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation") to clarify the Board's ability to adopt, amend, alter or repeal our Amended and Restated Bylaws (our "Bylaws")
6.	to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting
The matters specified for voting above are more fully described in the attached proxy statement.

* References in this proxy statement to "we," "us," "our," "the Company," "Realogy" and "Realogy Holdings" refer to Realogy Holdings Corp. and our consolidated subsidiaries, including but not limited to Realogy Group LLC. References in this proxy statement to "Realogy Group" mean Realogy Group LLC.		Website addresses given in this proxy statement are provided as inactive textual references. The contents of these websites are not incorporated by reference herein or otherwise a part of this proxy statement.

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FORWARD LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “intends”, "believes", "expects", "forecasted", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The Company wishes to caution each participant to consider carefully the specific factors discussed with each forward-looking statement in this proxy statement and other factors contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as such factors in some cases have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein. The Company assumes no obligation to update the information or the forward-looking statements contained herein, whether as a result of new information or otherwise.

NON-GAAP FINANCIAL MEASURES
This proxy statement includes certain supplemental measures of the Company’s performance that are not Generally Accepted Accounting Principles (“GAAP”) measures, including Operating EBITDA, Free Cash Flow, Senior Secured Leverage Ratio on a pro forma basis as well as Cumulative Free Cash Flow. Definitions of these non-GAAP terms and reconciliations to their most comparable GAAP terms are included as Annex A and Annex B to this proxy statement.

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PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting.

2020 INVESTOR OUTREACH PROGRAM
Our Board maintains a proactive and robust investor outreach program, offering meetings to a substantial majority of shares held and meeting with holders of approximately 50% or more of Realogy common stock in each year since 2018. We believe that regular communication with our stockholders is critical to our Board's ability to ensure thoughtful and informed consideration of evolving corporate governance and executive compensation best practices. Investor feedback received during this outreach has served as a catalyst for substantive changes to both our governance and executive compensation programs.
At our 2020 Annual Meeting of Stockholders, our say-on-pay proposal received support from 88.6% of the votes cast, which we believe indicates support for the description of our executive compensation program as disclosed in the 2020 proxy statement as well as overall support for our continuing pay-for-performance alignment.
Under the Board's 2020 Investor Outreach Program, the Board reached out to stockholders representing over two-thirds of our outstanding shares and held in person meetings or calls with holders of approximately 50% of our outstanding shares (based on estimated holdings at the time of the outreach). These meetings were attended by Michael Williams, Independent Chairman of the Board, and Duncan Niederauer, Chair of the Compensation Committee joined him at substantially all of the meetings. Feedback from our stockholders was reviewed and discussed with the full Board.
Key topics discussed during these sessions include strategy, capital allocation, leadership, executive compensation and corporate governance as well as environmental, social and governance (ESG) topics. The vast majority of our investors expressed interest in continuing dialogue. Highlights from the meetings, and where applicable, Board responsive action to investor feedback, are listed below.
▪Diversity. Multiple investors expressed support for the existing diversity of our Board, which includes three women and two ethnically diverse members. The Board believes that its composition should include a broad spectrum of experience and expertise relevant to the Company. Accordingly, and consistent with investor feedback, the Board revised its Corporate Governance Guidelines in January 2021 to clarify that any Director search conducted by the Nominating and Corporate Governance Committee or a search firm engaged by that committee, will include women and minority candidates in the initial pool from which the Committee selects director candidates. The change formalizes the approach followed in recent Board candidate searches.
▪Executive Compensation Program. We discussed with our investors the framework of our 2020 executive compensation program, including the one-time Market Share Performance and Retention Awards granted in the second half of the year. Investors overall expressed support for our approach to executive compensation. See "Compensation Discussion and Analysis—Investor Outreach & our Say on Pay Vote" on page 35 for additional information.
▪ESG Reporting. Stockholders expressed support for the Board's strong corporate governance practices. Several investors provided us with suggestions and considerations for future reporting on ESG-related matters. Our Nominating and Corporate Governance Committee, which oversees our ESG initiatives, intends to focus on ESG topics on a quarterly basis in 2021, with the Board as a whole annually reviewing the status of the Company's ESG program, in a manner similar to the Board's approach to risk management and cyber security. Our 2020 corporate social responsibility report, issued in February 2021, highlights the ways in which Realogy seeks to have a positive impact on communities, employees, the marketplace and the environment.

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PROPOSALS TO BE PRESENTED AT THE 2021 ANNUAL MEETING

Proposal 1	The Board recommends a vote FOR all director nominees
Election of Eleven Director Nominees	Our Nominating and Corporate Governance Committee and our Board have determined that each director nominee possesses the skills and experience to oversee Realogy's business strategy and that the mix of backgrounds and qualifications represented by our Directors strengthen our Board's effectiveness.
Go to page 21 for additional information on Proposal 1

Proposal 2	The Board recommends a vote FOR this proposal
Advisory Vote on Executive Compensation Program	Our executive compensation program is designed by our independent Compensation Committee to align executive compensation with the interests of our stockholders by linking a majority of the target direct compensation opportunity of our senior leadership team to short- and long-term strategic and business goals as measured by our performance against absolute and relative metrics and each executive's contribution to our strategic initiatives.
Go to our Compensation Discussion and Analysis on page 32 and Proposal 2 on page 73 for additional information on our executive compensation program

Proposal 3	The Board recommends a vote FOR this proposal
Ratification of the Appointment of the Independent Registered Public Accounting Firm	As a matter of good corporate governance, the Board is asking stockholders to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021.
Go to page 74 for additional information on Proposal 3

Proposal 4	The Board recommends a vote FOR this proposal
Approve the Amended and Restated 2018 Long-Term Incentive Plan (the "2018 Plan")	The 2018 Plan is an important part of the Company’s overall compensation program. It allows us to make annual and long-term incentive awards to the Company’s current and prospective officers, employees, directors and consultants and gives us a competitive advantage in attracting, retaining and motivating our team by providing incentives that are directly linked to stockholder value
Go to page 79 for additional information on Proposal 4

Proposal 5	The Board recommends a vote FOR this proposal
Amend our Certificate of Incorporation to clarify the Board's ability to adopt, amend, alter or repeal our Bylaws	Our Board believes that clarifying the Board's ability to adopt, amend, alter or repeal our Bylaws is in the best interest of our stockholders and is essential to the Board’s ability to continue to incorporate best corporate governance practices into our Bylaws
Go to page 88 for additional information on Proposal 5

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BOARD COMPOSITION HIGHLIGHTS
Our Board is comprised of highly-qualified individuals who are committed to our Company.

Name and Age	Director Since	Current or Key Business Experience†	Independent	Committee Membership*
				AC	CC	NGC	TDC
Fiona P. Dias, 55	2013	Principal Digital Partner, Ryan Retail Consulting (since 2015)	●		●		●
Matthew J. Espe, 62	2016	Former President and CEO, Armstrong World Industries, Inc. (2010-2015)	●		●	●
V. Ann Hailey, 70	2008	Former CFO, L Brands, Inc. (formerly, Limited Brands, Inc.) (1997-2006)	●	C		●
Bryson R. Koehler, 45	2019	Chief Technology Officer, Equifax Inc. (since 2018)	●				●
Duncan L. Niederauer, 61	2016	Former CEO, NYSE Euronext (2007-2013)	●		C		●
Ryan M. Schneider, 51	2017	President and CEO, Realogy Holdings Corp. (since 2018)
Enrique Silva, 55	2018	Former CEO and President, Checkers Drive-In Restaurants, Inc. (2007-2020)	●	●
Sherry M. Smith, 59	2014	Former CFO, SuperValu, Inc. (2010-2013)	●	●		●
Christopher S. Terrill, 53	2016	Former CEO of ANGI Homeservices (2017-2018)	●				C
Felicia Williams, 55	2021	Macy's Fellow for CEO Action for Racial Equity	●	●
Michael J. Williams, 63 (Independent Chairman)	2012	Former President and CEO, Fannie Mae (2009-2012)	●	●	●	C

†	See full biographies for each director nominee beginning on page 25.
*	C = Chair	AC = Audit Committee	CC = Compensation Committee	NGC = Nominating and Corporate Governance Committee	TDC = Technology and Data Committee

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EXECUTIVE COMPENSATION HIGHLIGHTS
Emphasis on At-Risk & Performance-Based Compensation

90% of 2020 CEO Target Direct Compensation* is "At-Risk" and 60% is tied to Performance Metrics
At-Risk	Compensation Element	Why We Pay It	CEO Target Direct Compensation (%)	Performance-Based
	Equity (Long-Term Incentive)		Total: 75%
●	Performance-Based PSUs	Long-term value creation	45%	●
●	Time-Based RSUs	Align with stockholder interests	30%
	Cash (Short-Term Incentive)		Total: 25%
●	Annual Incentive	Drive short-term performance	15%	●
	Base Salary	Attract and retain talent	10%
* Target direct compensation includes base salary, annual incentive at target and the value assigned by the Compensation Committee to long-term incentive (equity) awards including, performance share units (PSUs) at target and restricted stock units (RSUs). Target direct compensation does not include the one-time Market Share Performance and Retention Awards granted in November 2020 due to the special one-time nature of the award, which for the CEO is 75% performance-based and 25% time-vested.

Performance Metrics Align with Business Strategy

Annual Cash Incentive Metric	Three-Year Performance Share Unit (PSU) Metrics		One-Time Two-Year Cash Incentive Metric*
Plan Operating EBITDA	Cumulative Free Cash Flow	Relative Total Stockholder Return	Market Share Growth
Operating EBITDA serves as our key metric for evaluating overall performance of our operating business and measures bottom-line growth	Leveraged to advance key Realogy strategic imperatives, including investing in our business and debt optimization	Measures our stockholder returns relative to an index selected by the Compensation Committee	Requires successful execution of multiple strategic imperatives, including agent & franchisee growth and increasing agent productivity
* Period runs from 09.30.2020 to 09.30.2022; CEO has an additional performance period from 09.30.2022 to 09.30.2023. See page 52.
Pay Aligned with Performance—Performance Metrics Working as Designed

Achievement against Performance Goals for Compensation Periods ended December 31, 2020
Plan Operating EBITDA (Annual Incentive - 2020)	Cumulative Free Cash Flow (PSUs - 2018 to 2020 Cycle)	Relative Total Stockholder Return (PSUs - 2018 to 2020 Cycle)
Achievement: $726 million	Achievement: $1.439 billion	Achievement: Below threshold
Target Goal: $518 million	Target Goal: $1.619 billion	Target Goal: Equal to Index
Funding Achievement: 200%	Payout Achievement: 72%	Payout Achievement: 0%
See page 39 for full summary	See page 48 for full summary	See page 47 for full summary

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Compensation Follows the Same Trajectory as Stockholder Results

Decline in Realized Value: 2018-2020 Performance Share Unit Cycle vs. Stock Price*

* Based on PSU target value against value of actual shares earned on December 31, 2020 and the change in our stock price from the March 1, 2018 date of award ($25.35) to the December 31, 2020 last day of the performance period ($13.12)

NO or Below Target payouts received by participating NEOs under 2018-2020 PSU Awards

The table below summarizes historical and forecasted payouts under PSU awards as of December 31, 2020. To date, no payouts have been earned under the Relative Total Stockholder Return awards and no or below target payouts have been earned under the Cumulative Free Cash Flow awards.

PSU Award Cycle and Metric	Years in Performance Share Unit Performance Period
	2016	2017	2018	2019	2020	2021	2022
2016-2018 PSU Award†	Completed in 2018 (Aggregate Realized Value: 15%)
RTSR	No Payout
CFCF	Below Target Payout (55% of shares)
2017-2019 PSU Award†		Completed in 2019 (Aggregate Realized Value: 0%)
RTSR		No Payout
CFCF		No Payout
2018-2020 PSU Award†			Completed in 2020 (Aggregate Realized Value: 21%)
RTSR			No Payout
CFCF			Below Target Payout (72% of shares)
2019-2021 PSU Award*				66% Completed
RTSR				Tracking Below Threshold
CFCF				Tracking Above Target
2020-2022 PSU Award*					33% Completed
RTSR					Tracking Above Target
CFCF					Tracking Above Target
† Aggregate realized value of PSU awards is based upon shares earned times the stock price on the last day of the performance cycle vs. the target value of the award approved by the Compensation Committee.
* Actual results to be determined based upon results under the applicable metric at the conclusion of the applicable 3-year cycle.

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GOVERNANCE OF THE COMPANY
Board Investor Outreach Programs
Our Board considers the feedback received from our stockholders via its investor outreach program to be a critical component of its executive compensation, corporate governance and strategic oversight functions.
Our Board prioritized investor outreach in 2020 so that the Board could hear directly from our investors.
We reached out to holders of more than two-thirds of our outstanding shares, meeting with holders of approximately 50%. For additional information on our 2020 Investor Outreach Program, go to page 1 (Proxy Summary—2020 Investor Outreach Program).

BOARD GOVERNANCE HIGHLIGHTS
Strong corporate governance is an integral part of our core values and practices.
To promote the long-term interests of stockholders, we consistently seek ways we can strengthen our Board and our corporate governance practices, including:

Independent Chairman of the Board

AVERAGE TENURE ~5.3 YEARS

RANGING FROM 10+ YEARS TO <1 YEAR

MEMBERS
4
4
3
<1 TO 3
4 TO 6
7+
YEARS

92% Independent Directors

Annual Election of Directors

Majority Voting for Directors

Board Investor Outreach Program

Strong Stock Ownership Guidelines

Annual Say-on-Pay Vote

Proxy Access Bylaws

Annual Two-Day Meeting Focused Exclusively on Strategy

Our Independent Chairman of the Board and Chair of the Compensation Committee reached out to two-thirds and met with holders of ~50% of our stock in 2020

Strategic Planning and Business Execution
Our Board spends a substantial amount of time working with management to refine Realogy's mid- and long-term strategy as well as significant attention on our near-term objectives, such as efforts focused on market position, growth, debt reduction and improving operating effectiveness.
The Board receives updates on our strategy at each of the nine regular Board meetings and holds an additional annual two-day meeting focused exclusively on strategy. These strategic meetings focus on core aspects of our business as well as our competitive position in light of emerging and existing competitive trends.
During the height of the COVID-19 crisis in 2020, the Board met weekly with management to stay informed of the rapidly changing environment and

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demonstrated an ability to act quickly to address the crisis. With Board oversight, the Company pivoted to a virtual environment in March 2020 as needed to protect employees, consumers, agents and franchisees.
We put in place temporary cost-saving measures to support operations, including a reduction in Board cash and equity fees for 2020. We realized approximately $150 million of aggregate temporary cost savings in the second and third quarter of 2020 as a result of measures taken in response to the COVID-19 pandemic. As the housing market entered into a recovery phase, the Board oversaw the reversal of these measures in a prudent manner, based upon the significant improvement in the volume of homesale transactions and ongoing business needs.
Throughout the crisis, the Board has remained focused on the execution of key strategic initiatives. With Board oversight, in 2020, the Company:
▪positioned itself to respond to various potential forms of recovery, whether rapid or more gradual, and to then take advantage of the strong recovery in the housing market during the second half of 2020, with combined closed homesale transaction volume up 13% year-over-year;
▪increased the number of independent sales agents affiliated with Realogy Brokerage Group by approximately 2%;
▪leveraged the need for virtual and digital solutions via a range of tools to assist consumers with virtual staging, virtual showings, and remote online notarization for title, escrow and settlement closings; and
▪improved our debt profile, including by:
◦reducing net debt $493 million during 2020 (excluding securitizations);
◦eliminating any balance on our revolving credit facility at December 31, 2020;
◦extending maturities through a refinancing transaction in June 2020; and
◦positioning the Company to execute significant refinancing transactions in January and February 2021, including:
*the issuance of $900 million in unsecured notes due 2029, the proceeds of which were used to pay down senior secured debt, and
*the extension of a portion of our senior secured debt from 2023 to 2025, subject to certain earlier springing maturity.
▪remained focused on expense management, realizing approximately $80 million of cost savings for full year 2020 from initiatives beyond the temporary cost saving measures in place during the second and third quarters of 2020

Environmental, Social and Governance Program.
Since 2020, the Nominating and Corporate Governance Committee has had oversight responsibility for the Company’s Environmental, Social and Governance, or ESG, initiatives, with the full Board receiving an annual report on the Company’s progress on ESG matters. The Company releases a corporate responsibility report on an annual basis, which can be reviewed on our website at www.realogy.com under the Responsibility page.
The Company and Board has historically focused on governance topics, including Board and management structure, best corporate governance practices, risk management, transparent and accurate information disclosure and strong auditing and compliance. Based on investor feedback during the past three Board-led Investor Outreach Programs, the Board believes that our stockholders view strong governance practices as the linchpin to an effective ESG program. Our key governance practices are outlined throughout this Governance of the Company section of the proxy statement.
Social issues, including diversity and inclusion—both at Realogy and in the real estate community—are a priority for the Company. Over half of our executive officers are women or ethnically diverse. Internally, we have long-standing Employee Resource Groups, each with its own business leader sponsor, that support and promote an inclusive culture company at Realogy. The executive team has set as a priority identifying development opportunities for minority employees with high leadership potential.
Externally, Realogy is a leader at several national real estate associations that promote the success of ethnically diverse real estate professionals. In 2020, Coldwell Banker® launched its Inclusive Ownership program to expand our reach and give minority, women, LGBTQ+ and veteran entrepreneurs in the real estate industry a clear path to broker ownership. Ten brokerages joined the brand as part of this program in 2020.

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We do not manufacture products or own significant real property. Despite our limited environmental footprint, we seek to mitigate our environmental impact. For example, our headquarters building interior is LEED Gold certified and the building’s exterior is LEED Silver certified by the Green Building Certification Institute.
The protection of the health and safety of our employees is a Company priority. Throughout the COVID-19 crisis we have worked to comply with state and local regulators to ensure safe working conditions for our employees. At December 31, 2020, approximately 20% of our employees worked remotely on a full-time basis, other employees, in particular consumer-facing employees at our company owned brokerages, were operating in an office-based environment, while other employees remained on a hybrid model. We continue to monitor the COVID-19 crisis and are prepared to pivot as needed for the health and safety of our employees.

Ethisphere® Institute, the leading international business ethics think-tank, has recognized us as one of the World's Most Ethical Companies in each of the past ten years.

Oversight of Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board focuses on the key risks facing us and our risk management strategy and seeks to ensure that risks—inherent and undertaken by us—are consistent with a level of risk that is appropriate for our Company and the achievement of our business objectives and strategies.
Realogy's enterprise risk management (“ERM”) program recognizes the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission, as well as the 2017 update issued by the same, but our Company has fashioned a process that integrates our specific goals and objectives.
A Risk Management Committee, chaired by our General Counsel and comprised of key members of management, meets regularly and plays a core role in the identification, monitoring, mitigation and management of the risks the Company faces. Our Head of Internal Audit reports directly to the Audit Committee and our Chief Ethics & Compliance Officer has a dotted-line reporting relationship to the Audit Committee, and each of these officers regularly participate in executive sessions with the Audit Committee. Our ERM program is facilitated by our Vice President, ERM.
In 2020, an integrated risk assessment was performed by Internal Audit in collaboration with ERM and Ethics & Compliance, with the results driving our 2021 Internal Audit and 2021 Ethics & Compliance Plan.
On a regular basis, management presents to the Board, or the applicable Board committees, a comprehensive review of the Company’s ERM processes, including risk assessment and risk management as well as updates on key risks that have been identified and assessed during the year and the strategies management has developed for managing them.
During 2020, these topics included the Company's potential exposure to risks related to:
▪competition, including industry and financial disruption;
▪earnings growth,
▪capital structure,
▪technology delivery,
▪cybersecurity and data privacy,
▪key strategic third-party relationships and customer concentration,
▪talent, and
▪other macroeconomic factors and operational matters.
Throughout the year, at other meetings of the Board and, as applicable, Board committees, senior management presents updates on specific Company risks and trends, including emerging and existing competitive trends. In the course of reviewing the Company’s strategic initiatives throughout the year, and in one in-depth two-day meeting devoted solely to strategy, the Board considers whether the strategies are appropriately aligned to mitigate the risks identified in the ERM process as well as to act upon opportunities intended to keep the Company well-positioned for the future.
The Board and the applicable Board committees regularly review information regarding, and risks associated with, our finances, credit, liquidity, operations, legal and regulatory obligations, talent development, executive compensation, information technology (including cybersecurity and data privacy risks) and business strategy, including measures management has taken and will take to mitigate risks.

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The Audit Committee is charged with reviewing our processes with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to mitigate these risks to an acceptable level.
The Audit Committee also shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity. The Audit Committee or Board are briefed on these matters on a quarterly basis.
The Compensation Committee is responsible for overseeing the management of risks relating to talent, succession and executive compensation.
The Nominating and Corporate Governance Committee oversees the management of risks associated with the independence and composition of the Board, including that the Board has the appropriate skills and competencies necessary for effective oversight, as well as risks related to the reputation of the Company and potential conflicts of interest. In addition, the Nominating and Corporate Governance Committee revised its charter in early 2020 to assume responsibility for the monitoring of the Company's corporate social responsibility efforts, including with respect to environmental, sustainability, and related social and governance matters.
While each committee is responsible for evaluating certain risks and overseeing the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.
As part of its oversight of the Company's executive compensation program, the Compensation Committee annually considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile as well as risks related to succession planning and talent management.
In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a material risk to the Company.
To assist the Compensation Committee in its assessments of the Company's compensation risk profile, Internal Audit assessed the reasonableness of the criteria and assumptions that are used by the Company to identify the risks associated with the Company's material incentive-based compensation programs. Our Chief Human Resources Officer evaluated the results. Multiple factors were considered as part of Internal Audit's assessment, including incentive compensation criteria and payment limits, compensation mix, number of participants and risk mitigation factors. The results of the validation procedures were presented by Internal Audit to both management and the Compensation Committee. The Committee's independent compensation consultant also reviewed the results. The Compensation Committee considered the results in making its determinations regarding the Company's executive compensation program and its compensation policies and procedures.
Based on these reviews and procedures, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
While the Board and the committees oversee our risk management, our CEO and other members of senior management (including the Risk Management Committee) are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. We believe this division of responsibility is the most effective approach for addressing our risk management.

Succession Planning
The Board is responsible for the development, implementation and periodic review of a succession plan for our Chief Executive Officer and each member of the senior leadership team who is an executive officer of the Company, referred to herein as the Executive Committee. The Executive Committee includes the Chief Financial Officer, the Chief Executive Officer of each of our three business units, the Chief Executive Officer of Cartus Relocation Services and Realogy Leads Group, the two Chief Technology Officers, the Chief People Officer and the General Counsel. The Board works with the Compensation Committee (and, as appropriate, the Nominating and Corporate Governance Committee) with respect to the Company's programs and plans in the areas of talent development and succession planning. The November 2020 meeting of the Board was focused on these areas.
In 2020, the Board oversaw the promotion of Sue Yannaccone, a veteran leader with deep expertise in the industry, to president and CEO of Realogy Franchise Group, and the elevation of both Rizwan Akhtar and Nashira Layade to Chief Technology Officer positions. In January 2021, the Board approved the appointment of Tanya Reu-Narvaez, a

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Realogy veteran since 2002, to the position of Chief People Officer (replacing the role of Chief Human Resources Officer at the Company).
The Board has an emergency succession plan in the event of an unexpected disability or inability of our Chief Executive Officer to perform his duties.

Availability of Corporate Governance Documents
Please visit our website at www.realogy.com under the Governance page for the Board's Corporate Governance Guidelines, Director Independence Criteria, the Code of Ethics for Employees, the Code of Business Conduct and Ethics for Directors, the Board-approved charters for the Audit, Compensation and Nominating and Corporate Governance Committees and related information. These guidelines and charters may be obtained by writing to our Corporate Secretary at Realogy Holdings Corp., 175 Park Avenue, Madison, New Jersey 07940.

Code of Business Conduct and Ethics
Our Board has adopted a code of ethics (the "Code of Conduct") which applies to all officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is available on the Governance page of Realogy's website at www.realogy.com. The purpose of the Code of Conduct is:
▪to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
▪to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company;
▪to protect Company information and assets; and
▪to promote compliance with all applicable laws, rules and regulations that apply to the Company and its officers.
The Board has adopted a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. The Code of Business Conduct and Ethics for Directors is available on the Governance page of Realogy's website at www.realogy.com.
Copies of the Code of Conduct and the Code of Business Conduct and Ethics for Directors may also be obtained free of charge by writing to our Corporate
Secretary. We will disclose on our website any amendment to or waiver from a provision of our Code of Conduct that applies to any Director or executive officer, including our CEO, CFO or Chief Accounting Officer.

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board Committees, Director Independence Criteria, Code of Ethics for Employees and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the NYSE and those contained in SEC rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Governance page of our website at www.realogy.com.

Director Independence Criteria
NYSE listing standards and our Corporate Governance Guidelines require the Board to affirmatively determine annually whether each Director satisfies the criteria for independence and has no material relationship with Realogy Holdings other than as a Director. The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria are available on the Governance page of our website at www.realogy.com.
A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:
▪No relationships that would disqualify independence under NYSE listing standards;
▪No personal services contract in the last three years with Realogy Holdings or any of its executive officers; and
▪No control position with a non-profit organization that has received more than the greater of (i) 2% of the consolidated gross revenues of such organization during any single fiscal year or (ii) $1,000,000, either directly or indirectly from Realogy Holdings within the last three years.

Determination of Director Independence
During the Board's annual review of the independence of the Directors, the Board considered whether there are any relationships between each

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Director (or any member of his or her immediate family) and us and our subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors (or any member of their immediate family or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and us. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.
As a result of this review, the Board affirmatively determined that, under NYSE listing standards and our Director Independence Criteria:
▪All of the members of our Board are Independent Directors, other than our CEO; and
▪All members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology and Data Committee are Independent Directors.
The Board also determined that none of the Independent Directors had or has any material relationship with us other than as a Director.
In making these determinations, the Board took into consideration the transaction described under the heading Related Person Transactions on page 31, including that several of our Independent Directors and/or their immediate family members, either before they joined the Board or during their tenure as Directors, utilized the brokerage services of our company-owned brokerages and/or our franchisees in the purchase or sale of residential real estate and/or the Company's title and settlement services in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions.

Board Leadership Structure
Michael J. Williams became our Independent Chairman on December 31, 2017. Mr. Williams previously served as the Board's Lead Independent Director (from late 2013) and has been a Director since 2012.
The Board has no fixed policy on the separation of the CEO and Chairman roles and our Bylaws allow for these roles to be either combined or separated. This flexibility allows our Board to choose a different Board leadership structure if and when it believes it is in the best interests of the Company based on current circumstances. In making this determination, the Board considers a number of factors, including the position and direction of the Company, the specific needs of our business, and the constitution of the Board and management team.
The Board currently believes that the separation of the CEO and Chairman roles is the most appropriate leadership structure for the Company at this time, as it allows Mr. Schneider to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Williams to focus on leading the Board, providing its advice and counsel to Mr. Schneider, and facilitating the Board’s independent oversight of management.
The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the Board and the Company at such time.
In his capacity as Independent Chairman of the Board, Mr. Williams:
▪presides at all meetings of the Board and stockholders;
▪acts as an adviser to Mr. Schneider on strategic aspects of the CEO role with regular consultations on major developments and decisions germane to the Board's oversight responsibilities;
▪serves as a liaison between the CEO and the other members of the Board, including providing feedback to the CEO from the other members of the Board after each meeting of the Board;
▪coordinates with Directors between meetings and encourages and facilitates active participation of all Directors;
▪sets Board meeting schedules and agendas in consultation with the CEO and corporate secretary;
▪reviews Board materials, including drafts of key presentations and consultations with members of senior management;
▪has the authority to call meetings of the Independent Directors or of the entire Board; and
▪monitors and coordinates with management on corporate governance issues and developments.

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Committee Membership
The following chart provides the membership of our standing committees in 2020:

Director(1)	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Technology and Data Committee	Ad Hoc Transactions Committee(2)
Fiona P. Dias	—	M	—	M	—
Matthew J. Espe	—	M	M	—	—
V. Ann Hailey	C	—	M	—	M
Bryson R. Koehler	—	—	—	M	—
Duncan L. Niederauer	—	C	—	M	M
Enrique Silva	M	—	—	—	—
Sherry M. Smith	M	—	M	—	—
Christopher S. Terrill	—	—	—	C	—
Felicia Williams(3)	M	—	—	—	—
Michael J. Williams	M	M	C	—	C
Meetings held in 2020	14	7	7	4	5
_______________
M = Member    C = Chair
(1) Each member of each Committee is an Independent Director.
(2) Established in 2020.
(3) Ms. Williams joined the Board and became a member of the Audit Committee on March 18, 2021.
The full Board generally holds 10 regular meetings, five of which are full meeting that include regular committee sessions, one of which is a two-day strategy session and the balance of which are update meetings to review company performance and recent developments. Given the weekly meetings that occurred during the height of the COVID-19 crisis, during 2020, the Board held 19 meetings.
Each Director nominated for election attended at least 75% of the aggregate total number of meetings of the Board and the committees of the Board on which the Director served in 2020.
As noted in the chart above, during 2020, the Board formed an Ad Hoc Transactions Committee that is focused on capital structure and capital allocation considerations and other finance matters, including our debt profile, as well as corporate transactions.
Directors fulfill their responsibilities not only by attending Board and committee meetings and review of meeting materials, but also through communication with the Independent Chairman and the CEO and other members of management relative to matters of mutual interest and concern to Realogy Holdings.
In addition, when circumstances allow, individual Directors arrange periodic visits to the Company's offices where they meet with members of management to gain a deeper understanding of Company operations. Directors have also attended conferences and other strategic events, both in-person and virtually.

Committees of the Board
The following describes our standing Board Committees and related matters. The Charter for each committee is available on the Governance page on our website at www.realogy.com.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management regarding:
▪systems of internal control over financial reporting and disclosure controls and procedures;
▪the integrity of the financial statements;
▪the qualifications, engagement, compensation, independence and performance of the independent auditors and the internal audit function;
▪compliance with legal and regulatory requirements and the Company's ethics program;

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▪review of material related party transactions; and
▪compliance with, adequacy of, and any requests for written waivers sought with respect to any executive officer or Director under, the code of ethics.
The Audit Committee is charged with reviewing our policies with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to control these risks. The Audit Committee also shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity and data privacy, as well as legal risks.
The Board has direct oversight of operational and strategic risks while the Compensation Committee addresses compensation, talent management and succession planning related risks. For a more detailed discussion of the oversight of risk management, see "—Oversight of Risk Management."
All members of the Audit Committee are Independent Directors under the Board's Director Independence Criteria and applicable SEC and NYSE listing standards. The Board in its business judgment has determined that all members of the Audit Committee are financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board has also determined that V. Ann Hailey, Felicia Williams, Michael J. Williams and Sherry M. Smith are audit committee financial experts within the meaning of applicable SEC rules.
Compensation Committee
The purpose of the Compensation Committee is to:
▪oversee management compensation policies and practices, including, without limitation, reviewing and approving, or recommending to the Board:
◦the compensation of our CEO and other executive officers;
◦management incentive policies and programs;
◦equity compensation programs; and
◦stock ownership and clawback policies;
▪review and make recommendations to the Nominating and Corporate Governance Committee with respect to the compensation and stock ownership policies for Directors;
▪provide oversight concerning selection of officers and severance plans and policies;
▪review and discuss with management the Company's compensation discussion and analysis that is included in this proxy statement; and
▪no less frequently than annually review the talent development and succession plans for the Company's executive officers (other than the CEO) and key individuals within the Company's senior leadership group (officers who report to the CEO's direct reports) and make recommendations to the Board as appropriate regarding possible successors for these positions.
For additional information regarding the Compensation Committee's processes and procedures, see below under "Executive Compensation—Compensation Discussion and Analysis—Role of Committee, Advisors and Executives in Setting Executive Compensation."
All of the members of the Compensation Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards. Each member of the Compensation Committee is a “non-employee” Director as defined in the Securities Exchange Act of 1934, as amended.
Nominating and Corporate Governance Committee
The principal duties and responsibilities of our Nominating and Corporate Governance Committee include the following:
▪implementation and review of criteria for membership on our Board and its committees;
▪identification and recommendation of proposed nominees for election to our Board and membership on its committees;
▪monitor corporate social responsibility matters;
▪oversee governance matters, including the development and recommendation to the Board of a set of corporate governance principles applicable to the Company;
▪review, and recommendation to our Board, of compensation, reimbursement and stock ownership policies for Directors; and
▪oversee the evaluation of the Board.
All of the members of the Nominating and Corporate Governance Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.

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Technology and Data Committee
The principal duties and responsibilities of our Technology and Data Committee are to assist the Board in fulfilling its oversight responsibilities with respect to the role of technology and data in executing the business strategy of the Company including, but not limited to:
▪technology and data strategy and performance;
▪major investments in technology and data projects (including, technology infrastructure and the development of products and services); and
▪technology trends.
All of the members of the Technology and Data Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.

Executive Sessions of Independent Directors
The Independent Directors met without any members of management present in executive session at each of the Board meetings held in 2020. During 2020, Michael Williams, the Independent Chairman of the Board chaired these sessions. Committees of the Board also regularly hold executive sessions without management present. These sessions are led by the Committee Chairs.

Director Attendance at Annual Meeting of Stockholders
As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting of stockholders absent exceptional cause. All of our then-serving Directors were in attendance at the 2020 Annual Meeting of Stockholders, which was held in a virtual-only format given the COVID-19 crisis.

Communications with the Board and Directors
Stockholders and other parties interested in communicating directly with the Board, an individual Independent Director or the Independent Directors as a group may do so by writing our Corporate Secretary at Realogy Holdings Corp., 175 Park Avenue, Madison, New Jersey 07940. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and, in her discretion, not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

Compensation of Independent Directors

Independent Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.
The Board has established guidelines with respect to the compensation of our Directors. These guidelines designate a portion of the compensation of our Directors to be paid in restricted stock unit awards.
The Compensation Committee undertakes an annual review of the competitiveness of the compensation paid to the Company's Directors and receives advice from its independent compensation consultant on market comparables. See "Compensation Discussion & Analysis—Role of Committee, Advisors and Executives in Setting Executive Compensation" on page 55. The Compensation Committee recommends changes, if any, to the Nominating and Corporate Governance Committee, which in turn makes recommendations to the Board.
In light of the disruption and uncertainty created by the evolving COVID-19 pandemic, in April 2020, the Board determined to waive the cash portion of the Board fee for the third quarter of 2020 and to reduce the equity portion of the Board's 2020 retainer by setting the price used for determining the number of restricted stock units ("RSUs") granted under the annual RSU award at no lower than the closing price of the Company's stock on February 27, 2020 ($9.70 per share), which was the date that the Compensation Committee granted equity awards to the Company's executive officers. Absent this action, the number of RSUs granted under the annual RSU award would have been determined using $3.73 per share, the closing stock price on the May 6, 2020 date of grant.

No increases to the annual director retainer or standing committee retainers have been approved since May 2016.

The Board is subject to stock ownership guidelines for Directors as discussed under "Governance of the Company—Independent Director Stock Ownership Guidelines" on page 17 pursuant to which the Independent Directors must retain a meaningful portion of their equity compensation.

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The following table sets forth the compensation for services payable to our Directors as of December 31, 2020, both before and after the reduction in Board fees applicable only in 2020:

Compensation(1)
Annual Director Retainer Paid in Cash (unreduced)	$75,000
2020 Reduced Annual Director Retainer Paid in Cash	56,250
Value of Annual Director Retainer Paid in Restricted Stock Units (unreduced)(2)	$140,000
2020 Reduced Value of Annual Director Retainer paid in RSUs(2)	53,835
Annual Independent Chairman of the Board Retainer Paid in Cash (unreduced)(3)	$150,000
2020 Reduced Annual Independent Chairman of the Board Retainer Paid in Cash(3)	112,500
Annual Independent Chairman of the Board Retainer Paid in Restrict Stock Units (unreduced)(2)(3)	$250,000
2020 Reduced Value of Annual Independent Chairman of the Board Retainer paid in RSUs(2)(3)	96,137
Audit Committee Chair Retainer	$20,000
Audit Committee Member Retainer	$15,000
Compensation Committee Chair Retainer	$15,000
Compensation Committee Member Retainer	$10,000
Nominating and Corporate Governance Committee Chair Retainer	$10,000
Nominating and Corporate Governance Committee Member Retainer	$7,500
Technology and Data Committee Chair Retainer	$10,000
Technology and Data Committee Member Retainer	$7,500
_______________
(1)Members of the Board who are also officers or employees of Realogy Holdings or its subsidiaries (i.e., our CEO) do not receive compensation for serving as Directors. A Chair of a committee receives a Chair fee as well as a fee as a member of that committee.
(2)Amounts shown reflect grant date fair market value.
(3)The Independent Chairman of the Board is not entitled to receive the Annual Director Retainers.

Cash fees are paid in advance on a quarterly basis on the first day of a quarter and the equity portion of the Annual Retainer and Annual Independent Chairman Retainer is granted immediately following the annual meeting of stockholders (or in the case of Directors joining the Board between annual meetings, on or about the date they are appointed to the Board). The restricted stock unit awards vest one year following the date of grant. Directors may elect to receive fully vested shares of common stock in lieu of cash fees.
In the case of a new Director appointed in between annual meetings of stockholders, the RSU award is pro-rated for the period between the date of grant and the first anniversary of the immediately preceding annual meeting of stockholders.
A Director may also defer cash fees and eligible equity awards, including restricted stock units, under the Realogy Director Deferred Compensation Plan. Cash fees deferred will be in the form of deferred stock units settled in shares of our common stock. The number of deferred stock units issuable in connection with a deferral of cash fees is calculated by dividing the amount of the deferred cash fees by the fair market of our common stock on the date of grant.
Deferred stock units are eligible to accrue dividend equivalent units, the value of which are factored into the grant date fair value. Generally, a Director's deferral will be paid on a fixed date elected by the Director, or, if earlier, on the first anniversary following a Director's separation from service for elections made prior to December 11, 2014 or on the last business day of the quarter following a Director's separation of service for elections made on or after December 11, 2014. A Director may elect to receive deferred payments in a single lump-sum payment or payments over time.
A Director who serves on our Board does not receive any additional compensation for service on the Board of Directors of our subsidiaries.
We reimburse Independent Directors for all travel and other expenses incurred in connection with attending Board and Committee meetings and for continuing director education programs they attend.

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The following sets forth information concerning the compensation of our Independent Directors in 2020:

Name*	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Fiona P. Dias	73,750	53,835	127,585
Matthew J. Espe	73,750	53,835	127,585
V. Ann Hailey	98,750	53,835	152,585
Bryson Koehler	63,750	53,835	117,585
Duncan L. Niederauer	88,750	53,835	142,585
Enrique Silva	71,250	53,835	125,085
Sherry M. Smith	78,750	53,835	132,585
Christopher S. Terrill	73,750	53,835	127,585
Michael J. Williams	155,000	96,137	251,137
_______________
*    Felicia Williams did not join our Board until March 2021 and is not included in the table above.
(1)Amounts have been reduced to reflect that the Board waived the cash portion of Board retainers for the third quarter of 2020 in light of the disruption and uncertainty created by the COVID-19 pandemic.
(2)The amounts reported in the "Stock Awards" column include, for each director, the grant date fair value of restricted stock unit awards granted to each Director in 2020, representing the equity portion of the Director's retainer. In light of the disruption and uncertainty created by the evolving COVID-19 pandemic, the Board reduced the equity portion of the Board's 2020 retainer by setting the price used for determining the number of RSUs granted under the annual RSU award at no lower than $9.70 per share (the closing price of the Company's stock on February 27, 2020, the date that the Compensation Committee of the Board granted equity awards to the Company's executive officers). Absent this action, the number of RSUs granted under the annual RSU award would have been determined using $3.73 per share, the closing stock price on the May 6, 2020 date of grant.
The grant date fair value of equity awards granted in 2020 are computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(3)As of December 31, 2020, the following equity awards were outstanding for each independent director:

Name	Aggregate RSU Awards (#)	Option Awards (#)
Fiona P. Dias	14,433	—
Matthew J. Espe	14,433	—
V. Ann Hailey	14,433	15,364
Bryson Koehler	14,433	—
Duncan L. Niederauer	14,433	—
Enrique Silva	14,433	—
Sherry M. Smith	14,433	—
Christopher S. Terrill	14,433	—
Michael J. Williams	25,774	9,573

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Independent Director Stock Ownership Guidelines
During the Board's 2018 Investor Outreach Program, certain stockholders stressed the importance of stock ownership by management and Board members. In order to further strengthen the linkage with stockholders, the Board increased the stock ownership guidelines applicable to each Independent Director, effective November 2018.
As amended, each Independent Director is required to beneficially own an amount of our stock equal to the greater of:
▪$500,000; or
▪at least five times the cash portion of the annual Director retainer (i.e., $750,000 for our Independent Chairman of the Board or $375,000 for our other Independent Directors).
In addition, the Board eliminated vested stock options as counting toward the stock ownership requirement. Shares of Realogy common stock, deferred stock units, and unvested restricted stock units count as stock ownership. Directors have five years after joining the Board to achieve compliance with the guideline levels. If the guideline levels are not achieved by this compliance deadline, 100% of net shares received from the exercise of stock options or the vesting of any full value award must be retained until compliance is achieved.
All of our Directors met the increased ownership guidelines based on the trailing 20-day trading average stock price as of December 31, 2020, except for Mr. Koehler and Ms. Williams, our newest Board members, who are within the five-year compliance period.
Each of Ms. Hailey and Messrs. Williams and Silva purchased additional shares of Realogy stock on the open market in 2020.

None of our current Directors has ever sold a share of Realogy stock

The following table shows each Independent Director's progress toward achievement of the stock ownership guidelines.

Name*	Shares of Common Stock (#)	RSU Awards (#)	Deferred Stock Units (#)(1)	Total Ownership Value ($)(2)
Fiona P. Dias	—	14,433	36,082	$694,076
Matthew J. Espe	13,537	14,433	20,403	664,645
V. Ann Hailey	37,586	14,433	22,589	1,025,114
Bryson Koehler	13,862	14,433	—	388,773
Duncan L. Niederauer	51,973	14,433	—	912,418
Sherry M. Smith	16,992	14,433	15,269	641,576
Enrique Silva	32,615	14,433	—	646,440
Christopher S. Terrill	29,856	14,433	—	608,531
Michael J. Williams	76,691	25,774	—	1,407,869
______________
*    Felicia Williams joined the Board on March 18, 2021 and was awarded 1,463 restricted stock units.
(1)Includes accrued dividend equivalent units. If a Director elected to defer his or her 2020 RSU award upon vesting in May 2021, such award is reported as deferred in the footnotes to the "Ownership of our Common Stock" table on the next page.
(2)Calculated based on average closing sale price for the 20 trading days immediately prior to the December 31, 2020 measurement date, in accordance with the stock ownership guidelines.

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Ownership of Our Common Stock
The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2021 by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group. At March 10, 2021, there were 116,814,724 shares of common stock outstanding.
The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.
Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
See prior page for a description of the Stock Ownership Guidelines applicable to our independent Directors, which shows achievement against guideline levels and includes deferred stock units held by our Directors (which are not reflected in the table below).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
BlackRock, Inc.(1)	19,136,205	16.4%
The Vanguard Group(2)	17,915,351	15.3%
Southeastern Asset Management, Inc.(3)	8,758,983	7.5%
Tremblant Capital Group (4)	6,451,630	5.5%
Dimensional Fund Advisors LP (5)	6,081,299	5.2%
Ryan M. Schneider (6)	915,172	*
Charlotte C. Simonelli (7)	115,995	*
Marilyn J. Wasser (8)	329,000	*
Katrina L. Helmkamp (9)	75,950	*
Donald J. Casey (10)	303,072	*
Fiona P. Dias (11)	—	*
Matthew J. Espe (12)	27,970	*
V. Ann Hailey (13)	42,750	*
Bryson R. Koehler (14)	28,295	*
Duncan L. Niederauer (15)	66,406	*
Enrique Silva (16)	47,048	*
Sherry M. Smith (17)	16,992	*

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
Christopher S. Terrill (18)	44,289	*
Felicia Williams (19)	—	*
Michael J. Williams (20)	112,038	*
Directors and executive officers as a group (21 persons) (21)	2,279,995	1.9%
_______________
 *    Less than one percent.
(1)The information in the table is based solely upon the Schedule 13G filed by such person with the SEC on January 25, 2021. The principal address for BlackRock, Inc. is 55 East 52nd Street New York, NY 10055. BlackRock, Inc. reported sole voting power over 18,801,862 shares of common stock and sole dispositive power over all 19,136,205 shares of common stock.
(2)The information in the table is based solely upon Amendment No. 8 to Schedule 13G filed by such person with the SEC on February 10, 2021. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard reported sole dispositive power over 17,683,032 shares of common stock, shared voting power over 128,989 shares of common stock and shared dispositive power over 232,319 shares of common stock.
(3)The information in the table is based solely upon Amendment No. 4 to Schedule 13G jointly filed by such person, Longleaf Partners Small-Cap Fund and O. Mason Hawkins, individually with the SEC on February 16, 2021. The principal address for all such filers is 6410 Poplar Ave., Suite 900, Memphis, TN 38119. Southeastern Asset Management, Inc. reported shared voting power over 8,604,368 shares of common stock, no voting power over 154,620 shares of common stock, sole dispositive power over 154,615 shares of common stock and shared dispositive power over 8,604,368 shares of common stock and Longleaf Partners Small-Cap Fund reported shared voting and dispositive power over 8,604,368 shares of common stock. Mr. Hawkins disclaims direct or indirect control over the shares.
(4)The information in the table is based solely upon Amendment No. 1 to Schedule 13G filed by such person with the SEC on February 16, 2021. The principal address for Tremblant Capital Group is 767 Fifth Avenue, New York, New York 10153. Tremblant Capital Group reported sole voting and dispositive power over all 6,451,630 shares of common stock.
(5)The information in the table is based solely upon Amendment No. 2 to Schedule 13G filed by such person with the SEC on February 12, 2021. The principal address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road Austin, Texas 78746. Dimensional Fund Advisors LP reported sole voting power over 5,874,623 shares of common stock and sole dispositive power over all 6,081,299 shares of common stock.
(6)Includes 570,693 shares of common stock underlying options. Does not include 334,741 shares of common stock underlying options, 457,199 shares of common stock subject to restricted stock unit awards and shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2021.
(7)Includes 39,286 shares of common stock underlying options and 38,822 shares subject to a restricted stock unit award. Does not include 39,286 shares of common stock underlying options, 127,934 shares of common stock subject to restricted stock unit awards or shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2021.
(8)Includes 237,992 shares of common stock underlying options. Does not include 46,701 shares of common stock underlying options, 86,753 shares of common stock subject to restricted stock unit awards, 11,743 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become exercisable, issuable or settleable within 60 days of March 10, 2021.
(9)Includes 28,901 shares of common stock underlying options. Does not include 28,902 shares of common stock underlying options, 69,455 shares of common stock subject to restricted stock unit awards and shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2021.
(10)Includes 207,853 shares of common stock underlying options. Does not include 38,734 shares of common stock underlying options, 63,510 shares of common stock subject to restricted stock unit awards and shares issuable under performance share unit awards that do not become exercisable or issuable within 60 days of March 10, 2021.
(11)Does not include 50,515 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2021.

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(12)Includes 14,433 shares subject to vesting under a restricted stock unit award. Does not include 20,403 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2021.
(13)Includes 5,164 shares of common stock underlying options. Does not include 37,022 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2021.
(14)Includes 14,433 shares subject to vesting under a restricted stock unit award.
(15)Includes 14,433 shares subject to vesting under a restricted stock unit award.
(16)Includes 14,433 shares subject to vesting under a restricted stock unit award.
(17)Does not include 29,702 shares issuable under deferred stock units that will not become settleable within 60 days of March 10, 2021.
(18)Includes 14,433 shares subject to vesting under a restricted stock unit award.
(19)On March 18, 2021, Ms. Williams was awarded 1,463 restricted stock units.
(20)Includes 9,573 shares of common stock underlying options and 25,774 shares subject to vesting under a restricted stock unit award.
(21)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 54,948 shares of common stock underlying options. Does not include with respect to such other executive officers 24,445 shares of common stock issuable upon exercise of options, 155,365 shares subject to restricted stock unit awards, 2,654 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become exercisable, issuable or settleable within 60 days of March 10, 2021.

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PROPOSAL 1: ELECTION OF DIRECTORS

Process for Nominating Directors
The Nominating and Corporate Governance Committee of our Board, which we refer to in this "Election of Directors" section as the "Committee," is responsible for identifying, recruiting, evaluating and recommending to the Board nominees for election at the Annual Meeting.
Identification and Evaluation Process. The process for identifying and evaluating nominees to the Board is initiated by Committee and Board discussions concerning the skills and competencies of the current membership of the Board. While the Board does not have any mandatory policies with respect to rotation of committee assignments or chairs, its process for identifying and evaluating nominees does take into account the periodic rotations of committee chairs and committee members. Its process also seeks to address both short-term and longer-term needs of the Board.
Once the need for a new Director has been determined, the Board begins a process to identify a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board, management, stockholders or others and, if the Committee deems appropriate, a third-party search or board advisory firm. Ms. Williams is being nominated for election as director for the first time and was originally proposed to us as a director nominee by a third-party search firm engaged by the Committee to identify potential director candidates.
To help the Committee determine whether Director nominees qualify to serve on our Board and would contribute to the Board's current and future needs, candidates undergo a series of interviews with, and evaluations by, the CEO, the Chair of the Committee and generally one or more other members of the Committee. In addition, candidates complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Candidates are evaluated by the Committee by reviewing the candidates' biographical information and qualifications and checking the candidates' references.
Using the input from the interviews and other information it has obtained, the Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board.
Stockholder Nominations and Bylaw Procedures. The Committee will consider written recommendations from stockholders for nominees for Director. Recommendations for Director candidates should be submitted to the Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of such person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director and the candidate's consent to be named as a Director if selected by the Committee and nominated by the Board.
Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will use a substantially similar evaluation process as described herein for candidates recommended by stockholders as it follows for candidates identified by Directors or management to evaluate nominees for Director recommended by stockholders.
Stockholders also have the right under our Bylaws to directly nominate director candidates.
Qualifying stockholders may also use the proxy access provisions of our Bylaws to nominate director candidates. See "Stockholder Proposals and Nomination of Directors" for additional information.
General Qualifications. The Board believes all Directors should possess certain personal characteristics, including personal and professional integrity, substantial professional achievement, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers. Under our Corporate Governance Guidelines (the "Guidelines"), when evaluating the suitability of individuals for nomination,

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the Committee seeks individuals from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise relevant to Realogy. The Committee takes into account many factors, including but not limited to: the individual's general understanding of the varied disciplines relevant to the success of a mid-cap publicly traded company in today's business environment; understanding of the real estate market and/or an understanding of other relevant business models (e.g., franchising and businesses that have a focus on branding); professional expertise and educational background; experience as a director of a publicly-traded company; and other factors described below. The Committee also considers an individual's ability to devote sufficient time and effort to fulfill his or her Realogy responsibilities, taking into account the individual's other commitments. In addition, the Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy, and when searching for a candidate to serve on the Audit Committee, financial expertise.
When determining whether to recommend a Director for re-election, the Committee also considers the Director's attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities. In addition, under the Guidelines, the Committee generally will not recommend, and the Board will not approve, the nomination for re-election of an Independent Director who has reached the age of 75, unless the Committee, on an annual basis, waives or continues to waive, the mandatory age limitation. An employee Director must offer his or her resignation from the Board upon ceasing to be a Realogy officer though the Committee has the discretion as to whether or not it should accept the resignation.
Diversity. The Guidelines provide that the Committee will consider factors that promote diversity of views and experience when evaluating the suitability of individuals for nomination. The Committee includes, and has any search firm that it engages include, women and minority candidates in the initial pool from which the Committee selects director candidates. The Committee recognizes diversity's benefit to the Board and Realogy, as varying viewpoints contribute to a more informed and effective decision-making process.
As shown in the table on the next page, our current Directors have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers:
▪five Directors (including our CEO) are current or former chief executive officers or presidents of mid- or large-cap publicly traded companies;
▪three Directors are former chief financial or chief accounting officers of publicly traded companies;
▪seven Directors have technology and/or digital marketing experience;
▪three Directors have significant industry or franchise knowledge;
▪three Directors are women;
▪one Director is Hispanic;
▪one Director is Asian;
▪one Director is African American; and
▪the age range for the Directors is 45 to 70.
Annual Board and Committee Evaluations. The Committee conducts annual evaluations of the Board, the Board's committees and individual Directors that assess the experience, skills, qualifications, diversity and contributions of each individual and of the group as a whole.
The results are reported to and discussed with the Chairman of the Board and the Chair of each Board committee, who in turn present and discuss the results with the full Board or applicable committee. The evaluations assess the effectiveness of the Board and its committees and identify areas in which the applicable governing body could enhance its performance. In addition, the Chairman of the Board holds a telephonic meeting with each Director on a quarterly basis at which Directors are able to further share their views on matters related to the Board and the Company.
Individual Skills and Experience. When evaluating potential Director nominees, the Committee considers each individual's professional expertise and educational background in addition to the general qualifications. The Committee evaluates each individual in the context of the Board as a whole. The Committee works with the Board to determine the appropriate mix of backgrounds and experiences that would establish and maintain a Board that is strong in its collective knowledge, allowing the Board to fulfill its responsibilities, represent our stockholders' interests and best perpetuate our long-term success.

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The Committee regularly communicates with the Board to identify characteristics, professional experience and areas of expertise that will help meet specific Board needs, including:
▪operating experience as current or former executives, which gives Directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;
▪leadership experience, as Directors who have served in important leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others;
▪accounting, financial and/or capital markets expertise, which enables Directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;
▪technology and/or digital marketing experience, which provides Directors with a platform to consider strategic marketing initiatives and innovation opportunities;
▪industry or franchising knowledge, which assists in understanding and reviewing our business strategy; and
▪public company board and corporate governance experience at mid-cap or large publicly traded companies, which provides Directors with a solid understanding of their extensive and complex oversight responsibilities—including risk management and strategic planning—and furthers our goals of greater transparency, accountability for management and the Board and protection of stockholders' interests.
The following table highlights each current Director's specific skills, knowledge and experiences. A particular Director may possess other skills, knowledge or experience even though they are not indicated below.

Director Nominees	Director Since	Industry/ Franchise	Operating	Leadership	Accounting, Financial and Capital Markets	Technology and Digital Marketing	Public Company Board/Corporate Governance
Fiona P. Dias	2013		x	x		x	x
Matthew J. Espe	2016		x	x			x
V. Ann Hailey	2008		x	x	x	x	x
Bryson R. Koehler	2019			x		x
Duncan L. Niederauer	2016		x	x	x	x	x
Ryan M. Schneider	2017		x	x	x	x	x
Enrique Silva	2018	x	x	x	x
Sherry M. Smith	2014			x	x		x
Christopher S. Terrill	2016	x	x	x		x	x
Felicia Williams	2021		x	x	x		x
Michael J. Williams	2012	x	x	x	x	x	x
The Board believes that all of the Directors are highly qualified. As the table shows, the Directors have leadership and professional experience, knowledge and skills that qualify them for service on our Board. As a group they represent diverse views, experiences and backgrounds. With the exception of
Mr. Schneider, our CEO, all of our Directors satisfy all of our independence requirements.
All Directors possess the personal characteristics that are essential for the proper and effective functioning of the Board. Each Director biography below contains additional information regarding his or her professional experience, qualifications and skills.

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Board of Directors
At the date of this proxy statement, the Board consists of eleven members, ten of whom are Independent Directors under NYSE listing standards and our corporate governance documents.
In February 2021, the Committee recommended, and the Board nominated, Fiona P. Dias, Matthew J. Espe, Bryson R. Koehler, V. Ann Hailey, Duncan L. Niederauer, Ryan M. Schneider, Enrique Silva, Sherry M. Smith, Christopher S. Terrill, Felicia Williams and Michael J. Williams for election at the Annual Meeting. The nominees, all of whom are current Directors, are standing for election as Directors to hold office for a one-year term expiring in 2022 or until his or her successor has been duly elected and qualified. Each nominee has consented to his or her nomination for election to the Board.
The information below regarding the age of each Director nominee is as of March 10, 2021, and includes each Director's professional experience, educational background and qualifications. The information also sets forth the public company directorships each Director currently holds or has held during the past five years.
If a Director nominee should become unavailable to serve as a Director, an event that we do not anticipate occurring, the persons named as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of Directors on our Board.

Stockholder Voting for Election of Directors
Pursuant to the Bylaws, Directors are each elected by a majority of the votes cast with respect to that nominee in uncontested elections. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors.
Under the Board's Director Resignation Policy, each incumbent Director who fails to receive the required vote for election or re-election in an uncontested election is required to submit a contingent, irrevocable resignation that the Board may accept. The Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. In making this recommendation, the Committee will consider all factors deemed relevant by its members.
The Board is required to act on the resignation within 90 days following the date of the stockholders' meeting at which the election of the Directors occurred. In considering the Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives the Board believes to be relevant. We will promptly publicly disclose the Board's decision and process in a report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this committee and Board process.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:
Nominees for Election to the Board
Fiona P. Dias         Director since June 2013
Committees:
▪Compensation (since Aug. 2013)
▪Technology & Data (since Aug. 2018)
Additional Public Directorships (current):
▪Qurate Retail, Inc.
Business Experience and Biographical Information: Ms. Dias, age 55, is currently Principal Digital Partner at Ryan Retail Consulting, a global consulting firm, and has held that position since January 2015. Previously, she was Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014. Before that, she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions, from February 2007 to June 2011. Prior to 2007, Ms. Dias was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Inc., Pennzoil-Quaker State Company and The Procter & Gamble Company. Ms. Dias was formerly a member of the Board of Directors of Advance Auto Parts, Inc. from September 2009 to May 2019.
Skills and Qualifications: Ms. Dias possesses extensive experience in marketing and managing consumer and retail brands. Her experience with developing, implementing and assessing marketing plans and initiatives allows the Board to benefit from her marketing expertise. In addition, Ms. Dias' e-commerce and digital marketing experience with a broad spectrum of brands aligns well with the Board's review and assessment of the Company's multi-brand strategies. Her position as a Director of other public companies also enables her to share with the Board her experience with governance and compensation issues facing public companies.

Matthew J. Espe     Director since Aug. 2016
Committees:
▪Compensation (since Dec. 2017)
▪Nominating & Corporate Governance (since Aug. 2018)
Additional Public Directorships (current):
▪WESCO International, Inc.
▪Foundation Building Materials, Inc.
▪Periphas Capital Partnering Corporation
Business Experience and Biographical Information: Mr. Espe, age 62, serves as an operating partner at Periphas Capital, a private investment firm (since 2018), Strategic Value Partners Global, a global investment firm (since 2018), and Advent International, a global private equity firm (since 2017). He served as the Chief Executive Officer of Radial, an omnichannel commerce technology and operations provider, from February 2017 until its acquisition by bpost in November 2017. Prior thereto, he served as the President and Chief Executive Officer of Armstrong World Industries, Inc., a publicly traded global producer of flooring products and ceiling systems, from 2010 until 2015. Before joining Armstrong, he was Chairman and Chief Executive Officer of Ricoh Americas. Prior to that role, Mr. Espe was Chairman of the board of directors and Chief Executive Officer of IKON Office Solutions, Inc. from 2002 to 2008. Mr. Espe began his career at General Electric Company. He was with GE for more than 20 years, where he served in various leadership roles in Europe, Asia and the United States, last as President and Chief Executive Officer of GE Lighting. Mr. Espe was formerly a member of the Boards of Directors of Veritiv Corporation from 2016 to 2017 and NCI Building Systems, Inc. from 2015 to 2017 as well as Armstrong World Industries, Unisys Corporation and Con-Way Inc.
Skills and Qualifications: Mr. Espe brings to the Board significant leadership experience, including serving as a CEO of two publicly traded companies. His skills include strategic vision, operational efficiency and driving change throughout an organization. His homebuilding experience also provides the Board with another perspective on the residential real estate industry. Mr. Espe also has extensive corporate governance experience including his service on boards of publicly traded companies.

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V. Ann Hailey     Director since Feb. 2008
Committees:
▪Audit Chair (since Feb. 2008)
▪Nominating & Corporate Governance (since Oct. 2012)
Additional Public Directorships (current):
▪W.W. Grainger, Inc.
Business Experience and Biographical Information: Ms. Hailey, age 70, spent ten years with L Brands, Inc. (formerly Limited Brands, Inc.), where she served as Executive Vice President and Chief Financial Officer from 1997 to 2006, as Executive Vice President of Corporate Development from 2006 to 2007 and as a board member from 2001 to 2006. Previously, Ms. Hailey spent 13 years at PepsiCo, Inc. in various leadership positions, including Vice President, Headquarters Finance, Pepsi-Cola Company and Vice President, Finance and Chief Financial Officer of the Pepsi-Cola Fountain Beverage and USA Divisions, as well as holding positions in the marketing and human resources functions. In addition, Ms. Hailey held leadership roles at Pillsbury Company and RJR Nabisco Foods, Inc. as well as gaining experience in on-line businesses as the President, Chief Executive Officer and Chief Financial Officer of Famous Yard Sale, Inc., an online marketplace, from July 2012 to March 2014 and as Chief Financial Officer of Gilt Groupe, Inc. from 2009 to 2010. She served as a member of the Board of Directors of TD Ameritrade Holding Corporation from 2016 until its acquisition by The Charles Schwab Corporation in October 2020, Avon Products, Inc. from 2008 to March 2016 and Federal Reserve Bank of Cleveland from 2004 to 2009, where she served as Audit Committee Chair from 2006 through 2009.
Skills and Qualifications: Ms. Hailey has spent her career in consumer businesses and brings key financial and operations experience to the Company. In particular, Ms. Hailey possesses broad expertise in finance, strategic planning, branding and marketing, retail goods and sales and distribution on a global scale. Ms. Hailey's positions as chief financial officer, her current and prior service on the audit committees of other public companies and as Audit Chair of the Cleveland Federal Reserve and her accounting and financial knowledge, also impart expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets. Through her most recent experiences at Gilt Groupe Inc. and Famous Yard Sale, Ms. Hailey added experience in Internet site development and selling as well as new venture management and funding.
Bryson R. Koehler     Director since Jan. 2019
Committees:
▪Technology & Data (since Jan. 2019)
Additional Public Directorships (current):
▪None
Business Experience and Biographical Information: Mr. Koehler, age 45, has served as Chief Technology Officer at Equifax Inc. since June 2018, where he is responsible for leading Equifax’s global product and information technology strategy and development. From November 2016 to June 2018, Mr. Koehler was Chief Technology Officer for the IBM Watson and Cloud Platform, the division that encompasses the cognitive and AI computing capabilities of Watson machine learning. From July 2012 to November 2016, he served as Chief Technology and Information Officer at The Weather Channel Companies (TWCC), which was acquired in 2016 by IBM. Before joining TWCC, Mr. Koehler served as Senior Vice President of Global Revenue and Guest Technology at the Intercontinental Hotels Group from January 2002 to December 2011.
Skills and Qualifications: Mr. Koehler brings to the Board his exceptional experience in cloud computing, data analytics, Artificial Intelligence (AI), technology architecture development and specialized applications. Mr. Koehler’s proficiency in driving technology and data change at large publicly traded companies and his expertise in overseeing the strategic vision, development, technical operations, financial planning, and execution of technology initiatives, paired with his experience leading global product development and technology teams, led the Board to consider him well-qualified to serve as a director of the Company.

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Duncan L. Niederauer      Director since Jan. 2016
Committees:
▪Compensation Chair (since May 2016)
▪Technology & Data (since Aug. 2018)
Additional Public Directorships (current):
▪First Republic Bank
Business Experience and Biographical Information: Mr. Niederauer, age 61, is a founder and managing member of Transcend Wealth Collective, a financial advisory firm, and a co-founder of Communitas Capital Partners, a venture capital firm. He previously served as chief executive officer of NYSE Euronext (the “NYSE”) from December 2007 until the NYSE’s merger with Intercontinental Exchange in November 2013, and thereafter continued to serve as chief executive officer of the NYSE until his retirement in August 2014. Prior to joining the NYSE, Mr. Niederauer worked at Goldman Sachs for 22 years, where he was a partner and co-Head of the Equities Division Execution Services and Head of Electronic Trading and e-Commerce Strategy. Mr. Niederauer was formerly a member of the Board of Directors of GEOX S.p.A. (Milan Stock Exchange) from 2014 to 2019.
Skills and Qualifications: Mr. Niederauer is well qualified to serve as a member of the Board based on his experience at Goldman Sachs as well as his role as CEO of the NYSE. In addition to his leadership skills, Mr. Niederauer has a keen understanding of the capital markets and the impact that technology may have on a business, both as an enabler and a disrupter.
Ryan M. Schneider     Director since Oct. 2017
Committees:
▪None
Additional Public Directorships (current):
▪Anthem, Inc.
Business Experience and Biographical Information: Mr. Schneider, age 51, has served as our Chief Executive Officer and President since December 31, 2017 and as a director since October 20, 2017. From October 23, 2017 until his appointment as our CEO and President, Mr. Schneider served as the Company’s President and Chief Operating Officer. Prior to joining the Company, Mr. Schneider served as President, Card of Capital One Financial Corporation (“Capital One”), a financial holding company, from December 2007 to November 2016 where he was responsible for all of Capital One’s consumer and small business credit card lines of business in the United States, the United Kingdom and Canada. Mr. Schneider held a variety of other positions within Capital One from December 2001 to December 2007, including Executive Vice President and President, Auto Finance and Executive Vice President, U.S. Card. From November 2016 until April 2017, he served as Senior Advisor to Capital One. Under the terms of his employment agreement, Mr. Schneider serves as a member of the Board of Realogy.
Skills and Qualifications: Mr. Schneider’s current responsibilities and leadership as Chief Executive Officer of the Company, coupled with his executive management and leadership expertise, his wealth of experience in leveraging Big Data, rigorous analytics and new technology, as well as his extensive knowledge of the complex strategic, operational and regulatory issues faced by global public companies make him well qualified to serve on the Board. In addition, Mr. Schneider's service on the board of another public company allows him to offer broader perspectives on corporate governance topics to the Board.

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Enrique Silva         Director since Aug. 2018
Committees:
▪Audit (since Aug. 2018)
Additional Public Directorships (current):
▪None
Business Experience and Biographical Information: Mr. Silva, age 55, has accepted an offer to become Chief Executive Officer of Culver Franchising System, LLC (Culver's), effective March 29, 2021. He served as the Chief Executive Officer and President of Checkers Drive-In Restaurants, Inc. from February 2007 to February 2020. For 13 years prior thereto, Mr. Silva served in various leadership positions at Burger King Corporation, including Senior Vice President, Franchise Operations East Zone and Canada, Senior Vice President, U.S. Company Operations, President, Latin America Region, and Vice President and General Counsel, Latin America.
Skills and Qualifications: Mr. Silva brings to the Board extensive executive leadership experience in franchise operations and business strategy. His deep knowledge of operational, financial and legal matters, including with respect to risk management, also led the Board to consider him well-qualified to serve as a director of the Company.
Sherry M. Smith     Director since Dec. 2014
Committees:
▪Audit (since Dec. 2014)
▪Nominating & Corporate Governance (since Aug. 2018)
Additional Public Directorships (current):
▪Deere & Company
▪Piper Sandler Companies
▪Tuesday Morning Corporation
Business Experience and Biographical Information: Ms. Smith, age 59, served as Chief Financial Officer and Executive Vice President of SuperValu Inc., a grocery retailer and food distributor, from December 2010 until August 2013. She previously served as Senior Vice President of Finance from 2006 until 2010, and before that as Senior Vice President of Finance and Treasurer from 2002 until 2005, and in various other capacities with SuperValu from 1987 to 2001, including accounting, audit, controller, compensation, mergers and acquisitions, strategic planning and treasury.
Skills and Qualifications: Ms. Smith is well qualified to serve as a member of the Board based on her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation and strategic planning, and her subject matter knowledge in the areas of finance and accounting.

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Christopher S. Terrill     Director since July 2016
Committees:
▪Technology & Data Chair (since Aug. 2018)
Additional Public Directorships (current):
▪Porch Group, Inc.
▪Z-Work Acquisition Corp.
Business Experience and Biographical Information: Mr. Terrill, age 53, has served as Executive Co-Chairman of Z-Work Acquisition Corp., a special purpose acquisition company (or SPAC), since September 30, 2020. He served as the Chief Executive Officer and a director of ANGI Homeservices, an international digital marketplace for home services that helps connect consumers with home professionals in the United States and other countries under various brands, including HomeAdvisor® and Angie's List, among others, from September 2017 to November 8, 2018. Prior to assuming that role in September 2017, Mr. Terrill served as Chief Executive Officer of HomeAdvisor.com, a wholly owned subsidiary of IAC, from May 2011. Prior thereto, he held senior marketing positions at Nutrisystem.com, the leader in the direct-to-consumer diet space, serving as its Chief Marketing Officer and Executive Vice President of eCommerce from June 2009 to May 2011 and Senior Vice President of e-commerce from January 2007 to June 2009. For one year prior to joining Nutrisystem.com, he served as Vice President of Product and Marketing for Blockbuster.com, the online division of Blockbuster Inc. Additionally, he spent six years with Match.com where he held several senior marketing roles, his last being Vice President of New Brands & Verticals, where he developed and launched new online brands, including Chemistry.com.
Skills and Qualifications: Mr. Terrill brings to the Board relevant experience in the areas of executive leadership, strategic planning and marketing and managing consumer behavior, including direct to consumer brands in the real estate services industry. Mr. Terrill is a seasoned Internet veteran who has specialized in consumer online subscription and marketplace business models.

Felicia Williams Director since March 2021
Committees:
▪Audit (since March 2021)
Additional Public Directorships (current):
▪Meridian Bioscience, Inc.
Business Experience and Biographical Information: Ms. Williams, age 55, has served in senior finance leadership roles at Macy’s, Inc., a premier omni-channel fashion retailer, for the past 17 years, including as an executive officer of Macy’s from 2016 to 2020 in the roles of Interim Chief Financial Officer from June 2020 to November 2020 and Senior Vice President, Controller and Enterprise Risk Officer from June 2016 to June 2020. She served as Senior Vice President, Finance and Risk Management from February 2011 to June 2016 and prior thereto across key corporate finance functions at Macy’s, including treasury, investor relations, risk management, financial services, financial planning and analysis, and internal audit. Ms. Williams is currently serving as Macy’s Fellow for CEO Action for Racial Equity, the first business-led coalition of its kind with a mission to advance racial equity through public policy. Prior to her time at Macy’s, Ms. Williams served in various financial positions at the Coca-Cola Hellenic Bottling Company in Athens, Greece and The Coca-Cola Company in Atlanta, Georgia (June 1994 to June 2004), Bristol-Myers Squibb, New York, New York (May 1990 to June 1994) and Arthur Andersen & Company, Washington, D.C. (June 1987 to May 1990).
Skills and Qualifications: Ms. Williams is well-qualified to serve as a member of the Board based on the breadth of her experience in finance, accounting, auditing and enterprise risk management. She brings to the Board extensive leadership experience and broad-based knowledge of the financial and operational issues affecting complex organizations.

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Michael J. Williams Director since Nov. 2012
Committees:
▪Audit (since Nov. 2012)
▪Compensation (since Jan. 2013)
▪Nominating & Corporate Governance Chair (since August 2013; member since November 2012)
Additional Public Directorships (current):
▪None
Business Experience and Biographical Information: Mr. Williams, age 63, has served as our Independent Chairman of the Board since December 31, 2017 having previously served as our Lead Independent Director (or Presiding Director) since November 2013.
Mr. Williams served as a senior advisor to Sterling Partners, a private equity firm, and as non-executive chairman of Prospect Mortgage, one of its portfolio companies, from November 2012 to June 2014. He acted as the Chairman and Chief Executive Officer of Prospect Mortgage, from June 2014 until the sale of that company in February 2017. He was President and Chief Executive Officer of Fannie Mae, and a member of its Board of Directors and executive committee, from April 2009 to June 2012. He previously served as Fannie Mae's Executive Vice President and Chief Operating Officer from November 2005 to April 2009. Mr. Williams also served as Fannie Mae's Executive Vice President for Regulatory Agreements and Restatement from February 2005 to November 2005, as President, Fannie Mae eBusiness from July 2000 to February 2005 and as Senior Vice President, e-commerce from July 1999 to July 2000. Prior to this, Mr. Williams served in various roles in the Single-Family and Corporate Information Systems divisions of Fannie Mae. Mr. Williams joined Fannie Mae in 1991.
Skills and Qualifications: Mr. Williams' extensive experience in business, finance, accounting, mortgage lending, real estate and the regulation of financial institutions, which he gained during his tenure at Fannie Mae, make him well qualified to serve on the Board.

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RELATED PERSON TRANSACTIONS
The Audit Committee has adopted a written policy on the review, approval, or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. In general, related persons are directors, executive officers, stockholders beneficially owning 5% or more of our outstanding common stock, and immediate family members of any of the foregoing.
Under the policy, transactions with related persons are reviewed in advance by the Chief Compliance Officer, General Counsel and Chief Financial Officer of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officers that the transaction is a related person transaction and the amount involved exceeds $120,000, the transaction will be submitted for review to the Audit Committee or, under certain circumstances, to the Audit Committee Chair. The Audit Committee (or the Chair) may approve or ratify only those transactions that are in, or not inconsistent with, the best interest of the Company and its stockholders. The Chair will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals or ratifications granted. No Director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
Under the policy, certain related person transactions are pre-approved, including:
▪the ordinary course utilization of Company services by a related person;
▪transactions subject to a competitive bidding process and other transactions of a nature that would not require disclosure under SEC rules; and
▪transactions involving an entity in which any related person is employed, provided that such related person is not employed as an executive officer (or its equivalent) of the entity and the transaction does not involve payments to or from such entity that exceed the greater of $750,000 or 1% of the entity's annual gross revenues.
Without any requirement to do so, our Directors and executive officers and their immediate family members from time to time have, and in the future may, utilize the services offered by the Company in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions, including but not limited to engaging our company-owned brokerages (or those of our franchisees) and/or the Company's title and settlement services in the purchase or sale of real estate. These types of transactions have been pre-approved by the Audit Committee. While we do not generally consider ordinary course transactions between related persons and our franchisees to require approval under our policy, we request that our Directors and executive officers inform us whenever they engage in a transaction with any entity connected with the Company as part of our corporate governance controls.
Approved Related Person Transactions. During 2020, the Audit Committee approved the following related person transactions pursuant to the policy:
The Company's vendor relationships with Equifax Inc. pursuant to which (i) the Company licenses certain tools and obtains access to credit reports at an annual cost of approximately $41,000 per year and (ii) Equifax provides information with respect to unemployment claims, at a cost of approximately $76,500 in 2020. These relationships were in place prior to the appointment of Bryson Koehler (an executive of Equifax) to our Board and are not related to the services Mr. Koehler provides the Board or Equifax.

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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis, or the CD&A, focuses on the compensation of our named executive officers for 2020 as set forth below. We refer to this group as our "named executive officers" or "NEOs."
Our Named Executive Officers

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Executive Summary
2020 Financial Results
Realogy had a very strong 2020 even in the face of the COVID-19 pandemic.
Homesale transaction volume was up 13% in January 2020 and 11% in February 2020 compared to the prior year. However, commencing around mid-March 2020, as the pandemic began to unfold in the U.S., we saw an unprecedented drop in housing volume. During that time, we took proactive moves to protect employees, consumers, agents and franchisees.
We moved quickly to execute cost-savings measures to support our operations and realized approximately $150 million of aggregate temporary cost savings in the second and third quarter of 2020 as a result of measures taken in response to the pandemic. Our CEO and each of his direct executive reports agreed to a temporary reduction in base salary, including a reduction of 90% for the CEO and an initial 50% reduction for his direct reports.
While signs of recovery in the residential real estate market began late in the second quarter of 2020, we secured amendments to our senior secured credit facilities in July 2020 to help protect the Company against further downturns. As the recovery continued to gain strength, we prudently reversed substantially all of the temporary cost measures during the third quarter of 2020. Throughout the crisis, we have continued to invest in strategic initiatives to help affiliated agents and franchisees conduct business.
Our strength in geographies and high-end markets, strategic progress, agent and brand power, and technology initiatives, amplified by a strong housing market and favorable mortgage rates in the second half of the year, drove strong results for Realogy in 2020, including:
▪A 13% increase in combined homesale transaction volume (transaction sides multiplied by average sale price) compared with 2019
▪Revenue of $6.2 billion was up ~6% year-over year, with net loss of $360 million, driven primarily by non-cash goodwill and intangible asset impairments
▪Operating EBITDA of $726 million, an increase of 23% over 2019, driven by higher transaction volume and strong performance at our minority-held mortgage origination joint venture
▪Free Cash Flow of $555 million vs. $226 million in 2019
▪A 36% increase in our stock price year-over-year
We continue to hold a market-leading position, although industry competition remains formidable.
2020 Strategic Execution
In 2020, Realogy's leadership team capitalized on our powerful size and scale to advance our strategic initiatives, including:
▪Expanding the base of independent sales agents affiliated with our company owned brokerages, with Realogy Brokerage Group growing affiliated agents by approximately 2% in 2020
▪Attracting new franchise business, with our latest franchise offering—Corcoran—establishing new markets in eight states in 2020
▪Developing compelling technology-driven products and services attractive to agents and consumers, with the COVID-19 crisis driving accelerated adoption of our digital and virtual offerings in 2020
▪Capturing integrated real estate transaction economics, with $226 million of Operating EBITDA in 2020 driven by our title and mortgage businesses
▪Deleveraging and improving our debt profile:
◦reducing net debt (excluding securitizations) by $493 million year-over-year
◦eliminating any balance on our revolving credit facility at December 31, 2020
◦extending maturities through refinancing transactions in 2020 and 2021, including the issuance of $1.450 billion of debt since June 2020 to extend maturities and pay down secured debt.

* See Annex A for a full definition and reconciliation of the non-GAAP measures referenced in this section.

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Strategic Alignment with Compensation
Our Compensation Committee, which we refer to in this CD&A as the "Committee," ties a significant portion of the executive compensation opportunity to performance against the metrics the Committee believes are most directly linked to the successful execution of our strategy and shareholder value, including Operating EBITDA, Free Cash Flow and the generation of stockholder returns that meet or exceed the market.

Historic Payouts under Performance Incentive Plans Demonstrate Rigor
Pre-2020 Payouts above Target:
•Operating EBITDA - not since 2013
•Cumulative Free Cash Flow - Never
•Relative Total Stockholder Return - Never

In addition, in 2020, the Committee adopted a new multi-year performance metric, market share growth, to drive continued execution against strategic imperatives, including the attraction and retention of independent sales agents and franchisees and the delivery of technology-driven products and services designed to enhance their productivity. This market share growth metric is incorporated into the one-time Market Share Performance and Retention Awards granted to our named executive officers in the second half of 2020. See page 52 for additional details.
Realogy's outstanding financial performance in 2020, driven by its rapid response to the COVID-19 crisis, the fruition of management's long-term strategy and a very strong housing market recovery, resulted in above target payouts under our annual cash incentive plan for the first time since 2013. The average payout under our annual cash incentive plan for the period of 2017 to 2019 was 65.3%.
Our three-year performance share units did not pay out or paid out well below target. Under the 2018 to 2020 performance share unit awards 40% of aggregate target shares for our NEOs were earned and realized value was 21% of target (based on our stock price on December 31, 2020). This 79% decline in value is significantly steeper than the 48% decline in our stock price from the date of award (March 1, 2018) to the end of the performance period (December 31, 2020).
The Compensation Committee believes these results demonstrate that our pay-for-performance executive compensation program worked as designed with above target payouts under our annual incentive plan based on our outstanding Operating EBITDA performance in the year, below target payouts for our cumulative free cash flow generation over the 2018 to 2020 period, and no payout under our three-year relative total stockholder return metric.
In the aggregate, the realized value of the performance-based awards earned in 2020 was 78% of target for the three NEOs who participated in all three awards described below (based on our stock price on December 31, 2020).

Plan Operating EBITDA (Annual Cash Incentive)	Cumulative Free Cash Flow (3-year Performance Share Units)	Relative Total Stockholder Return (3-year Performance Share Units)
Measures bottom-line growth and is materially consistent with Operating EBITDA, Realogy’s key metric for evaluating overall performance of our operating business	Measures Realogy's generation of cash to advance key strategic imperatives	Measures returns to our stockholders relative to an index selected by the Committee
Plan Funding in 2020: 200%	Metric Payout in 2020: 72%	Metric Payout in 2020: 0%
Target Goal: $518 Million	Target Goal: $1.619 Billion	Target Goal: Equal to Index
Achievement: $726 Million	Achievement: $1.439 Billion	Achievement: Below threshold
See page 39	See page 48	See page 47

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Executive Compensation Program
We design our compensation programs to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals that will create sustainable growth in stockholder value. To do this, a significant percentage of the compensation opportunity for each executive officer member of our senior leadership team, which we call our Executive Committee, is "at-risk" and includes both annual and long-term incentive awards tied to performance goals intended to reflect growth in our business and in our share price in the short- and long-term, with the remaining portion of target direct compensation paid in fixed base salary.
In 2020, we continued to place most of the target direct compensation opportunity of our executives “at risk,” with incentive programs tied to financial performance measures and our stock price performance. We use metrics that target stockholder priorities—EBITDA growth, Free Cash Flow generation and relative total stockholder return.
The net result of our strong incentive plan structure was a mix of payouts in 2020, including payout at maximum for the 2020 annual cash incentive program tied to Plan Operating EBITDA and no payout, or below target payout, for long-term performance shares tied to Relative Total Stockholder Return and Cumulative Free Cash Flow, respectively.

As shown in the graphic below, our CEO's 2020 target direct compensation was:
● 90% at-risk (Annual + Long-Term Incentive)
● 75% tied to share price (Long-Term Incentive)
● 60% tied to objective performance metrics (Annual Incentive + PSUs)

The graphic above is based on value assigned by the Committee to 2020 long-term incentive (equity) awards, rather than the grant date fair value of such awards (which may be slightly different). It does not include the value of the one-time Market Share Performance and Retention Awards discussed on page 52, due to the nature of the award, which is not part of the regular target direct compensation program.

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In 2020, target direct compensation for our ongoing NEOs (other than our CEO) was on average 71% at-risk and 50% tied to performance metrics. Overall ongoing NEO compensation was comprised 29% base salary, 29% annual incentive (cash), and 42% long-term incentive (equity)—with half of the equity granted in the form of performance share units and half granted in the form of time-vested restricted stock units. These averages exclude the one-time Market Share Performance and Retention Awards and special cash bonus payments made to Ms. Simonelli and Mr. Casey discussed on page 44, neither of which are part of the regular target direct compensation program.
Elements of 2020 Target Direct Compensation
The following table describes each element of 2020 target direct compensation and describes why the Committee has incorporated that element into Realogy’s executive compensation program.

	What Is It?	Why Do We Pay It?
Base Salary (see page 38)	Annual cash salary	To attract and retain top-tier talent by providing market-competitive fixed pay reflective of the executive’s position, experience, scope of responsibility and contribution to our performance
Annual Incentive (Cash) (see page 39)	Annual performance-based incentive plan that is funded by results under a Plan Operating EBITDA metric, with payouts determined by each executive's "Relative Individual Performance"

To drive short-term financial performance, specifically by measuring results under our primary operating metric and the strength of each executive's individual performance (taking into consideration achievement of key strategic and operational objectives, execution of key initiatives and other factors)

Long-Term Incentive (Equity) (see page 45)	Performance share units, or PSUs, are earned based on the achievement of the following pre-established metrics over rolling 3-year cycles: - Cumulative Free Cash Flow - Relative Total Stockholder Return
To align compensation with stockholders,
PSUs constitute at least half of the long-term incentive award in 2020 and are designed to incentivize long-term value creation through stock and critical operating performance objectives over rolling 3-year periods

Time-based restricted stock unit awards serve a retention objective and further align executive interests with those of our stockholders, as the value of the grants increase or decrease with our stock price

Restricted Stock Units vesting over 3-year period

Investor Outreach & Our Say on Pay Vote
Under the Board's 2020 Investor Outreach Program, the Board reached out to stockholders representing over two-thirds of our outstanding shares and held in person meetings or calls with holders of approximately 50% of our outstanding shares (based on estimated holdings at the time of the outreach). These meetings were attended by Michael Williams, Independent Chairman of the Board, and Duncan Niederauer, Chair of the Compensation Committee joined him at substantially all of the meetings (see page 1).
Our Chairman of the Board and our Chair of the Compensation Committee discussed with our investors the framework of our 2020 executive compensation program, including the one-time Market Share Performance and Retention Awards granted in the second half of the year.
Investors overall expressed support for our approach to executive compensation. In addition, some investors raised topics unique to their perspective, but there were no unified themes that would cause us to modify the compensation program.
For example, in response to one stockholder request, we have added additional detail on the individual performance factors taken into account by the

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Committee when determining the annual cash incentive award payout, which we call our Executive Incentive Plan (see pages 41 to 43).
In response to other investor comments, the Committee, with the assistance of its independent compensation consultant, considered the adoption of one or more of "per share" performance metrics for use in executive officer incentive plans. The Committee determined to revisit the potential adoption of a new or additional metric in the future, but determined that a "per share" metric would not be practical at this time given the Company's current focus on investing in the business and reducing indebtedness.

Strong Commitment to Compensation Best Practices:

Majority of Executive Committee compensation is performance-based	Multiple performance metrics
At least 50% of equity is tied to performance goals over a three-year performance period	RTSR PSUs capped at target when the absolute total stockholder returns are negative
Clawback Policy provides for the recoupment of both cash and equity compensation	Annual cash incentive program funding is based entirely on achievement of a financial objective
No option repricing without stockholder approval	No "golden parachute" excise tax gross-up arrangements
Responsive to investor feedback	Prohibition against hedging & pledging
Strong stock ownership requirements	Annual risk assessment of compensation program
Double trigger change in control provisions	Independent compensation consultant
Strict restrictive covenant agreements	No significant executive-only perquisites

Compensation Philosophy
Our compensation philosophy has the following key objectives:
▪The attraction, motivation and retention of high-performing executives;
▪A pay-for-performance focus that ties a significant portion of pay to business performance, both short- and long-term;
▪Alignment of compensation with stockholder interests in both short-term performance and long-term value creation;
▪Reinforcement of ethical behavior and practices;
▪Discouragement of excessive risk; and
▪Flexibility to respond to the necessities of a cyclical industry.
With regard to pay levels, our philosophy is that:
▪Target direct compensation should be set at the outset of the compensation period by taking into account compensation paid to similarly-situated executives of comparable proficiency, with flexibility to vary individual executive compensation to specific factors such as tenure, experience, proficiency in role, criticality to the organization and other business needs; and
▪All actual payments on incentive components should be linked to Company operating, financial, and stock performance during the performance period.
In setting compensation, the Committee reviews a detailed and comprehensive analysis of peer group information and general industry survey data designed to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information.
However, although the firms in our peer group employ executives with a skill set comparable to that of our executives, they generally operate in businesses with very different business cycles from residential real estate.
Accordingly, peer group and survey data are used as a reference point in making compensation decisions, but the Committee does not target a particular

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competitive level or utilize peer data in a formulaic manner. For additional information on our peer group, see "Our Peer Group" below in this CD&A.
As discussed in more detail below, individual pay levels vary based on individual experience, scope of responsibilities, past performance and expectations with respect to future performance and future leadership potential.

Components of Executive Compensation
Each named executive officer has a “target direct compensation” opportunity comprised in 2020 of both fixed (base salary) and “at-risk” (short- and long- term incentives) compensation.
The Committee considers a wide variety of factors when reviewing each element of executive compensation, including those set forth below:

How the Committee sets elements of Total Direct Compensation
Review Process	•Annual (but changes may be less frequent and are not guaranteed); or •Upon a promotion or material change in responsibilities
Factors

•Individual performance assessment, including input from our CEO*

•Extent of role’s impact on financial and strategic goals

•Internal pay equity

•Relative positioning to the peer group and other market comparables

•Period since last increase

•Retention concerns

•Expected future contribution

* CEO does not participate in discussions or decisions regarding his own compensation
A significant portion of “at-risk” compensation is tied to pre-established objective performance metrics, including an annual cash incentive opportunity and performance share units granted as part of each NEO’s long-term incentive opportunity.
When designing executive compensation, the Committee also takes into account that significant decreases in realizable value for our NEOs could damage Company performance if our pay program does not offer sufficient incentive and retention value to our key executive talent.
In exceptional circumstances, the Committee may offer special incentive, retention or other bonus awards if such action is determined by the Committee to be necessary to achieve its incentive and retention goals. For additional information on the one-time Market Share Performance and Retention Awards granted by the Committee in the second half of 2020 and the special cash bonus awards made to each of Ms. Simonelli and Mr. Casey for their contributions to our 2020 performance, see pages 52 and 44, respectively.
In addition, the Company offers its NEOs severance protection and limited perquisites.

2020 Base Salary
In February 2020, the Committee approved base salaries for 2020 (each effective March 7, 2020) as set forth in the following table.
For each NEO, other than the CEO or CFO, the Committee determined that with the volatility and macroeconomic factors present in our industry, it was appropriate to restructure compensation elements to decrease the annual long-term incentive target by $200,000, while increasing base salary by $100,000 (with a corresponding increase in annual cash incentive opportunity).
In making this change, the Committee considered for each such NEO that the NEO's total target direct compensation opportunity remained unchanged from 2019, was weighted 50% to performance-based conditions, and was weighted over 50% "at-risk." The Committee also considered the retentive value of this change in mix as well as the mix of compensation relative to the peer group.
In approving a 15% increase to base salary for Ms. Simonelli, the Committee considered her exemplary performance during her first year as the Company's CFO, the Company's expectations with respect to her contributions in 2020 and her positioning relative to the peer group.
From April 2020 to mid-July 2020, each NEO agreed to a temporary reduction in base salary. For the CEO, a 90% reduction in base salary was applicable throughout this period. Each other NEO had an initial 50% reduction in base salary, which was restored in steps during this period.

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The base and earned salaries for each NEO in 2020 is reflected in the table below.

2020 Annual Base Salaries
Name	Previous Year of Last Increase	2019 Annual Base Salary ($)	2020 Annual Base Salary ($)	2020 Earned Salary ($)	Earned Salary 2020 v. Base Salary 2019 (%)
Ryan Schneider	n/a	1,000,000	1,000,000	789,231	(21)%
Charlotte Simonelli	n/a	650,000	750,000	669,231	3%
Katrina Helmkamp	n/a	650,000	750,000	669,231	3%
Marilyn Wasser	2017	500,000	600,000	530,769	6%
Donald Casey	2018	475,000	575,000	507,692	7%

2020 Annual Incentive (Cash)
Summary. All of our NEOs participate in an annual cash incentive program called the Executive Incentive Plan, or EIP. The EIP is entirely funded based on achievement against a Plan Operating EBITDA target, with potential adjustments for certain other items provided under the terms of the program, including pension expense or the cost of certain litigation that differs from the 2020 Budget, the elimination or reduction of listing aggregator fees, and other items, determined at the discretion of the Committee, including extraordinary corporate transactions.
The Committee selected Plan Operating EBITDA as the financial performance metric under the EIP due to its direct link to the success of Realogy’s business strategy—as this metric is materially aligned and consistent with Operating EBITDA, our key metric for evaluating overall performance of our operating business.
In February 2021, the Committee determined that maximum funding had been achieved under the 2020 EIP based upon the Company's 2020 Operating EBITDA, particularly given the Company's very strong performance in the second half of the year, even inclusive of the results of Cartus Relocation Services. Given these strong results, the Committee determined not to make any adjustments permitted under the EIP as such adjustments would have had the net impact of positively increasing the level of Plan Operating EBITDA achieved.
The total amount available for payouts under the EIP is limited by the funding provided by Plan Operating EBITDA results.
Each NEO’s entire potential award under the EIP is subject to decrease or increase based on his or her Relative Individual Performance.
The Relative Individual Performance metric was integrated into the EIP in 2018 to allow the Committee to divide the EIP funding pool among the members of the Executive Committee based upon each executive’s relative individual contribution during the applicable year.

Key Facts: Annual Incentive (Cash)
Historical Payouts (2014-2019)	44% to 100% of Target
Award Determined by	Plan Operating EBITDA and Relative Individual Contribution
Funding Mechanism	Achievement against Plan Operating EBITDA target
2020 Target Annual Incentive. The Committee approved the following target opportunities (expressed as a percentage of earned salary, without regard to the temporary reductions in salary during 2020) to the NEOs: (i) for the CEO, 150% target award opportunity (given his overall greater accountability for the performance of the Company), and (ii) for the other NEOs, 100% target award opportunity. The Committee believes these targets were consistent with market practice for each NEO position at the time the 2020 annual incentive program was established in February 2020.
Due to an extra pay period in 2020 (27 pay periods vs. the normal 26 pay periods), the target awards for certain NEOs exceed their base salary. This anomaly occurs approximately once a decade.

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NEOs could earn between a threshold payout of 25% and a maximum payout of 200% of their target award, with payouts determined by linear interpolation when achievement falls between performance levels.

2020 EIP Funding Calculation
Aggregate Participant Target Awards ($)	x	Plan Operating EBITDA Results (%)	=	Funded EIP Award Pool ($)

Individual 2020 EIP Awards Calculation
Funded EIP Award Pool ($)	x	Relative Individual Performance (%)	=	Individual EIP Award ($)
2020 Target Funding Pool. The potential funding pool for the EIP was determined by aggregating the target opportunity of each of the CEO and the other members of the Executive Committee.
The 2020 EIP was funded by multiplying this aggregate target opportunity by the actual level of performance achieved (expressed as a percentage) against the Plan Operating EBITDA target. The aggregate value of awards under the EIP could not exceed this funding pool.
As a result, any increase to the amount earned by one EIP participant due his or her Relative Individual Performance must result in a corresponding decrease to the amount earned by one or more other EIP participants.
The 2020 EIP also included a prohibition against any participant's award exceeding the maximum payout cap of 200% of target under the EIP.
Rigor in Setting the Plan Operating EBITDA Target. The target Plan Operating EBITDA goal was set by the Committee at a level equal to the budget approved by the Board for 2020, or the 2020 Budget.
The budgeting process undertaken by management and overseen by the Board is rigorous and set at a level that requires a reasonable degree of stretch performance and operational excellence to achieve. To reinforce overall company growth, funding of the 2020 EIP was based solely on Plan Operating EBITDA for the consolidated Company.
While the 2020 Plan Operating EBITDA target was lower than actual Operating EBITDA reported by us for 2019, the Committee believed the 2020 EIP target was rigorous in large part due to the factors listed below.
When setting the 2020 EIP target, the Committee considered that:
▪the 2020 Budget forecasted mid-single digit homesale transaction volume growth; and
▪included targeted objectives for gains from organic growth opportunities and benefits from cost saving initiatives.
The foregoing benefits were expected to be more than offset and be negatively impacted by:
▪the expected impact of the discontinuation of the USAA program in November 2019;
▪continued pressure on the share of gross commission income paid by our company owned brokerages; and
▪forecasted expenses for growth investments in the business, including strategic initiatives focused on the retention and recruitment of independent sales agents in a highly competitive environment.
The 2020 Budget also assumed the successful divestiture of our relocation business, which ultimately did not occur. The inclusion of the net negative Operating EBITDA generated by the relocation business in 2020 reduced the amount of Plan Operating EBITDA achieved under the EIP, which nevertheless exceeded the maximum target for 2020.
Balancing these factors, the Committee believed that the target set for the EIP was in fact rigorous, notwithstanding it being lower than the actual 2019 EIP achievement.
Had the Committee used 2019 Operating EBITDA ($590 million) as the 2020 EIP target, we would have also achieved a payout at maximum, using the same scaling for threshold and maximum achievement.

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Historical EIP payouts based on performance against the Plan Operating EBITDA target set by the Committee, as shown in the table below, further demonstrate the level of rigor required to achieve payout under the plans.

Historical payouts under the EIP
2020	200%*
2019	70%*
2018	44%*
2017	82%
2016	70%
2015	100%
2014	63%
Average of above	90%
*    Before application of Relative Individual Performance
Target and Actual 2020 Plan Operating EBITDA funding under the EIP
The table below sets forth the:
▪Pre-established Plan Operating EBITDA performance levels at threshold, target and maximum payout; and
▪Actual Plan Operating EBITDA performance achieved in fiscal 2020.

2020 Plan Operating EBITDA* Funding under the EIP
Performance Level	Payout as % of Target	Plan Operating EBITDA (in millions)
Threshold	25%	$440
Target	100%	$518
Maximum	200%	$622
Actual	200%	$726
*    See Annex A for a definition of Operating EBITDA and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.
Relative Individual Performance Calculation.
The Committee, in collaboration with the full Board, establishes individual performance goals for our CEO at the beginning of the fiscal year based on our annual financial and strategic plan.
Likewise, each member of the Executive Committee works with our CEO at the outset of the year to establish quantitative and qualitative goals designed to drive our corporate strategy and results. In early 2020, with onset of the COVID-19 crisis, we quickly pivoted to an additional set of interim goals designed to protect the Company and its stakeholders, including expense reduction, liquidity preservation, the health and safety of employees and independent agents, effective moves to remote work for various functions, rapid adoption of virtual technologies and new processes for management and closing of transactions. At the same time, management maintained goals around key strategic initiatives. These essential additional goals were also evaluated as part of 2020 executive performance assessments.
Following the conclusion of the year, our CEO provided an in-depth review of his performance to the Board. After consultation with the Board, the Committee assessed the CEO's Relative Individual Performance, taking into account the following factors:
▪Execution against interim goals related to the COVID-19 crisis;
▪Achievement of key strategic and operational objectives;
▪Execution of key initiatives;
▪Execution of key talent management initiatives; and
▪Other factors identified as appropriate.
The CEO also presented the Committee with his assessment of the Relative Individual Performance of each member of the Executive Committee taking into consideration each executive's pre-established goals and the factors listed above.
The Committee reviewed and discussed each of the other NEO's Relative Individual Performance, taking into account the CEO's recommendations.
When determining each NEO's Relative Individual Performance, the Committee did not assign a specific weighting to any of the individual goals or factors, but considered progress and results against the objectives in the aggregate.

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In determining to rank each NEO's Relative Individual Performance as meeting "target", the Committee considered, among other things, the following factors:
Mr. Schneider:
▪his role in Realogy’s strong 2020 financial performance and execution against key strategic goals, including, among other things:
◦positioning the Company to capitalize on the strong recovery in the housing market and favorable interest rate environment during the second half of 2020—with the Company seeing a 13% increase in combined homesale transaction volume in 2020 as compared with 2019 and outstanding growth in its title business and minority-owned mortgage origination joint venture
◦expanding the base of independent sales agents affiliated with our company owned brokerages (2% in 2020)
◦successfully launching our latest franchise offering, Corcoran (which established new markets in eight states in 2020)
▪his rapid response to the COVID-19 crisis with respect to employee, agent and franchisee health and safety
▪his oversight of the implementation and subsequent reversal of temporary cost reductions that resulted in an aggregate of $150 million in savings during the second and third quarters of 2020
▪the significant contribution the foregoing factors made in the reversal of multi-year declines in Company Operating EBITDA (with year-over-year Operating EBITDA up 23% in 2020)
▪improvements in the Company's capital structure, including the factors noted for Ms. Simonelli below
▪his progress against goals to simplify and streamline the Company's business, including the sale of the Company's property management business
▪his critical contributions to the development of Realogy's vision, in particular his strong leadership role in driving substantial change at the Company (including strategy, product, value proposition, talent and culture and capital allocation)
▪his continued execution against human capital management goals, demonstrated through strong employee engagement scores and the successful advancement of three diverse internal candidates to the Executive Committee in 2020
▪the contribution that the foregoing factors may have had on the substantial improvement in the Company's stock price during the year—with a closing stock price of $13.12 on December 31, 2020 vs. the stock price closing low of $2.29 on March 18, 2020, following the onset of the COVID-19 crisis
Ms. Simonelli:
▪her leadership on the Company's financial response to the COVID-19 crisis, including proactive efforts intended to increase liquidity to support our operations, identify and implement cost-saving measures, and provide liquidity to affiliated franchisees in light of the emerging crisis
▪her work on improved management of expenditures and long-term cost saving initiatives
▪her progress on our goal to reduce corporate indebtedness and improve our debt profile, including:
◦reducing net debt by $493 million year-over-year (excluding securitizations)
◦reducing our revolving credit facility balance to zero in the fourth quarter of 2020, the first time the Company has not had a revolver balance since mid-2016
◦reducing our Consolidated Leverage Ratio to 3.4x at December 31, 2020
◦her efforts to improve our corporate debt ratings
Ms. Helmkamp:
▪her significant contributions to the further development of Realogy's lead generation programs and strategic collaborations
▪her successful launching of the first-ever real estate benefits program designed for AARP members despite the COVID-19 crisis; and
▪her active role in managing and mitigating the client and employee impacts related to the COVID-19 crisis, more restrictive U.S. immigration policies, and the Company's formerly planned sale of our employee relocation business

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Ms. Wasser:
▪her strong leadership with respect to legal, compliance, regulatory and governmental affairs matters and significant contributions to risk management, including leadership of the Company's Risk Management Committee and proactive measures on new and growing risks
▪her oversight of the Company's complex legal functions that in 2020 supported:
◦the Company's rapid compliance with new state and local safety and operation rules associated with the COVID-19 pandemic
◦a substantial increase in the volume and complexity of agreements across the business
◦the successful resolution of certain significant outstanding litigation, regulatory matters and contractual disputes
◦disclosure enhancements put in place under her leadership across a range of practice areas, including compliance with data privacy laws
▪her strategic support of critical corporate and commercial matters, including the provision of legal advice with respect to the Company's response to the COVID-19 crisis, liquidity and debt management, and divestitures

▪her contributions to facilitating effective and efficient board interactions and engagement, in particular with respect to best corporate governance practice
▪the maintenance of the Company's robust culture of compliance, as demonstrated through the Company's 100% compliance rate by active employees for mandatory annual ethics and compliance training
Mr. Casey:
▪his active role in leading the title and settlement services segment of our business (including our minority interest in the mortgage origination joint venture with Guaranteed Rate, Inc.), which contributed $226 million or 31% of the Company's 2020 Operating EBITDA (from $68 million or 12% in 2019), aided by a low interest rate environment
▪the Committee further considered that the Company's results were enhanced by Mr. Casey's effective implementation of strategic initiatives, including the rapid transition to products that allow for remote and virtual closing processes following the onset of the COVID-19 crisis and his efforts to grow our title agent base
2020 Payouts Earned under the EIP
The following table sets forth each NEO's target award and payout achieved:

Name	Target Award ($)(1)	Combined 2020 financial and individual performance (%)	2020 Payout ($)
Ryan Schneider	1,557,692	200%	3,115,384
Charlotte Simonelli	755,769	200%	1,511,538
Katrina Helmkamp	755,769	200%	1,511,538
Marilyn Wasser	600,000	200%	1,200,000
Donald Casey	574,039	200%	1,148,078
_______________
(1)Target awards are based on the salary that would have been earned, but for the temporary reduction in salary applicable to the NEOs from April to mid-July 2020. Due to an extra pay period in 2020 (27 pay periods vs. the normal 26 pay periods), the target awards for certain NEOs exceed their base salary. The salary multiple applicable to the CEO was 1.5x and, for each other NEO was 1.0x.

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Special Cash Bonus (Ms. Simonelli & Mr. Casey)
The award of bonus payments to NEOs is not part of the regular executive compensation program and such payments are not commonly granted by the Committee. Based on the factors described below, the Committee determined to grant a special cash bonus payment to each of Ms. Simonelli and Mr. Casey in recognition of their meaningful contributions to the Company's strong financial performance in 2020.
In granting a bonus payment in the amount of $300,000 to Ms. Simonelli, the Committee took into account the improvements in our debt profile and balance sheet orchestrated by Ms. Simonelli, including:
▪our June 2020 issuance of the 7.625% Senior Secured Second Lien Notes due 2025 (the net proceeds of which were used to discharge the 5.25% Senior Notes due 2021)
▪our July 2020 entry into amendments to our senior secured debt agreements to secure financial covenant relief and help protect the Company against the potential for further COVID-related downturns
▪the preparation for and structuring of our refinancing transactions in January and February 2021, which included:
◦our issuance, in the aggregate, of 5.75% Senior Notes due 2029, the proceeds of which were used, together with cash on hand, to pay down $905 million of our senior secured debt, which had the effect on a pro forma basis of reducing the Company's Senior Secured Leverage Ratio (the financial covenant under our senior secured credit facilities) at December 31, 2020 to 0.60x, and
◦our entry into amendments to our senior secured debt agreements to extend the maturity dates of a portion of the remaining amounts outstanding from February 2023 to February 2025 (subject to certain earlier springing maturity).
The Committee also considered that Ms. Simonelli's 2020 target direct compensation placed her below the 25th percentile of the Company's peer group and that, inclusive of the bonus payment, she remained under the 50th percentile of the Company's peer group.
In granting a bonus payment in the amount of $300,000 to Mr. Casey, the Committee took into account his significant efforts in building and executing his strategic vision for Guaranteed Rate Affinity, the Company's minority-held mortgage origination joint venture since its launch in the third-quarter of 2017.
The Committee noted that in 2020, we recorded equity earnings from Guaranteed Rate Affinity of $126 million as compared to $15 million in 2019 and a loss in 2018. Accordingly, Guaranteed Rate Affinity contributed 17% of the Company's Operating EBITDA for the year ended December 31, 2020 as compared to 3% of the Company's Operating EBITDA for the year ended December 31, 2019.
The Committee also considered that Mr. Casey's 2020 target direct compensation placed him below the 50th percentile of the Company's peer group and that, inclusive of the bonus payment, he was within the median of the Company's peer group.
In making these awards, the Committee also considered the criticality of each of Ms. Simonelli's and Mr. Casey's roles at Realogy and took note of the competitive environment for executive talent, in particular with respect to these executives, and the potential business disruption likely to be caused by unplanned attrition.
* See Annex A for a full definition and reconciliation of the non-GAAP measures referenced in this section.

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Long-Term Incentive (Equity)
Long-term incentives, or LTI, consists of equity awards granted under the Realogy 2020 Long-Term Incentive Plan.

2020 Long-Term Incentive Awards by Grant Type and Weighting
	Performance-Based Awards (Performance Share Units)		Time-Based Awards
	RTSR†	CFCF	RSUs
CEO	30%	30%	40%
Other NEOs	20%	30%	50%
†     The weighting above is based on the valuation approach used by the Committee to determine the appropriate allocation among the components of target direct compensation, rather than the grant date fair value of the awards.
Summary
In 2020, the Committee again allocated 60% of our CEO's long-term incentive compensation value to performance share units, or PSUs. The PSUs are tied to Company achievement against pre-established metrics over the three-year period ending December 31, 2022. Half of each other NEO's 2020 long-term incentive award was awarded in the form of PSUs.
The performance metrics used in the PSU program are Relative Total Stockholder Return, or RTSR, and Cumulative Free Cash Flow, or CFCF, each of which is explained under the heading "Performance Share Units" in this CD&A.
The remaining 2020 LTI award was comprised of time-based awards granted in the form of restricted stock units, or RSUs, eliminating options in the design of the 2020 LTI awards.
In setting the mix of equity, the Committee weighed its preference for performance-based awards against the retention benefits provided by time-based equity awards. The Committee noted the meaningful three-year ratable vesting period for RSU awards.
In eliminating options and to substitute in their place additional time-based RSU awards under the 2020 LTI, the Committee took several factors into account including:
▪input from stockholders during the winter session of our 2019 Investor Outreach Program;
▪that the change would reduce the total number of shares awarded under the Company's 2018 Long-Term Incentive Plan;
▪that a significant portion of executive compensation would remain at-risk and subject to performance metrics; and
▪that the additional RSUs would support executive retention.
When the 2020 LTI awards were granted, substantially all outstanding option awards held by our NEOs were “underwater,” with no “in the money” value, and were tracking to have no realizable value without an increase in stock price. In addition, outstanding performance-based equity awards were tracking to have no or below target realizable value.
The Committee considered the following factors when determining each NEO’s 2020 LTI grant:
▪the need to provide sufficient long-term incentives;
▪the need to satisfy retention objectives;
▪a competitive pay analysis prepared by the Committee’s independent compensation consultant;
▪the executive’s expertise, experience and criticality to Realogy; and
▪individual performance reviews conducted by the Committee with input from our CEO in the case of his direct reports and, in the case of our CEO, with input from the Board.
The Committee kept the LTI awards flat, year-over-year, for Mr. Schneider, determining that the LTI opportunities appropriately recognized his role in the oversight of our entire operations. The Committee believes that Mr. Schneider’s 2020 LTI award is appropriate given that:
▪the majority of his LTI award is tied to the achievement of objective performance goals over a three-year performance cycle;

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▪his broad scope of responsibilities and the critical role he plays in setting and executing the Company’s business strategy;
▪his equity awards are subject to both the Company's Clawback Policy as well as his continued compliance with the restrictive covenants in his employment agreement; and
▪his awards vest over a period of three years and will be forfeited if he is terminated for cause or voluntarily leaves his position.
The Committee weighs PSU awards more heavily for Mr. Schneider than other NEOs, with 60% of his 2020 LTI target value tied to the RTSR or CFCF metric (as opposed to 50% weight for our other NEOs). Equal target compensation value was assigned to each of these PSU metrics for the 2020-2022 performance period for our CEO in order to provide further incentive to him to drive the creation of stockholder value through both stock performance and the Company’s generation of Free Cash Flow.
The Committee increased the target value of the LTI awards granted to Ms. Simonelli by 9% to reflect her exemplary performance during her first year as the Company's CFO, the Company's expectations with respect to her contributions in 2020 and her positioning relative to the peer group.
For each other NEO, the Committee determined to decrease the 2020 LTI by $200,000, while increasing base salary by $100,000 (with a corresponding increase in annual cash incentive opportunity), for the reasons noted under "2020 Base Salary" on page 38.
In making adjustments to LTI award values, the Committee considered the low realizable and retentive value of prior equity awards at the time of Committee action.
The following table shows the 2020 LTI awards granted to our NEOs as well as the aggregate LTI target direct compensation value assigned by the Committee and aggregate grant date fair market value of those awards.

2020 Long-Term Incentive Grants
	Shares Underlying Performance-Based PSU Awards (#)(1)		Shares Underlying Time-Based Awards (#)	LTI Target Direct Compensation Value ($)(2)	Grant Date Fair Market Value ($)(2)
Name	RTSR(2)	CFCF	RSUs
Ryan Schneider	231,958	231,958	309,278	$7,500,000	$7,258,756
Charlotte Simonelli	24,742	37,113	61,855	1,200,000	1,174,266
Katrina Helmkamp	16,494	24,742	41,237	800,000	782,838
Marilyn Wasser	22,680	34,020	56,701	1,100,000	1,076,409
Donald Casey	16,494	24,742	41,237	800,000	782,838
_______________
(1)Shares underlying performance-based PSU awards and grant date fair market value are presented at target.
(2)The number of PSUs granted under the RTSR metric was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant ($9.70), while the grant date fair market value of $8.66 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.
Performance Share Units
Since 2014, Performance Share Unit, or PSU, awards have comprised at least half of the LTI award.
In 2020, the Committee allocated the following amounts of LTI target value to PSU awards:
▪60% of the CEO's LTI award; and
▪50% of other NEOs' LTI award.
The number of units that may be earned under each PSU award is a multiple of the target award, with such multiple based upon the achievement of the applicable performance metric over the three-year performance period.
For example, the PSU awards granted in 2020 measure performance from January 1, 2020 to December 31, 2022. Likewise, the PSU awards that were earned for the three-year period ending December 31, 2020 were granted in 2018. Payouts are determined by linear interpolation when achievement falls between performance levels.

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All of our currently outstanding PSU awards are based on two metrics—relative total stockholder return, or RTSR, and cumulative Free Cash Flow, or CFCF.
PSUs are denominated in stock units, so the award value tracks Realogy stock price over the three-year performance period.
Earned PSUs are distributed in actual shares of our common stock during the first quarter of the year after the end of the three-year cycle. Amounts earned are based upon the Committee's determination of results and are forfeitable if the Company does not meet pre-established threshold targets for CFCF and RTSR.
Relative Total Stockholder Return
Summary. The Relative Total Stockholder Return metric was initially adopted by the Committee as a PSU metric in 2015 at the recommendation of investors.
The RTSR metric focuses on Realogy stockholder returns relative to an index selected by the Committee—with outperformance against the index resulting in payouts above target and underperformance resulting in no payout, or payouts below target.

RTSR PSU—Design Features
Metric Description	Total stockholder return relative to a hypothetical investment in the applicable benchmark index
Target Direct Compensation Weighting	In 2020, PSU awards tied to RTSR were: - 50% of CEO PSU award - 40% of other NEO PSU awards
Opportunity (% of Target Shares Vested)	Threshold = 40% Target = 100% Maximum = 175%
Prior to 2019, RTSR awards were tied to the SPDR S&P Homebuilders ETF (XHB) index, or XHB index. During the Board’s 2018 Investor Outreach Program, several investors suggested that the Committee evaluate the use of different indexes for future RTSR awards.
Accordingly, the Committee reviewed several alternative indexes in designing the 2019 RTSR awards. In adopting the S&P MidCap 400 as the RTSR benchmark, the Committee considered:
▪that the S&P MidCap 400 index is a broad-based index more easily tracked and understood by investors;
▪that performance against the S&P MidCap 400 index emphasizes outperforming the market, rather than a specific industry;
▪the addition of Realogy to the S&P MidCap 400 index in September 2018 (which was effective until May 2019, when Realogy was added to the S&P SmallCap 600);
▪that from 2016 to 2018, the S&P MidCap 400 index correlated more closely to our stock performance than other indexes considered; and
▪suggestions from our investors.
The Committee believes the RTSR metric aligns long-term executive compensation with the interests of our stockholders and is working as designed with:
▪No payouts earned under any cycle completed to date, including the cycle ended December 31, 2020

Historical achievement RTSR PSU Cycles
Cycle	Shares Earned	Realized Value
2018 to 2020	0%	0%
2017 to 2019	0%	0%
2016 to 2018	0%	0%
2015 to 2017	0%	0%
▪Forecasted payouts under outstanding cycles reflect the improvement in our stock price during 2020

Forecasted achievement* RTSR PSU Cycles Outstanding at 12.31.20
2019 to 2021	Below threshold
2020 to 2022	Above target
* As of 12.31.20; actual results will be determined at the conclusion of the applicable three-year cycle

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Mechanics of RTSR PSU Awards Granted in 2020. Consistent with prior RTSR PSU awards, payouts under the RTSR PSU award granted for the three-year performance period of January 1, 2020 to December 31, 2022 will be determined by measuring the difference at the end of the performance period between the:
▪total stockholder return realized through an investment in Realogy stock, and
▪total stockholder return realized through an investment in the applicable index.
Both calculations include dividends paid during the performance period, if any.

2020-2022 RTSR PSU Payout Formula
Realogy TSR (%)	minus	S&P MidCap 400 Index TSR (%)	=	RTSR (%)
The Committee protects against excessive awards by limiting payouts as follows:
▪if Realogy total stockholder returns are negative, the payout may not exceed 100%, regardless of our relative performance against the comparator index, and
▪the value of the shares of Realogy common stock to be issued in payment of the RTSR PSU award may not exceed 300% of the award's grant date fair market value.
The Committee may exercise negative, but not positive, discretion in determining the performance level achieved under this metric.
Benchmark Index. Target payouts for the 2020 RTSR PSUs will be earned for performance equal to the S&P MidCap 400 index. For every +/- 1% change in RTSR, the payout as a percentage of the target award will increase/decrease by 2%. Maximum payouts will be made at 175% of target if Realogy's TSR exceeds the S&P MidCap 400 index TSR by 37.5 percentage points, assuming Realogy's TSR is positive. Payouts will be made at threshold (40% of target) if Realogy's TSR trails the S&P MidCap 400 index by 30 percentage points.
In deciding to utilize an RTSR metric, the Committee recognized that a significant majority of our competitors are privately-held. In the absence of an index of publicly-traded companies engaged in a similar business to Realogy, the Committee will regularly evaluate the trading correlation between the S&P MidCap 400 index and our common stock and may determine to use another index or a custom peer group with respect to future grants, if any, tied to RTSR. The Committee also recognizes that there is an inherent challenge with an RTSR metric when certain of the Company's most significant competitors do not rely on public equity.
Cumulative Free Cash Flow
Summary. The Committee first used CFCF as a PSU metric in 2015. Target performance is set in-line with the Company’s strategic plan for the corresponding three-year period covering the award.

CFCF PSU awards incorporate feedback received during the 2018 Investor Outreach Program

In August 2020, to mitigate the impact of COVID-19 on potential payouts under the 2020-2022 and 2019-2021 CFCF PSU awards, the Committee provided for the potential adjustment to those awards to eliminate fiscal year 2020 from the applicable three-year performance cycle. Based on the very positive full year results for 2020, there was no need to include these potential adjustments.
We do not disclose actual CFCF targets prior to the close of the related financial period for competitive reasons, but the 2020-2022 target was aligned with the Company's 2020-2022 strategic plan when adopted. A threshold payout of 50% of the target award will be earned if 70% of target CFCF for the 2020-2022 period is achieved and a maximum payout of 200% of the target award will be earned if 130% of target CFCF is achieved.
The Committee has the authority to exercise negative or positive discretion to adjust the payout earned under this metric, including to take into account extraordinary corporate transactions or developments per the metric definition on the following page.

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The Committee has continued its use of the CFCF metric in the LTI because it believes the metric:
▪reflects the manner in which our stockholders measure Realogy’s operating performance
▪aligns with our strategic objectives, including making strategic investments in our business and de-levering the balance sheet
▪is working as designed, with:
◦No or below target payouts earned under the first four completed PSU cycles, including the cycle ended on December 31, 2020

Historical achievement CFCF PSU Cycles
Cycle	Shares Earned	Realized Value*
2018 to 2020	72%	39%
2017 to 2019	0%	0%
2016 to 2018	55%	26%
2015 to 2017	97%	56%
*    Realized value is based on shares earned times our stock price on the last day of the performance cycle vs. the Committee-approved target value of the award
◦Forecasted payouts under outstanding cycles reflect the improvement in our financial performance during 2020

Forecasted achievement* CFCF PSU Cycles Outstanding at 12.31.20
2019 to 2021	Above target
2020 to 2022	Above target
*    As of 12.31.20; actual results will be determined at the conclusion of the applicable three-year cycle

CFCF PSU—Design Features
Metric Description	Cumulative Free Cash Flow generated by Realogy over a three-year period, as adjusted for items pre-established by the Committee
Target Direct Compensation Weighting	In 2020, PSU awards tied to CFCF were: - 50% of CEO PSU award - 60% of other NEO PSU awards
Opportunity (% of Target Shares Vested)	Target = 100% Threshold = 50% Maximum = 200%
Mechanics of CFCF PSU Awards Granted in 2020. At the time of grant, the Committee pre-established the CFCF target and permitted enumerated adjustments for determining CFCF results for the three-year period that include increases or decreases that differ from the cash amounts assumed in the forecast underlying the target. Neither the CFCF target goal or actual achievement against the target goal take into account capital expenditures during the performance period.
The Committee incorporated investor feedback from the 2018 Investor Outreach Program in the PSU awards granted since 2019, such that the calculation of CFCF excludes any earnings generated from acquisitions occurring during the three-year performance period with a purchase price in excess of $25 million, including contingent earnouts, if such acquisition was not incorporated into the CFCF target goal.
Other specific adjustments for the 2020 CFCF metric relate to the use of cash that differs from management’s budget and are used for:
▪former parent legacy payments;
▪taxes;
▪pension payments;
▪business optimization & restructuring expenses;
▪extinguishment of debt;
▪the elimination or reduction in listing fees; and
▪litigation and regulatory compliance, net of insurance reimbursement.

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Achievement Against Performance Metrics and Payouts under the 2018-2020 PSU Award Cycle
On February 22, 2021, the Committee made the following determinations with respect to the PSU awards granted in 2018 that measured performance over a three-year performance period ended December 31, 2020:
The aggregate target value realized by participating NEOs under the 2018-2020 PSU award cycle was 21% as of December 31, 2020.
No payout was earned under the RTSR metric.

Relative Total Stockholder Return Results 0% Payout Earned (2018-2020 Cycle)
Realogy TSR	XHB TSR	Actual Relative TSR	Payout
-46%	35%	-81%	0%
RTSR Performance Range (2018-2020 Cycle)
▪Target if RTSR is equal to XHB Index
▪Maximum if RTSR better than +37.5%
▪Threshold: RTSR is better than -30%
Below target payout was earned under the CFCF metric.
The following table sets forth the:
▪Pre-established CFCF performance levels over the three-year period of January 1, 2018 to December 31, 2020 at threshold, target and maximum payout; and
▪Actual CFCF performance achieved during the 2018 to 2020 period.
† See Annex B for a definition of Cumulative Free Cash Flow and the calculation of actual results under the terms of the award agreement.

Cumulative Free Cash Flow† Results 72% Payout Earned (2018-2020 Cycle)
Performance Level	Payout as % of Target	CFCF (in millions)
Threshold	50%	$1,303
Target	100%	1,619
Maximum	200%	1,966
Actual	72%	1,439
The table below shows the aggregate shares earned by NEOs under the 2018-2020 PSU cycle, along with the payout value of those shares based on the results discussed above.

Aggregate Payouts Earned under the 2018-2020 PSU Award Cycle
Name	Target Award ($)	Aggregate Shares Earned (#)(1)	2020 Payout Value ($)(1)	Target Value Realized (%)(2)
Ryan Schneider	4,500,000	67,550	$886,256	20%
Marilyn Wasser	650,000	11,709	153,622	24%
Donald Casey	700,000	12,610	$165,443	24%
_______________
(1)Shares earned includes the value of dividend equivalent units accrued on earned shares and 2020 Payout Value is based on $13.12 per share, the closing market price of Realogy common stock on the NYSE on December 31, 2020 (the last day of the performance cycle).
(2)Target value realized represents the 2020 Payout Value divided by the Target Award.

Outstanding PSU Cycles
See page 5 of this proxy statement for the status of outstanding PSU cycles as of December 31, 2020. Actual results will be determined based upon results under the applicable metric at the conclusion of the applicable three-year cycle.

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Time-Based Awards
Restricted Stock Units. Vesting restrictions on restricted stock units, or RSUs, lapse over three years, with 33.33% lapsing on each anniversary of the grant date.
When setting LTI awards, our Committee considers the important role of RSUs in:
▪encouraging executive retention; and
▪aligning the interests of our NEOs with the interests of our stockholders, as the value of these time-based awards will increase or decrease with the value of our stock.
Dividend Equivalent Units. Prior to the discontinuation of our quarterly cash dividend in the fourth quarter of 2019, PSUs and RSUs were credited with dividend equivalent rights related to any cash dividend paid by Realogy. Options do not carry dividend equivalent rights. Any additional units that were credited as dividend equivalents are subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original award to which they relate. No dividend equivalents will be paid unless and until the underlying award is vested or settled.

2021 Annual and Long-Term Incentive Programs
In February 2021, the Committee determined that the design of the 2021 annual cash and long-term equity incentive awards would be substantially consistent with the design of the 2020 program.
Specifically, the 2021 Executive Incentive Plan will continue to be funded based upon the achievement of EBITDA with individual payouts under the plan based Relative Individual Performance. NEO target awards under the EIP remain unchanged, except with respect to Mr. Schneider. In consultation with its independent compensation consultant, the Committee increased Mr. Schneider’s target incentive award under the 2021 EIP from one and a half times to two times earned salary. In approving this change, the
Committee took into account competitive target annual incentive opportunities for leaders in his position, including among our peer group and considered his significant contributions to the Company’s performance in 2020 as well as his anticipated future contributions, noting the crucial role Mr. Schneider is expected to play in the continued execution of the Company’s long-term strategy and the potential business disruption likely to be caused by a loss of his services.
2021 long-term incentive awards consist of the same forms of equity and weighting as set forth on page 45, with the 2021-2023 PSU awards continuing to be based on RTSR and CFCF. See the "2021 Long-Term Incentive Awards" table below.

2021 Long-Term Incentive Awards
The table below sets forth the LTI grants made to our NEOs by the Committee, effective February 25, 2021.

2021 Long-Term Incentive Grants
	Shares Underlying Performance-Based PSU Awards(1)		Shares Underlying Time-Based Awards	LTI Target Direct Compensation Value ($)(1)(2)	Grant Date Fair Value ($)(1)(2)
Name	RTSR (#)(2)	CFCF (#)	RSUs (#)
Ryan Schneider	159,574	159,574	212,765	7,500,000	6,607,975
Charlotte Simonelli	19,148	28,723	47,872	1,350,000	1,242,949
Katrina Helmkamp	11,347	17,021	28,368	800,000	736,563
Marilyn Wasser	15,602	23,404	39,007	1,100,000	1,012,773
Donald Casey	11,347	17,021	28,368	800,000	736,563
______________
(1)Shares underlying performance-based PSU awards, LTI target direct compensation value and grant date fair market value are presented at target.
(2)The number of target PSUs granted under the RTSR metric was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant ($14.10), while the grant date fair market value of $8.51 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.

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One-Time Market Share Performance & Retention Awards
In the second half of 2020, the Committee granted each NEO a cash-based performance incentive award tied to a market share metric (each, a "Market Share Performance Award") and a time-vested cash award (each, a "Retention Award").
The Market Share Performance Award (weighted 75% of the total award for the CEO and 50% for the other executive officers) requires achievement of growth in Realogy's share of existing homesale transaction volume over a two-year period ending September 30, 2022, with an additional performance period applicable to the CEO based upon market share growth for the one-year period ending September 30, 2023.
The Committee established a two-year performance period for the Market Share Performance Award applicable to all NEOs in order to motivate performance over the longer term and established an additional cycle covering 2022 to 2023 for the CEO to incentivize continued growth in the context of a multi-year performance program. The Committee determined to grant a cash-based award due to limitations on the availability of shares under the 2018 Long-Term Incentive Plan and based on retention considerations.
Factors Considered by the Committee. In selecting market share growth as the performance metric for the Market Share Performance Award, the Committee took into consideration that this metric would require the management team to successfully execute multiple strategic initiatives over the performance period, including the:
▪recruitment and retention of independent sales agents affiliated with our company owned brokerages;
▪attraction and retention of franchisees; and
▪delivery of products and programs, including lead generation programs and products that are appealing to consumers and/or make independent sales agents and brokerages more productive and their businesses more profitable.
The Committee also noted that success on the market share metric could favorably impact other key strategic initiatives, including enabling the Company to gain greater transaction economics through our ancillary businesses.
In addition, the Committee discussed that the mix of metrics utilized in the regular performance-based compensation program offered protection against the potential for unintended incentives under the Market Share Performance Award, as the pursuit of unprofitable market share would have an adverse impact on both the Operating EBITDA and Free Cash Flow metrics utilized in the Company's annual and long-term based compensation program.

Market Share Award—Design Features
Metric Description	Growth in market share over a two-year period ending September 2022 CEO has an additional performance period ending September 2023 Market share at September 30, 2020 was 15.0%
Target Opportunity ($)	CEO = 1.5x base salary, per performance period Other NEOs = 1.0x base salary
Opportunity Range (%)	Target = 100% Threshold = Not applicable Maximum = Not applicable
In establishing the retention component of the award, the Committee considered that the NEOs had experienced significant decreases in realizable value of target direct compensation in the past several years (including the impact of the voluntary temporary salary reductions in place for part of 2020 as a result of the COVID-19 crisis). The Committee recognized that these declines in realizable value may disadvantage the Company going forward as equity awards granted between 2017 to 2019 offered limited incentive or retentive value to the key executive talent that is critical to the execution of our long-term strategy and future growth potential. The Committee also acknowledged the competitive landscape for executive talent and the potential business disruption likely to be caused by a loss of our NEOs' expertise. The Committee also discussed the outstanding performance of the NEOs, in particular Mr. Schneider, in light of the challenges presented during 2020.
Mechanics. The Market Share Performance Award will be earned if our market share (as measured by our transaction volume for existing home sale transactions) as of September 30, 2022 exceeds our 15.0% of market share as of September 30, 2020 (and, for the additional performance period applicable

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to the CEO, if market share on September 30, 2023 exceeds market share on September 30, 2022). No amounts will be earned if the performance metric is not satisfied.
Market share is measured by the ratio of:
▪Homesale transaction volume (sides times average price) in which Realogy’s owned brokerages and franchisees participate to
▪All existing homesale transactions in the U.S. as reported by the National Association of Realtors (NAR), regardless of whether an agent or broker was involved in the transaction—calculated by doubling the number of existing homesale transactions reported by NAR to account for both the buy and sell sides of a transaction multiplied by NAR's average sales price.
Each participant generally must remain employed with the Company throughout the applicable performance period in order to be eligible to receive a payout of the Market Share Performance Award. If a participant’s employment is terminated without cause or due to his or her death, disability, or retirement during the applicable performance period, such participant will be eligible to receive a pro-rata amount of the Market Share Performance Award based on actual performance.
The Retention Award is subject to forfeiture if the applicable NEO retires or terminates employment with the Company with or without cause or for good reason and is equal to 100% base salary for each NEO, including the CEO.
Our Clawback Policy applies to both the Market Share Performance Award and the Retention Award, which will allow our Board of Directors to recoup incentive compensation in the event of a material restatement or adjustment of our financial statements, misconduct, or breach of the participant’s restrictive covenants with the Company, including those related to non-competition and non-solicitation.

Stock Ownership Requirements
Adopted in 2013 by the Committee, Realogy’s Stock Ownership Guidelines encourage stock ownership among the Executive Committee members to further the objective of aligning our executives’ interests with those of our stockholders.

Stock Ownership Guidelines
CEO	6x salary
Other EC Members	3x salary
Under Realogy’s stock ownership guidelines, members of the Executive Committee are required to own shares of our common stock equal to a specified multiple of their annual base salary. Realogy common stock, deferred stock units and unvested RSUs count toward achieving the ownership requirement. Options and unearned PSUs are not counted.

Based upon feedback during our Investor Outreach Program, the Committee increased the CEO’s minimum stock ownership requirement to 6x annual base salary

Compliance must be achieved within five years of becoming an Executive Committee member. Executive Committee members must retain one-half of the net shares upon exercise of an option (after giving effect to the exercise price and applicable taxes upon exercise) and one-half of the net full-value shares that vest until the Executive Committee member has met his or her minimum ownership level. In the event that an Executive Committee member has not met the ownership requirement at the end of the five-year period, such executive must retain 100% of the net shares until compliance is achieved.
Mr. Schneider, Ms. Simonelli, Ms. Wasser and Mr. Casey satisfied the ownership requirements as of December 31, 2020. Ms. Helmkamp has five years from commencement of employment with us to meet the ownership requirement.

Limited Other Benefits and Perquisites
Our compensation program does not include material other benefits or perquisites.
All employees, including NEOs, may participate in our 401(k) plan. The plan currently provides a matching contribution of 60% of amounts contributed by the officer, subject to a maximum of 6% of eligible compensation.
In December 2017, the Committee froze participation in our Executive Deferred Compensation Plan, which previously allowed NEOs to defer cash and/or equity under that plan. Mr. Casey participates in a now-closed, defined benefit pension plan and excess benefit plan (future accruals of benefits were frozen on October 31, 1999).
Qualifying employees who are required to relocate in connection with their commencement of employment with us are entitled to relocation benefits through Cartus, including limited tax gross-up assistance. Ms. Helmkamp received such relocation benefits in 2020.

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Timing & Valuation of Equity Grants
The Committee's practice generally is to grant LTI awards to the NEOs at the regularly scheduled Committee meeting in February of each year with awards granted and priced on the third business day following the release of full year earnings results and the filing of our Annual Report on Form 10-K. The Committee retains the ability to determine that another grant date may be appropriate in certain circumstances.
During the year, the Committee also may approve equity awards, typically for executives hired or promoted and in connection with acquisitions. The Committee also has delegated to the CEO certain limited authority to make grants to non-Section 16 officers and the Committee is apprised of any such grants on a quarterly basis.
In connection with valuing the grants of equity awards, it is our policy generally to use, as the grant or strike price for any equity award, the closing price of our common stock on the effective date of the grant. For RSUs and for PSUs, the Committee typically approves a dollar value, which is then divided by the closing sale price of our common stock on the date of grant. For determining the grant date fair value of PSUs that have an RTSR metric, the Committee utilizes a Monte Carlo simulation performed by an independent third-party valuation firm to determine fair value.

Hedging and Pledging Prohibited
Our Procedures and Guidelines Governing Securities Trades by Company Personnel prohibits all Directors, executive officers and employees from engaging in hedging transactions or pledging the Company’s securities, including but not limited to our common stock, and no waiver from that prohibition may be granted by the Company.

Tax Considerations
The Committee remains committed to continuing to link executive compensation with Company performance through performance-based and at-risk compensation vehicles in 2020 and future years, despite the elimination of the performance-based compensation exemption upon the passage of the Tax Cuts and Jobs Act in December 2017.

Clawback Policy

Clawback Policy Overview
Who does the Clawback Policy apply to?	Current and former Section 16 officers
What compensation can be clawed back?	Cash incentive or equity-based compensation
What situations give rise to claw back?
The Committee has discretion to claw back compensation in the event of:
- A material restatement or adjustment to the financial statements that would have had the effect of reducing incentive compensation received in past three years

- Misconduct, including knowing legal/regulatory breaches, fraud, knowing misrepresentations and corruption resulting in material financial or reputational harm

In addition, each of our NEOs is subject to one or more restrictive covenant agreements with Realogy (which include non-compete and non-solicitation provisions) pursuant to which the Company can clawback severance payments or stop the payment of equity awards if the restrictive covenant agreement is breached.

Severance Protection
Severance Protection in 2020. As described in more detail under “—Agreements with Named Executive Officers” and “—Potential Payments upon Termination or Change in Control,” each of our NEOs is entitled to severance pay and benefits upon a “qualifying termination”—meaning, a termination without “cause” by the Company or a termination for “good reason” by the executive.
For each of our NEOs, severance pay is equal to a multiple of the sum of annual base salary and target annual incentive, along with the continuation of welfare benefits. The severance multiple for our CEO is 200% and for each other NEO is 100% (although, in the case of a qualifying termination of employment

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within twenty-four months following or in connection with a change in control of the Company, their multiple is 200%).
The higher multiples of base salary and target bonus payable to Mr. Schneider are based upon his overall greater responsibilities for our performance.
No NEO is entitled to any tax reimbursement protection for “golden parachute excise taxes.”
The Committee believes the severance and benefits payable to our NEOs under the foregoing circumstances aid in the attraction and retention of these executives as a competitive practice and are balanced by the inclusion of restrictive covenants (such as non-compete provisions) to protect our value following a termination of an executive’s employment without cause or by the executive for good reason. In addition, we believe the provision of these benefits will keep the executives focused on the operation and management of the business.

Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee annually considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. See “Governance of the Company—Oversight of Risk Management” for additional information on the Committee’s process.

Role of Committee, Advisors and Executives in Setting Executive Compensation
All of the members of the Committee are Independent Directors.
The Committee has the power and authority to oversee our compensation policies and programs and makes all compensation-related decisions for our NEOs. While the Committee may take into account recommendations from its independent compensation consultant as well as the CEO (other than with respect to his own compensation), the Committee has final approval over all compensation decisions for all of our executive officers.
The Committee’s independent compensation consultant reviews compensation materials presented by management to the Committee, participates in one or more pre-meeting calls with the Committee Chair and attends all regularly scheduled meetings of the Committee.

Key Facts: Independent Compensation Consultant
Committee’s Independent Compensation Consultant	Meridian Compensation Partners, LLC, or Meridian
Annual Independence Assessment	Meridian’s independence was assessed and confirmed by the Committee in 2020
Key Services Provided to the Committee in 2020
Meridian provides the Committee with analyses and advice exclusively on Executive & Director compensation matters, including in 2020:

- Competitive market
pay analyses utilizing
peer group and survey
data

- Short- and long-term
incentive program
design for 2020 and
2021

- Advice on the design of
the one-time Market
Share Performance and Retention Awards

- Peer group review and
confirmation

Services Provided in 2020 to Management or Not Related to Executive Compensation	None
The CEO annually reviews the performance of, and makes recommendations regarding, each of our NEOs (other than himself). The CEO’s performance is annually reviewed by the Committee with input from the Board. The conclusions reached and recommendations based upon these reviews, including with respect to salary adjustment and annual and long-term incentive compensation targets and actual payout amounts, are presented to the Committee, which has the discretion to modify any recommended adjustments or awards to our executives. The Company’s Chief People Officer participates in the data analysis process.

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Our Peer Group
As the majority of the Company’s closest peers are privately held (or comprise a part of a much larger reporting company), the Committee evaluates potential peers in industries that resemble the Company’s cyclicality, business model and financial performance.
Our compensation peer group is reviewed annually and updated as needed, and includes companies that are influenced by the housing market and share traits of our other business units.
During 2020, the Committee reviewed our peer group and, upon advice from its independent compensation consultant, determined that it continues to provide a reasonable view of the market in which Realogy competes for executive talent.
In terms of size, compared to our peer group, based upon data as of and for the year ended December 31, 2020, Realogy’s revenues were at the 52nd percentile and its market capitalization was at the 4th percentile.
Although the firms in our peer group employ executives with a skill set comparable to those of the Company, they generally operate in businesses with very different business cycles from residential real estate. Accordingly, the Committee has not relied on our compensation peer group when constructing the RTSR metric for PSU awards and recognizes the need to look beyond that peer group, to other more broad-ranging survey data when setting executive compensation. However, the Committee considers only aggregated survey data, not the identity of the individual survey data companies.
Our peer group was utilized by the Committee in connection with its 2020 and 2021 executive compensation decisions.
In preparation for the establishment of 2020 executive compensation, in November 2019, the Committee’s independent compensation consultant delivered a detailed and comprehensive analysis of peer group information and general industry survey data designed to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information.
The Committee considered the analysis presented at its November 2019 meeting as well as an evaluation of executive performance in early 2020 in setting NEO compensation for 2020.

Realogy Peer Group as of December 31, 2020
Company(1)	Revenue ($)(2) (in millions)	Market Cap ($)(2) (in millions)	Primary Comparable Category
Arthur J. Gallagher & Co.	$6,782	$23,210	Brokerage business model
Avis Budget Group, Inc.	5,402	3,880	Franchisor
CBRE Group, Inc.	23,826	24,922	Real estate services provider
First American Financial Corporation	7,087	5,771	Insurance company with title segment
Fortune Brands Home & Security, Inc.	6,090	11,529	Influenced by housing market
Hertz Global Holdings, Inc.	5,258	272	Franchisor
Hyatt Hotels Corporation	780	8,909	Franchisor
Jones Lang LaSalle Incorporated	8,900	8,892	Real estate services provider
KB Home	4,183	3,704	Influenced by housing market
Leggett & Platt, Incorporated	4,280	5,754	Influenced by housing market
PulteGroup, Inc.	11,036	11,994	Influenced by housing market
Toll Brothers, Inc.	7,078	6,561	Influenced by housing market
Travel + Leisure Co.(3)	2,160	5,193	Franchisor
_______________
(1)Hertz Global Holdings, Inc. filed for bankruptcy in May 2020, but continues to be part of our peer group.
(2)Based on publicly-available information from the S&P Capital IQ database’s definition of Total Revenue and Market Capitalization.
(3)In February 2021, Wyndham Destinations, Inc. changed its name to Travel + Leisure Co.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Realogy Holdings Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Duncan L. Niederauer (Chair)
Fiona P. Dias
Matthew J. Espe
Michael J. Williams

2020 Summary Compensation Table
The table below sets forth the compensation we provided in 2020, 2019 and 2018 to our named executive officers.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)(6)	Option Awards ($)(4)	Non-Equity Incentive Plan Compen-sation ($)(7)	Change in Pension Value / Non-qualified Deferred Comp Earnings ($)(8)	All Other Compen-sation ($)(9)	Total ($)
Ryan M. Schneider Chief Executive Officer and President	2020	789,231	—	7,258,745	—	3,115,384	—	6,956	11,170,316
	2019	1,000,000	—	5,058,634	1,500,000	1,050,000	—	189,876	8,798,510
	2018	1,000,000	—	5,902,376	1,499,999	660,000	—	60,747	9,123,122
Charlotte C. Simonelli Executive Vice President, Chief Financial Officer and Treasurer	2020	669,231	300,000	1,174,255	—	1,511,538	—	6,636	3,661,660
	2019	475,000	—	1,764,462	219,999	332,500	—	8,704	2,800,665
Katrina L. Helmkamp President and Chief Executive Officer, Cartus Corporation	2020	669,231	—	782,834	—	1,511,538	—	26,864	2,990,467
	2019	650,000	—	716,295	199,998	455,000	—	8,805	2,030,098
Marilyn J. Wasser Executive Vice President and General Counsel	2020	530,769	—	1,076,403	—	1,200,000	—	5,008	2,812,180
	2019	500,000	—	931,203	259,998	350,000	—	7,354	2,048,555
	2018	500,000	—	1,021,833	259,994	220,000	—	7,104	2,008,931
Donald J. Casey President and Chief Executive Officer, Title Resource Group	2020	507,692	300,000	782,834	—	1,148,078	54,609	4,737	2,797,950
_______________
(1)Each of Ms. Simonelli and Ms. Helmkamp became named executive officers of the Company for the first time in 2019. Mr. Casey became a named executive officer in 2020. Only compensation for years in which these executives were named executive officers are included in the table.

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(2)The following were the annual base salaries payable to each of the named executive officers as of December 31, 2020: Mr. Schneider, $1,000,000; Ms. Simonelli, $750,000; Ms. Helmkamp, $750,000; Ms. Wasser, $600,000; and Mr. Casey, $575,000. Effective March 6, 2021, Ms. Simonelli's annual base salary was increased to $900,000.
(3)See "—Compensation Discussion and Analysis—Special Cash Bonus (Ms. Simonelli & Mr. Casey)" for additional information.
(4)As more fully described in footnotes (5) and (6), the table reflects the aggregate grant date fair value of equity awards granted in 2020 computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(5)On February 27, 2020, the Company made grants to our named executive officers under its 2020 long-term incentive program. Under the program, each named executive officer received two performance share unit awards (one based upon a relative total stockholder return metric and the other based upon a cumulative free cash flow metric) and a restricted stock unit award.
For all named executive officers the performance share unit award based upon the relative total stockholder return metric has a grant date value of $8.66 per share, and the performance share unit award based upon the cumulative free cash flow metric and the restricted stock unit award both have a grant date value of $9.70 per share.
The table below sets forth the allocation of the grant date fair value of the 2020 long-term incentive awards (including performance share unit awards and restricted stock unit awards) granted to the named executive officers:

Name	CFCF PSUs ($)	RTSR PSUs ($)	RSUs ($)
Ryan M. Schneider	$2,249,993	$2,008,756	$2,999,997
Charlotte C. Simonelli	359,996	214,266	599,994
Katrina Helmkamp	239,997	142,838	399,999
Marilyn J. Wasser	329,994	196,409	550,000
Donald J. Casey	239,997	142,838	399,999
See "—Grants of Plan-Based Awards for Fiscal 2020" for additional information.
(6)The grant date fair value of the performance share unit awards assuming achievement of the highest level of performance (175% of the target award for the PSU grant based upon the relative total stockholder return metric and 200% of the target award for the PSU grant based upon the cumulative free cash flow metric) for each of the NEOs is as follows:

Name	CFCF PSUs Maximum Payout ($)	RTSR PSUs Maximum Payout ($)	Total PSUs Maximum Payout ($)
Ryan M. Schneider	$4,499,985	$3,515,323	$8,015,308
Charlotte C. Simonelli	719,992	374,965	1,094,957
Katrina Helmkamp	479,995	249,967	729,962
Marilyn J. Wasser	659,988	343,715	1,003,703
Donald J. Casey	479,995	249,967	729,962
See "—Grants of Plan-Based Awards for Fiscal Year 2020" for additional information.
(7)Amounts for 2020 represent cash awards earned under the 2020 Executive Incentive Plan. Due to an extra pay period in 2020 (27 pay periods vs. the normal 26 pay periods), the target awards for certain NEOs exceed their base salary.
(8)None of our named executive officers (other than Mr. Casey) is a participant in any defined benefit pension arrangement. The amounts in this column with respect to 2020 reflect the aggregate change in the actuarial present value of the accumulated benefit under the Realogy Pension Plan and Excess Benefit Plan from December 31, 2019 to December 31, 2020. See "—Realogy Pension Benefits at 2020 Fiscal Year End" for additional information regarding the benefits accrued for Mr. Casey. None of our named executive officers received above-market or preferential earnings (as these terms are defined by the SEC) on a non-qualified deferred compensation account.
(9)Amounts for 2020 represent for each named executive officer: 401(k) plan matching contributions and the value of insurance premiums paid by the Company for supplemental death insurance. In addition, for Ms. Helmkamp, the 2020 amount includes relocation expenses of $20,229, which includes an income tax gross-up amount of $4,966.

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Grants of Plan-Based Awards for Fiscal Year 2020
The following table sets forth information concerning each grant of an award made in 2020 to our named executive officers under any plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Award	Grant Date	Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
Ryan M. Schneider	EIP(1)	02/27/20	389,423	1,557,692	3,115,384
	RTSR(2)	02/27/20				92,783	231,958	405,927				2,008,756
	CFCF(3)	02/27/20				115,979	231,958	463,916				2,249,993
	RSU(4)	02/27/20							309,278			2,999,997
	MS(5)	11/03/20		3,000,000
Charlotte C. Simonelli	EIP(1)	02/27/20	188,942	755,769	1,511,538
	RTSR(2)	02/27/20				9,897	24,742	43,299				214,266
	CFCF(3)	02/27/20				18,557	37,113	74,226				359,996
	RSU(4)	02/27/20							61,855			599,994
	MS(5)	08/04/20		750,000
Katrina L. Helmkamp	EIP(1)	02/27/20	188,942	755,769	1,511,538
	RTSR(2)	02/27/20				6,598	16,494	28,865				142,838
	CFCF(3)	02/27/20				12,371	24,742	49,484				239,997
	RSU(4)	02/27/20							41,237			399,999
	MS(5)	08/04/20		750,000
Marilyn J. Wasser	EIP(1)	02/27/20	150,000	600,000	1,200,000
	RTSR(2)	02/27/20				9,072	22,680	39,690				196,409
	CFCF(3)	02/27/20				17,010	34,020	68,040				329,994
	RSU(4)	02/27/20							56,701			550,000
	MS(5)	08/04/20		600,000
Donald J. Casey	EIP(1)	02/27/20	143,510	574,039	1,148,078
	RTSR(2)	02/27/20				6,598	16,494	28,865				142,838
	CFCF(3)	02/27/20				12,371	24,742	49,484				239,997
	RSU(4)	02/27/20							41,237			399,999
	MS(5)	08/04/20		575,000
_______________
(1)The non-equity incentive plan awards represent grants made under the 2020 Executive Incentive Plan, or EIP. The performance criteria under the EIP for each named executive officer was 2020 Plan Operating EBITDA. Under the pre-established Plan Operating EBITDA performance levels, each named executive officer could earn between a threshold payout of 25% and a maximum payout of 200% of the target award. Where performance levels fell between achievement percentage levels, the amount earned was determined by linear interpolation. Under their respective agreements with the Company, the target incentive award payable to our named executive officers in 2020 was 100% of their respective salaries, or in the case of Mr. Schneider, 150% of his salary, in each case, unreduced for the temporary salary reductions in place from April to mid-July, 2020. Due to an extra pay period in 2020 (27 pay periods vs. the normal 26 pay periods), the target awards for certain NEOs exceed their base salary.

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(2)The relative total stockholder return performance share unit award under this column for each NEO represents the potential threshold, target and maximum number of shares that may be earned (40%, 100% and 175% of target). Vesting of the RTSR performance share unit award is contingent upon achievement of the following metric: Realogy's total stockholder return relative to the S&P MidCap 400 index ("RTSR") for the three-year performance period ending December 31, 2022. Payouts under the RTSR metric will be based upon the extent to which Realogy's total stockholder return for the three-year period performs relative to the S&P MidCap 400 index total stockholder return. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See —Compensation Discussion and Analysis—Long-Term Incentive—Performance Share Units—Relative Total Stockholder Return for a further discussion.
(3)The Cumulative Free Cash Flow ("CFCF") performance share unit award under this column for each NEO represents the potential threshold, target and maximum number of shares that may be earned under a performance share unit award (50%, 100% and 200% of target). Vesting of the CFCF performance share unit award is contingent upon achievement of the Cumulative Free Cash Flow goal for the three-year performance period ending December 31, 2022. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See "—Compensation Discussion and Analysis—Long-Term Incentive—Performance Share Units—Cumulative Free Cash Flow" for a further discussion.
(4)Consists of a restricted stock unit award that vests in three equal annual installments on February 27, 2021, 2022 and 2023.
(5)The one-time Market Share Performance Award granted in the second half of 2020 to each NEO is a cash-based performance incentive award tied to a market share metric. The Market Share Performance Award requires achievement of growth in Realogy's shares of existing homesale transaction volume over a two-year period ending September 30, 2022, with an additional performance period applicable to the CEO based upon market share growth for the one-year period ending September 30, 2023. See "—Compensation Discussion and Analysis—One-Time Market Share Performance & Retention Awards" for a further discussion.
(6)The assumptions we used in determining the grant date fair value of these awards are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

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Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth outstanding equity awards as of December 31, 2020 held by our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)(10)		Market Value of Shares of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(11)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(11)
Ryan M. Schneider					20,850	(2)	273,552
					76,496	(3)	1,003,628
					309,278	(5)	4,057,727
								344,226	(6)	4,516,245
								68,846	(7)	903,260
								463,916	(8)	6,086,578
								405,927	(9)	5,325,762
	195,925	65,309	32.80	10/23/2027
	105,337	105,337	25.35	03/01/2028
	108,381	325,145	13.60	02/28/2029
Charlotte C. Simonelli					19,267	(3)	252,783
					58,380	(4)	765,946
					61,855	(5)	811,538
								57,795	(6)	758,270
								7,706	(7)	101,103
								74,226	(8)	973,845
								43,299	(9)	568,083
	19,642	58,929	11.79	3/25/2029
Katrina L. Helmkamp					5,945	(2)	77,998
					15,300	(3)	200,736
					41,237	(5)	541,029
								45,896	(6)	602,156
								6,120	(7)	80,294
								49,484	(8)	649,230
								28,865	(9)	378,709
	14,450	43,353	13.60	02/28/2029
Marilyn J. Wasser					5,422	(2)	71,137
					19,890	(3)	260,957
					56,701	(5)	743,917
								59,665	(6)	782,805
								7,956	(7)	104,383
								68,040	(8)	892,685
								39,690	(9)	520,733
	25,000	—	17.50	04/30/2022
	72,000	—	27.00	10/10/2022
	8,082	—	47.49	02/27/2024
	13,574	—	46.47	02/26/2025
	21,877	—	32.63	02/26/2026
	24,375	8,125	27.70	02/28/2027
	18,258	18,258	25.35	03/01/2028
	18,786	56,358	13.60	02/28/2029

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)(10)		Market Value of Shares of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(11)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(11)
Donald J. Casey					5,839	(2)	76,608
					15,300	(3)	200,736
					41,237	(5)	541,029
								45,896	(6)	602,156
								6,120	(7)	80,294
								49,484	(8)	649,230
								28,865	(9)	378,709
	22,000	—	17.50	04/30/2022
	48,000	—	27.00	10/10/2022
	7,184	—	47.49	02/27/2024
	13,574	—	46.47	02/26/2025
	23,701	—	32.63	02/26/2026
	26,250	8,750	27.70	02/28/2027
	19,662	19,663	25.35	03/01/2028
	14,450	43,353	13.60	02/28/2029
_______________
(1)Options with an expiration date of February 28, 2027, October 23, 2027, March 1, 2028, February 28, 2029 and March 25, 2029 become exercisable as to twenty-five percent (25%) of the total shares subject to the option on each of the first four anniversaries of their respective dates of grant (February 28, 2017, October 23, 2017, March 1, 2018, February 28, 2019 and March 25, 2019, respectively).
(2)Represents unvested shares under a 2018 restricted stock unit award, one half of which will vest on each of the second and third anniversaries of the date of grant (March 1, 2018 for each participating NEO, other than Ms. Helmkamp who has a grant date of July 9, 2018).
(3)Represents unvested shares under a 2019 restricted stock unit award that vests at the rate of one-third of the number of shares on each of the first three anniversaries of the date of grant (February 28, 2019 for each participating NEO, other than Ms. Simonelli who has a grant date of March 25, 2019).
(4)Represents the unvested shares under a restricted stock unit award, which vest at the rate of one-third of the number of shares on each of the first three anniversaries from the date of grant (March 25, 2019).
(5)Represents unvested shares under a 2020 restricted stock unit award that vests at the rate of one-third of the number of shares on each of the first three anniversaries of the date of grant (February 27, 2020 for each participating NEO).
(6)Represents a 2019 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2021 based upon the generation of cumulative free cash flow as measured against the pre-established performance goals. The award would have paid out above the target level based upon performance as of December 31, 2020 and accordingly the shares represent the maximum number of shares that may be earned (the next highest performance level—200% of target).
(7)Represents a 2019 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2021 based upon the Realogy's total stockholder return relative to the S&P MidCap 400 index. The award would have paid out below the threshold level based upon performance as of December 31, 2020 and accordingly the shares represent the threshold number of shares that may be earned (the next highest performance level—40% of target).
(8)Represents a 2020 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2022 based upon the generation of cumulative free cash flow as measured against the pre-established performance goals. The award would have paid out above the target level based upon performance as of December 31, 2020 and accordingly the shares represent the maximum number of shares that may be earned (the next highest performance level—200% of target).
(9)Represents a 2020 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2022 based upon Realogy's total stockholder return relative to the S&P MidCap 400 index. The

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award would have paid out above the target level based upon performance as of December 31, 2020 and accordingly the shares represent the maximum number of shares that may be earned (the next highest performance level—175% of target).
(10)The amounts reported in these columns include accrued dividend equivalents to the extent granted prior to the discontinuation of our quarterly cash dividend in the fourth quarter of 2019. Dividend equivalents are subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original award to which they relate. No dividend equivalents will be paid unless and until the underlying award is vested or settled.
(11)Calculated using the closing price of our common stock on the NYSE on December 31, 2020 of $13.12.

Option Exercises and Stock Vested for Fiscal Year 2020
The following table sets forth information with respect to the vesting of restricted stock units, performance restricted stock units and performance stock units for each of our named executive officers during 2020. No options were exercised by any named executive officer during 2020.

	Stock Awards(1)
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ryan M. Schneider	153,366	1,702,612
Charlotte C. Simonelli	38,820	132,376
Katrina Helmkamp	13,593	136,114
Marilyn J. Wasser	32,089	342,545
Donald J. Casey	31,502	340,572
_______________
(1)The shares acquired upon vesting, and the value realized upon vesting, are as follows:

Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)(b)	Closing Price Per Share ($)	Value realized on Vesting ($)(c)
Ryan M. Schneider	2/28/2020	(d)	38,246	9.27	354,540
	2/28/2020	(e)	20,849	9.27	193,270
	10/23/2020	(f)	26,721	10.05	268,546
	12/31/2020	(j)	67,550	13.12	886,256
	12/31/2020	(k)	—	13.12	—
	Total		153,366		1,702,612
Charlotte C. Simonelli	3/25/2020	(g)	9,631	3.41	32,842
	3/25/2020	(g)	29,189	3.41	99,534
			38,820		132,376
Katrina Helmkamp	9/4/2020	(h)	5,945	10.97	65,217
	2/28/2020	(d)	7,648	9.27	70,897
	Total		13,593		136,114
Marilyn J. Wasser	2/28/2020	(d)	9,943	9.27	92,172
	2/28/2020	(e)	5,420	9.27	50,243
	2/28/2020	(i)	5,017	9.27	46,508
	12/31/2020	(j)	11,709	13.12	153,622
	12/31/2020	(k)	—	13.12	—
	Total		32,089		342,545

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Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)(b)	Closing Price Per Share ($)	Value realized on Vesting ($)(c)
Donald J. Casey	2/28/2020	(d)	7,648	9.27	70,897
	2/28/2020	(e)	5,838	9.27	54,118
	2/28/2020	(i)	5,406	9.27	50,114
	12/31/2020	(j)	12,610	13.12	165,443
	12/31/2020	(k)	—	13.12	—
	Total		31,502		340,572
_______________
(a)A portion of the shares that vested were withheld by the Company to pay minimum withholding taxes dues upon issuance. Accordingly, the named executive officers actually received fewer shares than the amounts set forth in the above table.
(b)The amounts reported include dividend equivalents accrued and earned on restricted stock units and performance share units.
(c)Calculated based upon the closing price per share on the vesting date multiplied by the number of shares acquired on vesting before tax withholding.
(d)Shares received upon the first annual vesting of the restricted stock unit award granted in February 2019.
(e)Shares received upon the second annual vesting of the restricted stock unit award granted in March 2018.
(f)Shares received upon the third annual vesting of the restricted stock unit award granted in October 2017.
(g)Shares received upon the first annual vesting of a restricted stock unit award granted in March 2019.
(h)Shares received upon the second annual vesting of the restricted stock unit award granted in July 2018.
(i)Shares received upon the third annual vesting of the restricted stock unit award granted in February 2017.
(j)Shares received upon the 72% payout under the 2018 to 2020 performance stock unit grant that was based upon achievement of a Cumulative Free Cash Flow metric over the three-year period ended December 31, 2020. The number of shares reported for the performance share unit award represents the actual number of shares issued to the participant in February 2021, but the value realized is the closing market price of a share of our common stock on December 31, 2020. The actual value realized may vary depending on the closing market price of a share of our common stock on the payout date.
(k)No payout was earned under the 2018 to 2020 performance stock unit grant that was based upon achievement of a Relative Total Stockholder Return metric over the three-year period ended December 31, 2020.

2020 Pension Benefits
Prior to Realogy Group's separation from Cendant, Cendant sponsored and maintained a "defined benefit" employee pension plan (the "Cendant Pension Plan"), which was subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a successor to the former PHH Corporation Pension Plan (the "Former PHH Pension Plan"). Cendant also sponsored and maintained the PHH Corporation Excess Benefit Plan (the "Excess Benefit Plan”) to provide a select group of highly compensated employees with benefits above the limitations placed on the Former PHH Pension Plan.
During 1999, the Former PHH Pension Plan was frozen and curtailed, other than for certain employees who attained certain age and service requirements. The Excess Benefit Plan was frozen and curtailed at the same time. In connection with Realogy Group's separation, it adopted a new defined benefit employee pension plan (the "Realogy Pension Plan").
A number of our employees were entitled to benefits under the Realogy Pension Plan, and a select number of highly compensated employees were entitled to benefits under the Excess Benefit Plan, each by virtue of their prior participation in the Former PHH Pension Plan as well as their subsequent participation in the Cendant Pension Plan. At Realogy Group's separation, the Realogy Pension Plan assumed all liabilities and obligations under the Cendant Pension Plan that related to the Former

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PHH Pension Plan and Realogy Group assumed the liabilities and obligations under the Excess Benefit Plan. In consideration of the Realogy Pension Plan accepting and assuming the liabilities and obligations described above under the Cendant Pension Plan, Cendant caused the Cendant Pension Plan to make a direct transfer of a portion of its assets to the Realogy Pension Plan proportional to the liabilities assumed by the Realogy Pension Plan.
Normal retirement under the Realogy Pension Plan and Excess Benefit Plan is age 65, however, participants with 10 or more years of service are eligible for early retirement at age 55. Participants, including Mr. Casey, who attain early retirement under the Realogy Pension Plan and Excess Benefit Plan may receive a reduced benefit upon retirement (calculated with an approximate 0.33% reduction for each month the benefit is paid before age 60).
The amount of the retirement benefit under the Realogy Pension Plan and Excess Benefit Plan is determined by a formula set forth in the plan. No participants in the Realogy Pension Plan or Excess Benefit Plan accrue any ongoing benefits (other than service) and participation has been previously frozen. Participants eligible to commence their pension benefit have several optional forms of payment available to them under the Realogy Pension Plan and Excess Benefit Plan. Lump sum distributions are only permissible when the present value of a participant's benefit is $5,000 or below. The Realogy Pension Plan and Excess Benefit Plan are funded by Realogy.
Mr. Casey is our only named executive officer who participates in these plans and his participation was frozen on October 31, 1999 and, as of that date, his services for benefit accrual ceased.
The following table sets forth certain information Mr. Casey's participation in the Realogy Pension Plan:

Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Realogy Pension Plan	10.8	426,611	—
Excess Benefit Plan	10.8	37,825	—
_______________
(1)The number of years of credited service shown in this column is calculated based on the actual years of service with us (or Cendant) for Mr. Casey through October 31, 1999, at which time his benefit and service accruals ceased. However, Mr. Casey's actual years of service with us (or Cendant) through December 31, 2020 are recognized for the purpose of determining his early and normal retirement eligibility.
(2)The amounts reflected for 2020 in this column represent the actuarial present value of accumulated pension benefits under the Realogy Pension Plan calculated pursuant to Financial Accounting Standards Board Accounting Codification Topic 715, Compensation—Retirement Benefits (ASC 715). The assumptions used in determining the present value of benefits are the same assumptions used for financial reporting purposes. The present value of benefits was determined using a projected benefit obligation effective discount rate of 2.40%, age at December 31, 2020, and the Pri-2012 White Collar Mortality Table with Scale MP-2020 mortality table. The assumed retirement age used for these calculations was the normal retirement age of 65, as defined by the Realogy Pension Plan and Mr. Casey was assumed to retire at the normal retirement age.

Non-Qualified Deferred Compensation at 2020 Fiscal Year End
On December 15, 2017, the Compensation Committee froze participation in the Amended and Restated Realogy Group LLC Executive Deferred Compensation Plan (the "DCP"). As a result of the Compensation Committee's action, only DCP accounts existing on or prior to January 1, 2017 were permitted to continue, but no further compensation deferrals were allowed under the DCP.
The DCP, originally approved by the Board of Managers of Realogy Group on April 9, 2013, amended and restated the Realogy Corporation Officer Deferred Compensation Plan, as previously amended, participation in which had been frozen since January 1, 2009 and also unfroze participation in the DCP.
The DCP was for the benefit of certain of our key employees selected by our Compensation Committee from time to time. Under the DCP, participants were permitted to defer both cash and equity-based compensation on such terms as our Compensation Committee determined from time to time.
For equity deferrals, the vesting terms of deferred awards remained unchanged, though the distribution of shares issuable upon vesting of the applicable award was deferred pursuant to the NEO's deferral

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election. Deferred equity awards were exchanged for deferred stock units on a one-for-one basis. Dividend equivalent units accrue on deferred stock units if the underlying award agreement provided for the accrual of dividend equivalent units.
For cash deferrals, we utilize a "rabbi trust" for the purpose of holding assets to be used for the payment of benefits under the DCP. Accounts are established in a participant's name and the participant allocated his or her cash deferrals to one or more deemed investments under the DCP.
Generally, a participant's deferral will be paid on a fixed date elected by the participant or, if earlier, on the first anniversary following a participant's separation from service for elections made prior to December 11, 2014 or on the last business day of the quarter following a participant's separation of service for elections made on or after December 11, 2014. A participant in the DCP could elect to defer to a single lump-sum payment of his or her account or elect payments over time.
Ms. Wasser and Mr. Casey are the only NEOs who had a DCP account in 2020. Ms. Wasser's account is comprised of deferred stock units related to deferred restricted stock unit and performance stock unit awards as well as deferred cash, while Mr. Casey's account is comprised of deferred cash.
The following table sets forth certain information with respect to Ms. Wasser's and Mr. Casey's DCP accounts for 2020:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Marilyn Wasser(1)	—	—	88,869	—	573,366
Donald Casey(1)	—	—	2,722	—	35,172
_______________
(1)None of the amounts reported in the table were previously reported as compensation in the Summary Compensation Table.
(2)The amount reported reflects gains on cash deferrals and, for Ms. Wasser, the increase in the value of deferred stock units.
(3)The amount reported is the value of cash deferrals in the DCP account and, for Ms. Wasser, the market value of deferred stock units in her DCP account based upon the closing price of our common stock on December 31, 2020.

Agreements with Named Executive Officers
The following summarizes our employment agreement with Mr. Schneider and the executive severance arrangements in place as of December 31, 2020 with each of our other NEOs.
Employment & Severance Arrangements. On March 11, 2020, the Company and Mr. Schneider entered into a new employment agreement (the 2020 CEO Agreement), which replaced and superseded the his prior employment agreement (the "2017 CEO Agreement"). The terms of the 2020 CEO Agreement are substantially similar to the 2017 CEO Agreement, but have been updated to be generally consistent with the executive severance and change in control provisions reflected in Realogy's Executive Severance Plan and Executive Change in Control Plan (together, the "Severance & CIC Plans").
Each of Ms. Simonelli, Ms. Wasser and Mr. Casey were participants in the Severance & CIC Plans as of December 31, 2020 and have a separate letter agreement with the Company concerning material terms of their employment.
Ms. Helmkamp will become a participant in the Severance & CIC Plans upon the expiration of her individual executive severance agreement in October 2021 (the "Helmkamp Agreement"), unless she voluntarily elects to join the Severance & CIC Plans prior to such time.
Except where specified, the provisions of the 2020 CEO Agreement and Helmkamp Agreement are materially consistent with the terms of the Severance & CIC Plans and individual letter agreements. We refer to these agreements and plans, collectively, in this section as the "NEO Agreements."
The material terms and conditions of the NEO Agreements are summarized below.
Term. Under the NEO Agreements, each NEO's employment with us is at will, including that of the CEO, and may be terminated at any time in accordance with the terms of the respective agreement.

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However, the Company's severance obligations (described below) under the 2020 CEO Agreement and Helmkamp Agreement survive for three years following the execution of the applicable agreement or, if following a change in control of the Company (as defined in such agreement) the second anniversary of the change in control or the original termination date, if later.
The Committee, as Plan Administrator of the Severance & CIC Plans, may terminate, amend or modify such plans at any time, provided that, except as required by law, the plans may not be amended or terminated within six months prior to a change in control (as defined in the Severance & CIC Plans) or on or within two years immediately following a change in control in a manner that would adversely affect the rights of a participant without the express written consent of the participant so affected.
Annual Compensation. Each NEO’s annual base salary and target annual incentive award under the Executive Incentive Plan as of December 31, 2020 is set forth in the CD&A, which are subject to increases in the Committee's discretion.
Each NEO may be eligible for long-term incentive awards as determined by the Compensation Committee in its sole discretion.
The NEO Agreements may provide for an equity grant upon hire, as was the case for Ms. Helmkamp (in 2018) and Ms. Simonelli (in 2019). These new hire equity awards including any proceeds, gains or other economic benefit in respect of the awards, are subject to the terms and conditions of the Company’s Clawback Policy, which allows the Board to recoup incentive compensation in the event of a material restatement or adjustment of our financial statements, misconduct, or breach of the NEO's restrictive covenants with us, including those related to non-competition and non-solicitation.
Non-Change-in-Control Severance. If the NEO experiences a “qualifying termination” (as described below), we will provide such NEO with the following severance payments and benefits, subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims:
▪an amount equal to 1.0 times (or with respect to Mr. Schneider, 2.0 times) the sum of the NEO's annual base salary and annual incentive award at target, payable in twenty-four equal monthly installments;
▪the continuation of medical and dental benefits on terms no less favorable to the NEO than those terms in effect immediately prior to the termination of employment for a period of up to 18 months; and
▪outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
Change-in-Control Severance. If the NEO experiences a "qualifying termination" within 24 months following a change in control of the Company, we will provide such NEO with the same benefits described in the prior section (Non-Change-in-Control Severance), subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims, except that each NEO will be entitled to a severance amount equal to 2.0 times the sum of their base salary and annual incentive award at target, payable in lump sum.
The Severance & CIC Plans (and the 2020 CEO Agreement) also provide that if an NEO experiences a qualifying termination prior to a change in control (but, only if a change in control occurs) and such termination is determined to be in connection with or in anticipation of a change in control or is at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, the Company will provide the NEO with change in control severance payments (i.e., 2.0 times base salary and target incentive award) rather than standard severance benefits (i.e., 1.0 base salary and target incentive award). This provision is not included in the Helmkamp Agreement.
Pro-Rata Annual Incentive Award. Upon a qualifying termination, the NEOs will also receive a pro-rata annual incentive award in respect of the fiscal year in which their termination of employment occurs, determined based on the Company’s actual performance and payable at such time such awards are payable to other employees of the Company.
Qualifying Termination. A “qualifying termination” means the NEO's employment is terminated by the Company without cause or the executive resigns with good reason.
Payments and Benefits Upon a Termination due to Death, Disability or Retirement. Under the NEO Agreements, upon a termination of employment due to death or disability or retirement, the NEO will be eligible to receive accrued compensation and a pro-rated annual incentive award. In the case of death, the NEO will also be eligible to receive a supplemental death insurance benefit in the amount of 2.5 times their annual base salary on the date of death up to $2 million (inclusive of any Company

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provided life insurance to the NEO), provided that such NEO has qualified for such benefit. There is no severance payable upon any death or disability or retirement nor is there severance payable upon a termination at or after the expiration of the term of the NEO Agreements.
Section 280G. The NEO Agreements provide that if payments and benefits provided to the NEO would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the NEO will either have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of their payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Restrictive Covenants and Clawback. Under the NEO Agreements, each NEO is subject to a non-compete period which is three years for Mr. Schneider and two years for each other NEO and a non-solicitation period of three years following the NEO's termination of employment for any reason. The Company’s Clawback Policy applies in the event the NEO breaches his or her restrictive covenants under the NEO Agreement.
Definitions under the NEO Agreements.
Cause. Cause is defined in the NEO Agreements as (i) the NEO's willful failure to substantially perform his or her duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any subsidiary, (iii) the NEO's conviction of, or plea of guilty or nolo contendere to a charge of commission of, a felony or crime involving moral turpitude, (iv) the NEO's indictment for a charge of commission of a felony or any crime involving moral turpitude, (provided, in the Helmkamp Agreement, that the Board determines in good faith that such indictment would result in a material adverse impact to the business or reputation of the Company), (v) the NEO's gross negligence in the performance of his or her duties, (vi) the NEO purposefully or negligently makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, (vii) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of the NEO's duties, (viii) a breach of fiduciary duty and/or (ix) a material breach by the NEO of any of the terms and conditions of the NEO Agreement or a material breach of any of the NEO's representations in the NEO Agreement. A termination will not be for “Cause” pursuant to clause (i), (ii), (v) or (ix), to the extent such conduct is curable, unless the Company shall have notified the NEO in writing describing such conduct and the NEO has failed to cure such conduct within ten business days after his receipt of such written notice.
Good Reason. Good Reason is defined in the 2020 CEO Agreement as voluntary resignation after any of the following actions taken by the Company or any of its subsidiaries without the CEO's consent: (i) his removal from, or failure to be nominated or re-elected to, the Board; (ii) a material reduction of his duties and responsibilities to the Company or his title or position or reporting (other than any such failure resulting from incapacity due to physical or mental illness), (iii) a reduction in base salary or target annual incentive award opportunity (not including any diminution in base salary permitted under the CEO Agreement); (iv) relocation of his primary office to a location more than a pre-established distance from the prior location following a change in control of the Company if his commute increases as a result of such relocation or (v) a material breach by the Company of a material provision of the CEO Agreement.
The definition of Good Reason under the Severance and CIC Plans and the Helmkamp Agreement is substantially similar to that under the 2020 CEO Agreement except for the following material differences:
▪clause (i) of the definition of Good Reason under the 2020 CEO Agreement regarding Director service is not contained in the definition of Good Reason in the Severance and CIC Plans or the Helmkamp Agreement;
▪clause (iv) of the definition of Good Reason is not contained in the Helmkamp Agreement); and
▪the definition of Good Reason under the Severance and CIC Plans excludes a reduction in an NEO's EIP target as giving rise to a "good reason" termination.
Retirement. Retirement is any separation of service of an executive who is retirement eligible other than a termination for Cause or a termination in connection with a change in control. Retirement eligibility is defined under the NEO Agreements as 65 years of age or older, or 55 years of age or older plus at least ten years of tenure with the Company.

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Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs
The following table sets forth the consequences of a NEO's termination of employment on outstanding equity awards. Any post-termination vesting and post-termination right to exercise options are subject to the NEO's compliance with any applicable restrictive covenants.

Termination Reason(1)	Performance Share Units(2)(3)	RSUs(3)	Options
Voluntary other than for the reasons listed below	Immediate forfeiture	Immediate forfeiture of unvested RSUs	60 days to exercise options that had vested as of date of termination; Immediate forfeiture of unvested shares
For Cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture of all options, vested or unvested
Death or Disability	Performance Share Units will vest according to actual performance pro-rated for time worked during three-year performance period; payment made following end of three-year performance period	Immediate vesting of unvested RSUs (whether or not earned) upon termination date	Immediate vesting of unvested options and options may be exercised until the earlier of the grant expiration date or 180 days post-termination
Retirement	If holder remains employed or provides service to the Company for at least one year after the start of the performance period, Performance Share Units will vest according to actual performance; payment made following end of three-year performance period	If holder remains employed or provides service to the Company for at least one year following the date of grant, shares underlying the RSUs will continue be issued following retirement in accordance with schedule set forth in the Notice of Grant	If optionee remains employed or provides service to the Company for at least one year following the date of grant, options will continue to vest following retirement in accordance with schedule set forth in the Notice of Grant and optionee will be able to exercise options post-termination to the date that is three years after the final vesting date, but in no event after the grant expiration date
By the Company without Cause or by employee for Good Reason	Performance Share Units will vest according to actual performance pro-rated for time worked during performance period; payment made following end of three-year performance period	Immediate forfeiture of unvested RSUs	90 days to exercise options that had vested as of termination; Immediate forfeiture of unvested options
Change in Control with Shares Assumed	Performance Share Units converted at target value into time vested units at date of Change in Control. Units will vest in full if employment or service is terminated during the balance of the performance (vesting) period if terminated by Company without Cause or if employment is terminated by holder for Good Reason, due to retirement or if employment is terminated on account of death or disability.	RSUs will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by holder for Good Reason.	Options will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by optionee for Good Reason
Change in Control with Shares not Assumed	Performance Share Units vest in full at target value and are paid in cash upon Change in Control	RSUs will vest in full; holder receives cash value of shares.	Option will vest in full; optionee receives spread value
_______________
(1)     Capitalized terms are defined in the NEO equity award agreements and the 2018 Long-Term Incentive Plan (or prior plan).
(2)    Rules apply to terminations prior to end of performance period.
(3)    The cash-based Market Share Performance Award follows the same rules as PSUs (except that, for NEOs other than the CEO, only a pro-rated portion of an assumed award would vest upon termination in connection with a Change in Control). Similarly, the Retention Award follows the same rules as RSUs (except that, for NEOs other than the CEO, only a pro-rated portion of an assumed award would vest upon termination in connection with a Change in Control).

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Potential Payments Upon Termination or Change-in-Control
The payments that may be made to our named executive officers are described in the section of this proxy statement captioned Agreements with Named Executive Officers and Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs.
The table below sets forth information regarding the value of potential termination payments and benefits our named executive officers would have become entitled to receive upon a change of control and/or termination of employment on December 31, 2020.

Name	Benefit(1)(2)	Termination without Cause or for Good Reason in connection with a Change of Control ($)(3)		Other Termination without Cause or for Good Reason ($)(4)	Death ($)(5)	Disability ($)(5)	Retirement ($)(6)

Ryan M. Schneider	Severance Pay	5,000,000		5,000,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	1,000,000	—	—
	Health Care	28,961	18,206	28,961	—	—	—
	Equity Vesting/Acceleration	15,937,730		7,417,116	12,752,023	12,752,023	—
	Cash Award Vesting/ Acceleration	4,000,000		187,500	1,187,500	1,187,500	—
	Total	24,966,691		12,633,577	14,939,523	13,939,523	—
Charlotte C. Simonelli	Severance Pay	3,000,000		1,500,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	625,000	—	—
	Health Care	17,618		17,618	—	—	—
	Equity Vesting/Acceleration	3,352,078		1,086,900	2,995,542	2,995,542	—
	Cash Award Vesting/ Acceleration	281,250		93,750	843,750	843,750	—
	Total	6,650,946		2,698,268	4,464,292	3,839,292	—
Katrina Helmkamp	Severance Pay	3,000,000		1,500,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	625,000	—	—
	Health Care	19,707		19,707	—	—	—
	Equity Vesting/Acceleration	1,862,568		797,617	1,617,381	1,617,381	—
	Cash Award Vesting/ Acceleration	281,250		93,750	843,750	843,750	—
	Total	5,163,525		2,411,074	3,086,131	2,461,131	—
Marilyn J. Wasser	Severance Pay	2,400,000		1,200,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	250,000	—	—
	Health Care	10,153		10,153	—	—	—
	Equity Vesting/Acceleration	2,472,254		2,632,699	3,376,616	3,376,616	2,632,699
	Cash Award Vesting/ Acceleration	225,000		75,000	675,000	675,000	—
	Total	5,107,407		3,917,852	4,301,616	4,051,616	2,632,699
Donald J. Casey	Severance Pay	2,300,000		1,150,000	—	—	—
	Death and Dismemberment Insurance Benefits	—		—	188,000	—	—
	Health Care	19,707		19,707	—	—	—
	Equity Vesting/Acceleration	1,861,177		1,987,732	2,528,762	2,528,762	1,987,732
	Cash Award Vesting/ Acceleration	215,625		71,875	646,875	646,875	—
	Total	4,396,509		3,229,314	3,363,637	3,175,637	1,987,732

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_______________
(1)Each NEO is entitled to payment of accrued but unpaid salary to the date of termination and payment of the 2020 EIP, to the extent earned. See "—Summary Compensation Table" for amounts earned by the NEOs under the 2020 EIP. The amounts set forth in the table do not include accrued but unpaid salary or any earned compensation under the 2020 EIP arising from a termination of employment as of December 31, 2020. The amounts shown also do not include deferred compensation payable following the termination of an NEO who participates in the Amended and Restated Executive Deferred Compensation Plan or the Realogy Pension Plan.
(2)The value ascribed to equity acceleration/vesting of awards in this table is based upon the closing price of our common stock as of December 31, 2020 ($13.12 per share).
(3)PSUs assumed by an acquiror in a change of control transaction are converted into time-vesting restricted stock units. The vesting of options and restricted stock units (including any time-vesting restricted stock units into which PSUs have been converted upon a change of control) accelerate in the event the individual terminates his or her employment for "Good Reason" or his or her employment is terminated for other than "Cause" within 24 months of a change of control.
(4)Ms. Wasser and Mr. Casey were "retirement eligible" at December 31, 2020 and the amount shown under this column for "Equity Acceleration/Vesting" is the amount each would be entitled to under the "Retirement" column as the retirement eligible provisions of their awards provide greater benefits. See footnote (6) below.
For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2020 Fiscal Year End" table.
(5)Amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser and Mr. Casey (as retirement eligible grantees) is the sum of (1) the amount set forth under the "Retirement" column; (2) the value of their unvested 2020 restricted stock unit awards; and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 31, 2020 ($13.12) and the option exercise price by the number of stock options subject to accelerated vesting. On December 31, 2020, the exercise price of each unvested option held by Ms. Wasser and Mr. Casey was above the closing price of our common stock and, accordingly no amount is reported for those options.
For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of (1) the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2020 Fiscal Year End" table; (2) the value of unvested restricted stock unit awards; and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 31, 2020 ($13.12) and the option exercise price by the number of stock options subject to accelerated vesting. On December 31, 2020, the exercise price of each unvested option held by these NEOs, other than option awards granted to Ms. Simonelli in March 2019, was above the closing price of our common stock and, accordingly no amount is reported for those options.
All salaried employees are entitled to death insurance benefits of up to $1.0 million. The amounts reported under the column for Death and Dismemberment Insurance Benefits are the proceeds (over this $1.0 million) that are payable to NEOs that have qualified for supplemental coverage under a death and dismemberment insurance policy available to the NEOs, the premiums of which are paid by the Company. The death and dismemberment insurance benefit is an amount up to 2.5 times the NEO's annual base salary at the time of death, rounded up to the nearest $1,000 (which is inclusive of any standard Company-provided life insurance policy applicable to the NEO), subject to a further cap of $2 million.
(6)For Ms. Wasser and Mr. Casey (as retirement eligible grantees): (1) options and restricted stock units will continue to vest provided she or he has been employed or provided services to the Company for one year following the date of grant and (2) performance stock units will continue to vest provided she or he has been employed or provided service to the Company for the first year of the three-year performance cycle.
    The amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser and Mr. Casey is the sum of (1) the amount that would be payable under their 2019 and 2020 PSU awards utilizing the assumptions set forth in footnotes (6) to (9) to the "Outstanding Equity Awards at 2020 Fiscal Year End" table, (2) the value of their unvested 2018 and 2019 restricted stock unit awards (as the one-year service requirement had been satisfied for that grant) and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 31, 2020 ($13.12) and the option exercise price by the number of stock options subject to accelerated vesting. On December 31, 2020, the exercise price of each unvested option held by Ms. Wasser and Mr. Casey was above the closing price of our common stock and, accordingly no amount is reported for those options.

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Pay Ratio Calculation
At the direction of the Compensation Committee and in accordance with SEC rules, the Company has calculated:
▪the estimated median of the annual total compensation of all employees, except our CEO (our "non-CEO median employee");
▪the annual total compensation of our CEO; and
▪the estimated ratio of the annual total compensation of our non-CEO median employee to our CEO (the "pay ratio").
In identifying the non-CEO median employee, we considered 9,103 employees, which included all of our (and our consolidated subsidiaries) full- and part-time, seasonal and temporary employees, including employees on a leave of absence as of December 31, 2020 in the United States and the United Kingdom, other than our CEO. These employees represented over 96% of our total employee base of 9,434 at December 31, 2020.
As of December 31, 2020, we had 331 employees in jurisdictions other than the U.S. and the U.K., who in the aggregate represented 3.5% of our total employee base at December 31, 2020 and were excluded from calculating our non-CEO median employee as permitted by SEC rules.
These employees were located as follows as of December 31, 2020:

Country	Employees (#)	Employee Base (%)
Brazil	7	0.07%
Canada	24	0.25%
China	43	0.46%
France	21	0.22%
Germany	8	0.08%
Hong Kong	31	0.33%
India	38	0.40%
Netherlands	13	0.14%
Singapore	146	1.55%
Total	331	3.51%
The consistently applied compensation measure used to identify our non-CEO median employee was the sum of:
▪salary (or, for non-salaried employees, wages plus overtime) for fiscal year 2020;
▪cash award payments made in 2020, including payments made under our annual cash incentive plan and other cash-based incentive and commission plans;
▪the grant date fair value of equity awards; and
▪Company contributions to 401(k) plans (or, in the United Kingdom, pension plans).
We did not make cost-of-living adjustments to these amounts, but in determining the compensation of employees located in the U.K., we converted the aggregate value of each employee's compensation from British pounds to U.S. dollars using the conversion rate of 1.35772, as in effect as of the last day of 2020.
Based on the above, our non-CEO median employee is a full-time employee located in the United States with annual total compensation of $66,824 in fiscal year 2020. This amount includes a base salary of $64,196 (which reflects a temporary salary reduction in place from April to May 2020), a work from home stipend of $200, a cash incentive payment of $1,250, and $1,178 in Company contributions to the Company's 401(k) plan. The non-CEO median employee did not participate in the Company's annual cash incentive plan, did not receive any other cash bonus or equity award in fiscal year 2020 and did not participate in the Realogy Pension Plan or Realogy Executive Deferred Compensation Plan.
Mr. Schneider's total compensation for fiscal year 2020 was $11,170,316 as set forth in the Summary Compensation Table.
Based on these amounts, the estimated pay ratio of Mr. Schneider's annual total compensation to that of our non-CEO median employee for fiscal year 2020 is 1:167.

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PROPOSAL 2: ADVISORY VOTE ON REALOGY HOLDINGS EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our NEOs in 2020 described in the Compensation Discussion and Analysis and other compensation disclosure regarding NEO compensation, which we refer to as a "Say-on-Pay Vote."
We hold an advisory vote on the compensation of our NEOs on an annual basis in accordance with the preference expressed by our stockholders at our 2019 annual meeting regarding the frequency of the Say-on-Pay Vote.
Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.
Executive Compensation Program
Realizable Compensation Tracks Performance. Our rigorous performance-based program is designed so that CEO and other NEO realizable target direct compensation follows the same trajectory as our stockholder's experience, including in 2020:
▪Realized value was 21% of target for the 2018-2020 performance share unit awards.
•No payouts for awards tied to Relative Total Stockholder Return
•Below target for awards tied to Cumulative Free Cash Flow
▪Payouts at maximum under the 2020 annual Executive Incentive Plan, reflecting our outstanding Operating EBITDA achievement in 2020, driven by a 13% increase in combined homesale transaction volume compared with 2019, our proactive moves to control costs following the onset of the COVID-19 crisis in the U.S., our continued execution of short- and long-term strategic initiatives and a strong recovery in the housing market.
Responsive to Investor Feedback. Our Chairman of the Board and Chair of the Compensation Committee has met with investors representing approximately 50% or more of our outstanding shares every year since 2018 and the design of our 2020 executive compensation program incorporates their feedback.
Program Highlights. Highlights of our 2020 executive compensation program include the following:
▪2020 executive compensation is tied principally to the achievement of an annual Operating EBITDA target as well as the generation of strong cumulative Free Cash Flow and stock price performance relative to the S&P MidCap 400 index over the three-year period ending December 31, 2021.
▪Our Compensation Committee allocated at least 50% of target long-term incentive compensation in the form of performance share units that require achievement of robust Company goals over a three-year period.
Compensation Strategy. As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:
▪support a high-performance environment by linking compensation with performance;
▪attract, motivate and retain key executives who are crucial to our long-term success;
▪reinforce ethical behavior and practices and discourage excessive risk-taking; and
▪align executive compensation with stockholder interests in both short-term performance and long-term value creation.
Strong Commitment to Best Compensation Practices. The Compensation Committee has established many "best practices" in the Company's executive compensation programs, as described elsewhere in this proxy statement.
We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2020 compensation of our NEOs.

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Recommendation for Approval
For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2021.
PwC served as our independent registered public accounting firm for 2020 for both Realogy Holdings and Realogy Group and has served as our independent registered public accounting firm since May 2009.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee annually reviews PwC's independence and performance in deciding whether to retain PwC as the Company's independent registered public accounting firm.
As part of its determination to retain PwC as the Company's independent registered public accounting firm for fiscal year 2021, the Audit Committee took into account multiple factors, including:
▪Depth of Institutional and Industry Knowledge. PwC possesses significant institutional knowledge of the Company, including its segments, business and operations, accounting policies and practices, and internal control over financial reporting. Likewise, PwC has substantial experience auditing other companies providing real estate services and business processing services.

▪Quality of Services. The quality of PwC's historical and recent performance on the Company's audits has demonstrated the capability and expertise of its audit team in handling the breadth and complexity of our operations. The Audit Committee also considered available external data relating to audit quality, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and related industry information.
▪Appropriateness of Fee Structure. PwC's fees have been considered appropriate, taking into account both the size and complexity of the Company's business in particular and generally as compared to other firms.
▪Potential for Business Disruption. The Audit Committee took into account the potential disruption of operational efficiencies and diversion of management time that could result in the engagement of a new independent registered public accounting firm that was not as knowledgeable about our business.
The Audit Committee also considered the Company's auditor independence controls, including the Audit Committee's pre-approval policy of all audit and non-audit services by PwC, the Audit Committee's frequent meetings with PwC in executive session and PwC's own independence process.
As an additional independence safeguard, PwC rotates its lead audit engagement partner every five years. The Audit Committee oversees the selection process for each new lead engagement partner, which was last done in 2020 and is effective for

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PwC's audit of the Company's consolidated financial statements for fiscal year 2021.
In anticipation of the lead audit engagement partner rotation, the Audit Committee began planning discussions in 2019 with the Company’s then-current lead audit engagement partner and, in 2020, considered potential candidates and approved the hiring of the person to act as lead audit engagement partner commencing with the Company's 2021 audit.
The Audit Committee's selection process included a review of candidate qualifications, candidate interviews and discussions with management.
The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for 2021.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of
PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Your proxy will be voted FOR the ratification of PwC as our independent registered public accounting firm for 2021 unless you indicate otherwise when you vote.
Representatives of PwC will be present at the Annual Meeting and available to respond to questions and will have the opportunity to make a statement if such representatives desire to do so.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Disclosure About Fees
In addition to being retained as independent auditors to audit our consolidated financial statements, PwC provided various other services to us during 2020 and 2019. The aggregate fees billed for professional services by PwC in 2020 and 2019 were as follows:

	2020	2019
Audit Fees(1)	$5,235,000	$4,815,000
Audit-Related Fees(2)	1,055,000	—
Tax Fees(3)	5,000	4,000
Other(4)	5,000	5,000
Total	$6,300,000	$4,824,000
_______________
(1)     Represents fees for the audit of our consolidated financial statements, the audit of internal controls, the review of interim financial statements included in Form 10-Qs and other attest services primarily related to financial accounting consultations, comfort letters and SEC consents, regulatory and statutory audits and Franchise Disclosure Document filings in various states.
(2)    Represents fees for services related to carve-out audits performed in connection with the formerly planned divestiture of our relocation services operations.
(3)     Represents fees related to tax compliance services.
(4)    Software license fee.

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Pre-Approval of Audit and Non-Audit Services
The Audit Committee (which for purposes of this section includes the Audit Committee of Realogy Group, whose members and purpose are identical to those of the Audit Committee of Realogy Holdings) is responsible for approving the terms of the independent auditor's services. The Audit Committee regularly reviews and pre-approves the nature and amount of non-audit services to be provided by the independent auditor, including when determining its independence.
All services performed by our independent auditors in 2020 and 2019 were pre-approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee (as described below).
The pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the nature and amount of services (the "Service List") anticipated to be performed by the independent auditor in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted (subject to the limited de minimis provision described below). Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee, provided the aggregate fees in the particular Designated Category to which a specific pre-approval relates do not exceed the pre-approved amount. The Chair updates the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.
On at least a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the Service List.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PwC during 2020 or 2019 under such provision.
As an additional internal control measure intended to protect auditor independence, the Audit Committee also maintains a policy that prohibits the Company from hiring the independent auditor's personnel, if such person is being hired in a "financial reporting oversight role" as defined by the PCAOB and such person also participated in the current annual audit, or the immediately preceding annual audit of our financial statements.

Audit Committee Report*
The Board has the ultimate authority for effective corporate governance, including oversight of the management of Realogy. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Realogy, the audits of Realogy's consolidated financial statements and internal controls over financial reporting, and the performance of Realogy's internal audit function.
The Audit Committee is comprised of four Directors, each of whom meets the independence standards of the NYSE and the SEC. Three members of the Audit Committee have been designated by the Board as "audit committee financial experts" and one of these three, Michael J. Williams, has extensive industry-related experience. The fourth member, Enrique Silva, has extensive executive leadership experience in franchise operations.
Specific responsibilities of the Audit Committee are set forth in its Charter adopted by the Board. The Audit Committee reviews the Charter annually and recommends changes, as appropriate, to the Board to reflect the evolving role of the Audit Committee. The Charter is available on the Governance page of our website at www.realogy.com.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Realogy's independent registered public accounting firm and approves in advance all services to be performed by Realogy's independent registered public accounting firm in accordance with SEC rules.
As part of its engagement of Realogy's independent registered public accounting firm, the Audit Committee evaluates the independent registered public accounting firm's performance, taking into consideration multiple factors, including institutional knowledge of the Company's business and operations, industry knowledge and global reach as it relates to where the Company conducts business, management's and the Audit Committee's evaluation of expertise and the quality of past performance, and data relating to appropriateness of fees and auditor

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independence. The Audit Committee, with the assistance of Realogy management, also is responsible for the selection of the lead partner of the independent registered public accounting firm, evaluates the performance of the lead partner and the other key personnel on the engagement, and ensures that partner rotation practices are in compliance with all applicable SEC rules and other related laws and regulations.
The Audit Committee has discussed with PricewaterhouseCoopers LLP matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures required by applicable standards and rules of the PCAOB and the SEC regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. The Audit Committee has considered whether the permissible non-audit services provided by PricewaterhouseCoopers LLP to Realogy are compatible with PricewaterhouseCoopers LLP maintaining its independence. Less than 1% of the fees incurred by the Company for services provided by PricewaterhouseCoopers LLP in fiscal year 2020 were for services other than audit or audit-related services.
The Audit Committee has satisfied itself as to the independence of PricewaterhouseCoopers LLP.
The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. Management is responsible for Realogy's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles and applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Realogy's internal control over financial reporting. PricewaterhouseCoopers LLP, Realogy's independent registered public accounting firm, is responsible for performing an independent audit of Realogy's consolidated financial statements and expressing an opinion on such financial statements as well as on the effectiveness of Realogy's internal control over financial reporting. The Audit Committee has reviewed and discussed Realogy's 2020 Annual Report on Form 10-K, including the audited consolidated financial statements of Realogy for the year ended December 31, 2020, with management and with representatives of PricewaterhouseCoopers LLP. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.
During 2020, the Audit Committee actively fulfilled its duties and responsibilities as outlined in its Charter. Specifically, the Audit Committee, among other actions:
▪approved in advance all services to be performed by PricewaterhouseCoopers LLP in accordance with SEC rules;
▪reviewed and discussed with management and PricewaterhouseCoopers LLP Realogy's quarterly earnings, press releases, consolidated financial statements and related periodic reports filed with the SEC;
▪reviewed with the CEO, the CFO and other members of management, the processes that management has in place with respect to evaluating the accuracy and fair presentation of its financial statements and the effectiveness of Realogy's disclosure controls and procedures and internal controls over financial reporting;
▪reviewed with management and PricewaterhouseCoopers LLP the Company's use of non-GAAP financial measures in its filings with the SEC as well as its other investor communications;
▪reviewed with management and PricewaterhouseCoopers LLP management's assessment of the effectiveness of Realogy's internal control over financial reporting and PricewaterhouseCoopers LLP's opinion about the effectiveness of Realogy's internal controls over financial reporting;
▪considered and discussed with management, the Head of Internal Audit and PricewaterhouseCoopers LLP, as appropriate, the audit scopes and plans of both PricewaterhouseCoopers LLP and the internal auditor;
▪in coordination with the full Board, provided oversight on capital allocation and liquidity matters, including in connection with the COVID-19 crisis;
▪received reports on the Company's information security environment from the Company's Chief Information Security Officer, including with respect to data privacy and information

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technology initiatives as well as the internal and external cyber threat environment;
▪interviewed and approved the Head of Internal Audit, who reports directly to the Audit Committee;
▪regularly discussed with management and the Head of Internal Audit the Company’s risk assessment and risk management policies and practices;
▪reviewed the integrated risk assessment performed by the internal audit, enterprise risk management, and ethics & compliance teams;
▪approved the Company's annual ethics and compliance program and received quarterly updates on the progress of the program from the Company's Chief Ethics & Compliance Officer, who has a dotted-line reporting relationship to the Audit Committee;
▪conferred regularly with the General Counsel on legal matters;
▪continued to review, in accordance with its governance schedule, those policies and procedures overseen by the Audit Committee;
▪received a report from the CFO on finance team talent;
▪promoted a culture of high respect for the Company's audit and finance functions; and
▪met in periodic executive sessions with management (including, individually, with the Company's Chief Financial Officer and Chief Ethics & Compliance Officer), the Head of Internal Audit and PricewaterhouseCoopers LLP.
Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management's report on internal control over financial reporting be included in Realogy's Annual Report on Form 10-K for the year ended December 31, 2020.
AUDIT COMMITTEE
V. Ann Hailey (Chair)
Enrique Silva
Sherry M. Smith
Michael J. Williams

* The foregoing report does not reflect the addition of Felicia Williams as a member of the Audit Committee on March 18, 2021.

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PROPOSAL 4: APPROVAL OF THE AMENDED & RESTATED 2018 LONG-TERM INCENTIVE PLAN
Effective February 26, 2021, the Board approved, subject to stockholder approval at the Annual Meeting, an amendment and restatement to the Realogy Holdings Corp. 2018 Long-Term Incentive Plan (the “2018 Plan”), initially approved by stockholders in 2018, to:
▪increase the number of shares authorized for issuance under the 2018 Plan by 3.0 million shares;
▪extend the term of the 2018 Plan to February 26, 2031; and
▪remove language relating to compliance with the now-inapplicable performance-based exception under Section 162(m) of the Internal Revenue Code, given the repeal of that exception by the Tax Cuts and Jobs Act.
Importantly, the 2018 Plan nevertheless retains many of the key governance aspects of the performance-based exception, including per-person limits on grants that may be made to any individual during any fiscal year (see Summary of the 2018 Plan - Other Share Limits below for a description of the award limits included in the 2018 Plan).
The 2018 Plan also continues to permit the grant of awards that vest based on the achievement of performance goals. We have a track record of granting performance-based awards to our executive officers, as shown in the executive compensation sections of this proxy statement.
Upon stockholder approval, the 2018 Plan will be renamed the “Realogy Holdings Corp. Amended and Restated 2018 Long-Term Incentive Plan.”
If we do not obtain requisite stockholder approval of the 2018 Plan, the 2018 Long-Term Incentive Plan in effect immediately prior to Board approval of the 2018 Plan (without giving effect to the proposed share increase or any of the other changes described above) will remain in effect (referred herein as the "Current Plan").
However, the Board has determined that the remaining share reserve under the Current Plan is not sufficient for our equity award needs. If stockholders do not approve the 2018 Plan, our future ability to issue equity-based awards will be extremely limited, which could have a significant negative impact on our recruitment and retention initiatives and would require us to consider other compensation alternatives.
The Board believes that the types of incentive and equity awards available under the 2018 Plan serve as a powerful attraction, retention and motivation tool for officers and non-employee directors as well as key employees. If the 2018 Plan is approved, the Board expects to continue to grant awards intended to focus participants on creating stockholder value and promoting our success, align interests with those of our stockholders, and encourage a long-term commitment to the Company.
Due to share limit considerations, in 2020, we limited equity awards to our executive officer and Directors. In February 2021, we expanded the base of employees receiving equity awards under the 2018 Plan to include additional key employees. Assuming the availability of Plan shares, we currently intend to continue to grant equity awards to this broader base of participants.
Our Compensation Committee, with the assistance of its independent compensation consultant, determined the number of shares available for issuance under the 2018 Plan based on projected equity awards to our existing executive officers, Directors and certain key employees. We anticipate that if the 2018 Plan is approved, the number of shares available for issuance thereunder will be sufficient to provide equity incentives to this group through 2023.
In evaluating whether to adopt the 2018 Plan, our Board considered the dilutive effect of equity awards, including the Company's equity overhang and annual share usage.

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Overhang. As of December 31, 2020, we had approximately 12.8 million shares of our common stock subject to outstanding equity awards or available for future equity awards under the Current Plan, which represented approximately 10.0% of fully diluted shares of common stock outstanding (or the "overhang percentage"). The 3.0 million new shares proposed to be included in the 2018 Plan's share reserve would increase the overhang percentage by an additional 2.0% to approximately 12.0%.
Share Usage. Significant Historical Award Information. The annual usage under our equity compensation program for the last three fiscal years was as follows:

		Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020	Average
A.	Stock Options Granted	441,006	931,169	—	457,392
B.	Restricted Stock Granted	—	—	—	—
C.	Restricted Stock Units Granted	1,568,727	2,796,499	839,918	1,735,048
D.	Performance Awards Granted (at target)	615,618	1,199,084	853,084	889,262
E.	Performance Awards Earned	289,445	95,927	278,432	221,268
F.	Total Full Value Awards (B+C+E)	1,858,172	2,892,426	1,118,350	1,956,316
G.	Total Options and Full Value Awards (A+F)	2,299,178	3,823,595	1,118,350	2,413,708
H.	Basic Weighted Average Shares Outstanding	124,001,484	114,234,719	115,231,314	117,822,506
I.	Annual Share Usage (G / H)	1.85%	3.35%	0.97%	2.06%
J.	Dilution	11.30%	10.34%	9.98%	10.54%
Key Data on Outstanding Equity Awards and Shares Available.(1) Information regarding outstanding equity awards and shares available for future awards under our equity plans, other than the 2018 Plan, as of the close of business on February 25, 2021, is as follows:

	Current Plan	2012 Plan(2)	2007 Plan(2)	Inducement Award(3)
Shares underlying outstanding stock options (#)	752,702	2,331,394	358,514	261,234
Weighted-average exercise price of outstanding stock options	$13.41	$31.14	$17.66	$32.80
Weighted-average remaining term of outstanding stock options	7.91	3.30	1.11	6.65
Shares underlying outstanding full value awards(4)	7,486,211	347,686	—	—
Shares available for future grant (#)	764,075	—	—	—
_______________
(1)As of February 25, 2021, there were 115,636,171 shares of common stock issued and outstanding and the closing price of a share of the Company's common stock as of that date was $14.10.
(2)The Company has ceased granting awards under the 2012 Long-Term Incentive Plan and Amended and Restated 2012 Long-Term Incentive Plan (together, the "2012 Plan") and 2007 Stock Incentive Plan (the "2007 Plan").
(3)The inducement award was made outside of our stockholder approved plans on October 23, 2017 and consists of options.
(4)We reserve performance share unit awards assuming payout at maximum and the amount reported in this row includes 5,249,261 performance share unit awards assuming maximum performance. See the table on page 5 for an overview of the three-year performance share unit award cycles outstanding during 2020, which notes estimated performance levels at December 31, 2020.
Impact of Performance Share Units. Our Compensation Committee strongly believes that basing equity opportunities upon the achievement of meaningful long-term performance objectives is in the best interests of the Company, and if the 2018 Plan is approved, intends to continue to incentivize management via grants of performance share units that are subject to achievement of challenging long-term performance goals.
We reserve shares under the Current Plan assuming payout of these performance share unit awards at maximum, which significantly decreases the number of shares available for issuance. However, the actual number of shares earned under our performance share unit awards have historically been significantly below target.
For example, although we reserved for potential payout at maximum under each of the last three PSU cycles, no shares were issued under the 2017-2019 cycle and no, or below target, shares were issued under the 2016-2018 and 2018-2020 cycles.

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Best Practices included in the 2018 Plan.
The 2018 Plan and our other related governance practices and policies include key provisions designed to protect stockholder interests, promote effective corporate governance and reflect the use of corporate governance best practices including, but not limited to the following:
▪No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
▪No Repricing of Underwater Options. The terms of the 2018 Plan do not allow for the repricing of options, including the cancellation and re-issuance of new options in exchange for stock options whose stock price is above the then-current fair market value of our common stock.
▪No Share Recycling for Net Exercise or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2018 Plan.
▪No Single Trigger Acceleration of Awards upon a Change of Control. Awards will not accelerate simply upon the occurrence of a change in control unless the awards are not assumed by the acquiror.
▪No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2018 Plan are automatically replenished.
▪No Automatic Grants. The 2018 Plan does not provide for automatic grants to any participant.
▪Limits on Awards to Non-Employee Directors. The 2018 Plan provides for a limit on awards granted to non-employee Directors in any consecutive 12-month period equal to $700,000 for both cash and equity-based awards.
▪No Dividends Paid Out on Unearned Awards. The 2018 Plan explicitly prohibits the payment of any dividends and dividend equivalents unless and until the underlying award is vested or settled.
▪Minimum 12-month Vesting Period for Equity Awards. All equity awards under the 2018 Plan must be granted subject to a minimum vesting period of at least 12 months, subject to limited exceptions described on page 83.
▪Clawback. As more fully described in the Compensation Discussion & Analysis section of this proxy statement, we have a Clawback Policy with respect to the forfeiture of equity incentive awards. In addition, we have the right to provide, in the terms of the awards made under the 2018 Plan, that any proceeds, gains or other economic benefit must be paid to the Company under certain circumstances (which include unlawful and/or fraudulent activity) and that the award will terminate and be forfeited.
▪Minimum Stock Ownership Requirements. We mandate robust minimum stock ownership requirements for both executive officers and our Independent Directors (see pages 17 and 53 of this proxy statement).
▪No Hedging or Pledging under Trading Plan. As more fully described in the Compensation Discussion and Analysis section of this proxy statement, we maintain trading policies that prohibit hedging or pledging of Company securities by all employees and Directors.
Summary of the 2018 Plan
The text of the 2018 Plan is set forth in Annex C to this proxy statement, and the description of the 2018 Plan set forth herein is qualified in its entirety by reference to the text of the 2018 Plan.
Purpose. The purposes of the 2018 Plan are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its affiliates, to align the interests of such individuals with those of the Company’s stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and other service providers and to provide an effective means to link pay to performance for such employees and service providers.
Plan Administration. The Compensation Committee administers the 2018 Plan. Unless otherwise determined by the Board, the Compensation Committee consists of not fewer than two "independent directors" under NYSE rules, each of whom must also qualify as a non-employee director as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. To the extent permitted by applicable law or the rules of any applicable securities exchange, the Board or the Compensation Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend awards or to take other administrative actions. Any delegation is subject to the restrictions

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and limits that the Board or Compensation Committee specifies at the time of such delegation.
Under the 2018 Plan, the Compensation Committee has the authority to, among other things:
•interpret the 2018 Plan and its award agreements;
•make rules and regulations relating to the administration of the 2018 Plan;
•designate eligible persons to receive awards;
•determine the type and number of awards to be granted;
•establish the terms and conditions of awards; and
•determine whether the awards or any portion of an award will contain time-based restrictions and/or performance-based restrictions, and, with respect to performance-based awards, the criteria for achievement of performance goals, as set forth in more detail below.
The Compensation Committee generally designates those employees, consultants and non-employee directors eligible to participate in the 2018 Plan.
Eligibility. The Compensation Committee, in its sole discretion may designate those employees, non-employee directors and consultants eligible to whom one or more awards will be granted and will determine the nature and amount of each award. As of February 26, 2021, we had approximately 9,430 employees (including 11 executive officers) and 9 non-employee directors who would be eligible to receive awards under the 2018 Plan. Consultants, including independent sales agents, would also be eligible to receive awards under the 2018 Plan.
During 2020, we granted equity awards under the 2018 Plan to 9 executive officers and 9 non-employee directors. In February 2021, we granted equity awards under to 2018 Plan to 11 executive officers and 42 employees.
As of February 26, 2021, approximately 670 participants held outstanding equity awards under the Current Plan or one of our prior equity plans.
Shares Authorized. Upon approval of the 2018 Plan, we will have approximately 3.8 million shares available for future issuance under the plan, comprised of the shares available for issuance under the Current Plan as of February 26, 2021 (without giving effect to any of the amendments described in this proposal) plus the 3.0 million shares which will become authorized for issuance upon such approval. The number of shares that are subject to or underlie awards which expire or are cancelled or forfeited under the Current Plan (and, as permitted by the Current Plan, the 2012 Plan) following the effective date of the 2018 Plan will be added to the 2018 Plan’s share reserve, except for shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award under the Current Plan or 2012 Plan, each such share referred to in this paragraph as a forfeited share. Any forfeited share under the Current Plan will be reincorporated into the 2018 Plan as one share for every one forfeited share. As permitted under the Current Plan, any forfeited share that was subject to an option or stock appreciation right under the 2012 Plan will be reincorporated into the 2018 Plan as one share for every one forfeited share formerly subject to such option or stock appreciation right and any forfeited share that was subject to an award other than an option or stock appreciation right will be reincorporated into the 2018 Plan as 2.22 shares for every one forfeited share formerly subject to such other award.
The share reserve is subject to adjustment in the event of a merger, recapitalization, stock split, reorganization or similar transaction.
Any unexercised, unconverted or undistributed portion of any award that is not paid in connection with the settlement of an award or is forfeited without the issuance of shares will again be available for grant under the 2018 Plan, but shares surrendered or withheld as payment of either exercise price and/or withholding taxes or shares purchased in the open market with option exercise proceeds will not be available for further grant.
Director Share Limits. Non-employee Directors may not be granted awards in any consecutive 12-month period that exceed $700,000 (for share-based awards, based upon the grant date fair value of the awards).
Other Share Limits. Awards will be subject to limits on the maximum amount of awards that may be granted or paid to any participant in any calendar year as follows:
•The number of shares subject to options and stock appreciation rights awarded to any one participant during any calendar year may not exceed 1,000,000 shares, which is the same as the cap under the Current Plan.
•The number of shares subject to awards other than options and stock appreciation rights awarded to any one participant during any calendar year may not exceed 600,000 shares.

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•The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to any cash-denominated award granted to any participant may not exceed $6 million for each 12-month period in the performance period (e.g., $18 million for a three-year performance period), which is the same as the cap under the Current Plan.
•The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to any performance award that is not cash-denominated granted to any participant may not exceed 500,000 shares for each 12-month period in the performance period. (e.g., 1.5 million shares for a three-year performance period).
Minimum Vesting. All equity awards will be granted subject to a minimum vesting period of at least 12 months, provided, that the following may be granted without the minimum vesting period requirement:
•up to 5% of the shares initially available under the 2018 Plan;
•awards granted in connection with the Company’s acquisition of another corporation;
•the treatment of the awards upon a change in control; and
•the treatment of the awards upon certain terminations of employment.
Change in Control. The 2018 Plan provides that, unless otherwise determined by the Board and/or evidenced in an award agreement, in the event of a change in control (as defined in the 2018 Plan):
•for performance awards, immediately prior to the change in control, (1) the performance goals subject to each outstanding performance award will be deemed to be achieved at the actual level of performance, (2) the performance award will cease to be subject to the achievement of the performance goals and (3) the performance award will vest in full at the end of the performance period, subject to continued employment; and
•with respect to each outstanding award that is assumed or substituted in connection with a change in control, if within twenty-four months following such change in control, a participant's employment or service is terminated for any of the reasons described below, all of the participant's outstanding equity awards which have not yet vested will immediately vest and become exercisable and all restrictions on such awards will immediately lapse. An award is deemed to have been assumed or substituted if the new award:
◦is based on shares of common stock that are traded on an established U.S. securities market;
◦has comparable value to that of the original award; and
◦has terms and conditions that were applicable to the original award immediately before the change in control.
The reasons for termination that will trigger an acceleration are:
•termination by the Company, for any reason other than for Cause (as defined in the 2018 Plan); or
•termination by the participant for Good Reason (as defined in the 2018 Plan).
Amendment and Termination. The 2018 Plan will terminate by its terms on February 26, 2031. However, our Board may at any time terminate, suspend or discontinue the 2018 Plan. Our Board may amend the 2018 Plan at any time, provided that any increase in the number of shares available for issuance under the 2018 Plan must be approved by our stockholders. In addition, our Board may not, without stockholder approval, extend the term of the 2018 Plan, materially expand the types of awards available under the 2018 Plan, add a category or categories of individuals who are eligible to participate in the 2018 Plan, limit any prohibition against re-pricing options or stock appreciation rights, or make any other changes that require approval by stockholders in order to comply with applicable laws or stock market rules. No amendment or termination of the 2018 Plan may adversely change a participant’s rights under an outstanding award without the participant’s prior written consent.
Types of Awards under the 2018 Plan
The 2018 Plan provides for the grant of stock options (including non-qualified stock options and incentive stock options), restricted stock, restricted stock units, performance awards (which include, but are not limited to, cash awards), dividend equivalents, stock payment awards, stock appreciation rights, and other incentive awards.
Options. Options to purchase shares of common stock may be granted alone or in tandem with stock appreciation rights. A stock option may be granted in the form of a non-qualified stock option or an incentive stock option. No incentive stock options will be granted to any person who is not one of our employees. The price at which a share may be

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purchased under an option (the exercise price) will be determined by the Compensation Committee, but may not be less than the fair market value of our common stock on the date the option is granted (or, as to incentive stock options granted to a greater than 10% stockholder, 110% of the fair market value). Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be decreased after the date of grant and no outstanding option may be surrendered as consideration for the grant of a new option with a lower exercise price without stockholder approval. The award agreement sets forth the terms and conditions of each option. The amount of incentive stock options that become exercisable for the first time in a particular year cannot exceed a value of $100,000 per participant, determined using the fair market value of the shares on the date of grant.
Stock Appreciation Rights. Stock appreciation rights, or SARs, may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than the fair market value of our common stock on the date of grant. The award agreement sets forth the terms and conditions of each SAR.
Restricted Stock/Restricted Stock Units. Restricted stock and restricted stock units may be awarded to eligible participants. The terms and conditions on such awards are set forth in the award agreement which may include time-based, performance-based, and service-based restrictions. Restricted stock units may be settled in cash, shares of common stock or a combination of the two. During the restriction period, holders of restricted stock have the right to vote the shares and to receive dividends and other distributions, provided, however, that any such dividends will be (i) credited by us to an account for the participant and accumulated without interest until the date upon which the underlying award becomes vested and (ii) reconveyed to us without further consideration or any act or action by the participant if for any reason the underlying award is cancelled, terminated, forfeited or fails to vest. In no event will dividends and other distributions be paid or distributed with respect to shares of restricted stock until the vesting restrictions of the underlying award lapse.
Performance Awards. Performance awards may be issued to any eligible participants. The value of performance awards may be linked to performance goals, or to other specific criteria determined by the 2018 Plan administrator (which may include the Compensation Committee). Performance awards may be paid in cash, shares, or a combination of both. Without limiting the generality of the foregoing, performance awards may be granted in the form of a cash bonus payable upon the attainment of one or more objective performance goals or such other criteria as are established by the 2018 Plan administrator.
Performance goals may be expressed in terms of our overall performance or the performance of an affiliate, or one or more divisions or business units, or the performance of the applicable industry or other benchmarks. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more measures relative to the performance of other corporations, including those in the Company's peer group. Further, the Compensation Committee, in its sole discretion, may provide objectively determinable adjustments be made to one or more of the performance goals.
Dividend Equivalents. Dividend equivalents may be granted either alone or in tandem with other awards (except for options or stock appreciation rights). Dividend equivalent awards are based on the dividends that are declared on the common stock, to be credited as of the dividend payment dates during the period between the date that the dividend equivalent awards are granted and such dates that the dividend equivalent awards terminate or expire.
Dividend equivalents with respect to shares covered by an award will be (i) subject to the same vesting requirements, settlement provisions, and other terms and conditions as the underlying award to which they relate, (ii) only paid or distributed to a participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the award vests with respect to such shares, and (iii) reconveyed to us without further consideration or any act or action by the participant if for any reason the underlying award is canceled, terminated, forfeited or fails to vest. In no event will any dividend equivalents be paid or distributed until the vesting restrictions of the underlying award lapse.
Stock Payment Awards. Stock payments may be granted to eligible participants. The number of shares of any stock payment may be based upon performance goals or any other specific criteria.
Other Incentive Awards. Other incentive awards may be granted to eligible participants. Such other incentive awards may cover shares or the right to purchase shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or otherwise payable in or based on shares, stockholder value, or stockholder return. Other incentive awards may be linked to any one or more of the performance criteria or other specific

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performance criteria and may be paid in cash or shares.
Forfeiture and Recoupment Provisions. Pursuant to the Company’s general authority to determine the terms and conditions applicable to awards under the 2018 Plan, the plan administrator has the right to provide, in the terms of awards made under the 2018 Plan, or to require a participant to agree by separate written or electronic instrument, that any proceeds, gains or other economic benefit must be paid to the Company and the award will terminate and any unexercised portion of the award (whether or not vested) will be forfeited, in either case, if:
•a termination of employment or other service occurs prior to a specified date, or within a specified time period following receipt or exercise of the award;
•the participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in an award agreement;
•the participant incurs a termination of employment or other service for Cause; or
•the participant at any time engages in unlawful and/or fraudulent activity or an activity which constitutes a breach of the Company’s Code of Conduct policy as in effect from time to time or a breach of the participant’s employment agreement, as may be further specified in an award agreement.
In addition, all awards are subject to any clawback or recoupment policies of the Company, as in effect from time to time, or as otherwise required by law.
New Plan Benefits
No awards have been granted, and no shares have been issued under the 2018 Plan. Future grants under the 2018 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2018 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2018 Plan.

Securities Authorized for Issuance under Equity Compensation Plans
The following tables provide information about shares of our common stock that may be issued upon the exercise of options, that may vest pursuant to awards of restricted stock units or performance stock units or that may be issued under deferred stock units under all of our existing equity compensation plans as of December 31, 2020 and after giving effect to the 2021 year-to-date grants, as of the close of business on February 25, 2021.
As of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	10,559,962	(1)	$25.71	(2)	1,971,181	(3)
Equity compensation plan not approved by stockholders	261,234	(4)	$32.80		—
_______________
(1)Consists of 3,571,571 outstanding options, 2,512,711 stock-settled restricted stock units, 4,323,104 performance stock units and 152,576 deferred stock units issuable under the Current Plan, 2012 Plan and 2007 Plan. The amount set forth in the table assumes maximum payout under the unvested performance share unit awards. The number of shares, if any, to be issued pursuant to unvested performance stock unit awards will be determined based upon the extent to which the performance goals are achieved.
(2)Weighted average exercise price of outstanding options under the Current Plan, the 2012 Plan, and the 2007 Plan. The weighted average remaining term of outstanding options is 4.1 years. The other outstanding awards do not have exercise prices and are accordingly excluded from this column.
(3)Consists of shares available for future grant under the Current Plan.

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(4)Consists of options granted to Mr. Schneider on October 23, 2017 as an inducement material to his entry into employment with us, which were approved by our Compensation Committee and disclosed in a press release. Under applicable NYSE Listing Rules, inducement grants are not subject to security holder approval. The terms of this award are materially consistent with the terms of awards made under the 2018 Plan. The options expire ten years from the grant date and vest over a four-year period, in equal annual installments on each anniversary date of the grant date.
As of Close of Business on February 25, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	11,276,508	(1)	$25.86	(2)	764,075	(3)
Equity compensation plan not approved by stockholders	261,234	(4)	$32.80		—
_______________
(1)Consists of 3,442,610 outstanding options, 3,342,652 stock-settled restricted stock units, 4,338,670 performance stock units and 152,576 deferred stock units issuable under the Current Plan, the 2012 Plan and the 2007 Plan. The amount set forth in the table assumes maximum payout under the unvested performance share unit awards. The number of shares, if any, to be issued pursuant to unvested performance stock unit awards will be determined based upon the extent to which the performance goals are achieved.
(2)Weighted average exercise price of outstanding options under the Current Plan, the 2012 Plan, and the 2007 Plan. The weighted average remaining term of outstanding options is 4.1 years. The other outstanding awards do not have exercise prices and are accordingly excluded from this column.
(3)Consists of shares available for future grant under the Current Plan.
(4)See footnote 4 to the table presented as of December 31, 2020 for additional information concerning the inducement option award granted to Mr. Schneider on October 23, 2017 under applicable NYSE Listing Rules.
Certain Federal Income Tax Consequences
The following discussion addresses only the general federal income tax consequences relating to participation under the 2018 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Further, the summary below does not address the impact of state and local taxes, or the federal alternative minimum tax and is not intended as tax advice to participants under the 2018 Plan.
Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of us or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise. If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and we will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that

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the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we generally will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Appreciation Rights. A participant who has been granted a SAR will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. Upon the exercise of a SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
Restricted Stock Units. A participant who has been granted a restricted stock unit award will not realize taxable income at the time of grant and we will not be entitled to a tax deduction at that time. The participant will generally have compensation income at the time of settlement equal to the amount of cash received and the then fair market value of the distributed shares, and will have a tax basis in the shares equal to the amount of compensation income recognized. We generally will then be entitled to a corresponding tax deduction.
Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and we will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect, pursuant to Section 83(b) of the Code, to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we generally will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b) of the Code, dividends paid to the participant during the restriction period will be treated as compensation income to the participant and we generally will be entitled to a corresponding tax deduction.
Performance Awards; Dividend Equivalent Awards; Stock Payment Awards; Other Incentive Awards. With respect to these types of awards, a participant generally will not recognize taxable income until the cash or shares of common stock are delivered to the participant upon satisfaction of the conditions of the award, and we generally will be entitled to a corresponding tax deduction. The amount of ordinary income recognized by the participant generally will be equal to the amount of the cash or the fair market value of the shares received.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN

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PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CLARIFY THE BOARD’S ABILITY TO ADOPT, AMEND, ALTER OR REPEAL OUR BYLAWS
At the Company’s 2019 Annual Meeting of Stockholders, our stockholders approved an amendment to our Certificate of Incorporation that eliminated the supermajority voting requirements for stockholders to modify, amend or repeal our Certificate of Incorporation or to adopt, amend, alter or repeal the Bylaws.
Stockholder approval of this revision resulted in the adoption of a standard requiring the approval of a majority of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, for stockholder amendments to our Certificate of Incorporation and Bylaws.
The language included in our revised Certificate of Incorporation, however, inadvertently deleted language pursuant to which our Board was also permitted to adopt, amend, alter or repeal our Bylaws. Our Board recommends that our stockholders approve an amendment to our Certificate of Incorporation to clarify these rights of our Board.
Our Board believes that these rights are in the best interest of our stockholders and are essential to the Board’s ability to continue to incorporate best corporate governance practices into our Bylaws. Additionally, the authority of a board of directors to amend a company's bylaws is standard among the overwhelming majority of publicly-traded companies. According to data from Deal Point Data, a corporate governance database, boards of directors have authority to amend the bylaws without stockholder approval at more than 94% of the companies it tracks in each of the S&P 500, S&P 1500 and Russell 3000 indices.
As amended, Article XII of our Certificate of Incorporation will provide that the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The form of amendment to Article XII of our Certificate of Incorporation, marked to show the proposed changes to the existing Article XII is attached as Annex D. If this proposed amendment is approved, it will become effective upon the filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which we intend to do promptly following the Annual Meeting. If the proposed amendment is not approved by stockholders, the amendment will not be implemented.
The proposed amendment requires approval by the affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO CLARIFY THE BOARD’S ABILITY TO ADOPT, AMEND, ALTER OR REPEAL THE BYLAWS

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Director Nominations for Inclusion in Proxy Materials (Proxy Access)
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of 2 nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws.
Eligible stockholders who wish to have a director nominee included in our proxy statement relating to the annual meeting of stockholders to be held in 2022 must deliver a written notice, containing the information specified in our Bylaws regarding the stockholder(s) and the proposed nominee(s), to us by November 19, 2021, but not before October 20, 2021, which is not less than 120 days nor more than 150 days prior to March 19, 2022, the first anniversary of the date that we first distributed our proxy statement to stockholders for the 2021 Annual Meeting.
The requirements for a stockholder nomination using proxy access are more fully set forth in Section 2.12 of our Bylaws, and the foregoing summary is qualified by reference to the applicable sections of our Bylaws.
Our Bylaws have been filed as an exhibit to our Annual Report on Form 10-K filed on February 26, 2019. A stockholder may also obtain a copy of our Bylaws by writing to our Corporate Secretary.
Other Stockholder Proposals to be Included in the 2021 Proxy Statement
Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2022 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on November 19, 2021.

Stockholder Proposals and Director Nominations to be Brought Before the 2021 Annual Meeting (not Included in the 2021 Proxy Statement)
In addition, our Bylaws establish an advance notice procedure for stockholder proposals (including nominations to the Board) to be considered at next year's annual meeting, but not included in the proxy statement. Such proposals must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 5, 2022 and not later than February 4, 2022.
However, if the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after May 5, 2021, then a stockholder will be able to submit a proposal for consideration at the annual meeting not earlier than the close of business on the 120th day prior to the date of the 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the 2022 Annual Meeting is less than 100 days prior to the date of such meeting, not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Any notification to bring any proposal before the 2022 Annual Meeting must comply with the requirements of our Bylaws, including information specified therein concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock.
Stockholder Recommendations for Potential Director Candidates
Our Nominating and Corporate Governance Committee will also consider written stockholder recommendations for potential candidates to the Board sent to the Committee c/o the Corporate Secretary. See "Proposal 1: Election of Directors—Process for Nominating Directors" for additional information on the submission of candidate recommendations to the Nominating and Corporate Governance Committee. In order to submit a nomination or a recommendation, a stockholder must comply with provisions of applicable law and our Bylaws.

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FREQUENTLY ASKED QUESTIONS
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We provide access to our proxy materials over the Internet. On or about March 19, 2021, we will begin mailing to our stockholders a "Notice of Internet Availability of Proxy Materials" (the "Notice") telling them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice. In addition, by following the instructions included in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials in printed form by mail or by e-mail will remain in effect until you terminate it.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to view our proxy materials on the Internet. You can view the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com. Our proxy materials are also available on the Investors section of our website at www.realogy.com.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 5, 2021 at 9:00 a.m., Eastern Daylight Time.
We intend to hold the Annual Meeting as a virtual-only meeting due to ongoing health and safety concerns related to the COVID-19 pandemic.
Any stockholder as of the record date can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RLGY2021
We encourage you to access the Annual Meeting online prior to its start time.
How do I attend the Annual Meeting?
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/RLGY2021, which we call the Annual Meeting Website, you must enter the 16-digit control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received.
If you wish to submit a question during the Annual Meeting, you may log into the Annual Meeting Website and enter your 16-digit control number and enter a question at the applicable place and click “submit.” We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints.
You also may vote online and examine our stockholder list during the Annual Meeting by following the instructions provided on the meeting website.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page to the Annual Meeting Website.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following:
▪the election of eleven Directors for a one-year term;
▪the advisory approval of our executive compensation program;
▪the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2021;
▪a proposal to approve the Amended and Restated 2018 Long-Term Incentive Plan;
▪a proposal to amend our Certificate of Incorporation to clarify the Board's ability to adopt, amend, alter or repeal our Bylaws; and
▪to transact any other business that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority, to the extent

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permitted by law, to vote on such matters according to their best judgment.
How does the Board recommend that I vote?
The Board recommends the following votes:
▪FOR the election of each of the Director nominees;
▪FOR the advisory vote to approve our executive compensation program;
▪FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2021;
▪FOR the proposal to approve the Amended and Restated 2018 Long-Term Incentive Plan; and
▪FOR the proposal to amend our Certificate of Incorporation to clarify the Board's ability to adopt, amend, alter or repeal our Bylaws.
How do I vote?
Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy.
If you are a stockholder of record, also known as a registered stockholder, you may vote by proxy in one of the following ways:
▪by telephone by calling the toll-free number 800-690-6903 (have your Notice or proxy card in hand when you call);
▪by Internet before the Annual Meeting at www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
▪by mail if you have requested and received a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
▪by Internet during the Annual Meeting (please see above under "How do I attend the Annual Meeting?").
When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card, vote by Internet or by telephone, but do not specify how you want your shares to be voted, they will be voted as the Board recommends.
Our proxy tabulator, Broadridge Financial Solutions, Inc., must receive any proxy that will not be delivered by Internet during the Annual Meeting by 11:59 p.m., Eastern Daylight Time on Tuesday, May 4, 2021.
If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote by Internet during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/RLGY2021. Have your Notice, proxy card or voting instruction form available when you access the Annual Meeting Website.
Who may vote and how many votes does a stockholder have?
All holders of record of our common stock as of the close of business on March 10, 2021 (the record date) are entitled to vote at the Annual Meeting. Each stockholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 116,814,724 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.
How many votes must be present to hold the Annual Meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (also known as a quorum) must be present, in person or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that a quorum has been achieved.
A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
How many votes are required to approve each proposal?
Election of Directors (Proposal 1): The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast with respect to a Director nominee to elect that nominee. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors. (A plurality voting

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standard would apply in the event of a contested Director election.)
For information on our Board's Director Resignation Policy, see "Proposal 1: Election of Directors—Stockholder Voting for Election of Directors" on page 24.
Advisory Vote on Executive Compensation (Proposal 2): As this agenda item is a non-binding, advisory vote, there is no "required vote" that would constitute approval. We value the opinions expressed by our stockholders in these advisory votes, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of these votes when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Ratification of Independent Auditor (Proposal 3) and Approval of the Amended and Restated 2018 Long-Term Incentive Plan (Proposal 4): These proposals require the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal for approval.
Amendment of Certificate of Incorporation (Proposal 5): This proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting.
Abstentions will have the effect of a vote against Proposals 3, 4 and 5. Broker non-votes will have no effect on the outcome of these proposals.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet before the Annual Meeting, by telephone, by returning your proxy or by the Internet during the Annual Meeting.
If your shares are registered in the name of a bank, broker or other nominee and you do not give your broker or other nominee specific voting instructions for your shares, under rules of The New York Stock Exchange, or the NYSE, your record holder has discretion to vote your shares on proposals relating to what are deemed to be routine matters, which include the ratification of our independent auditor, and does not have discretion to vote on proposals relating to what are deemed to be non-routine matters, which include the other matters to be presented for vote at the Annual Meeting. Your broker will not be permitted to vote on your behalf on these non-routine matters unless you provide specific instructions by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.
Can I change or revoke my vote?
You may change or revoke your proxy at any time prior to the voting at the Annual Meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending and voting by Internet during the Annual Meeting.
How are proxies solicited?
Morrow Sodali LLC has been retained to advise and assist in soliciting proxies at a cost of $8,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, phone or electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.
What is "householding"?
We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called householding. Under this procedure, stockholders of record who have the same address and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice (or, if applicable, the proxy statement and annual report) for each holder having that address. This procedure will reduce our printing costs and postage fees.
If, in the future, you do not wish to participate in householding and prefer to receive your Notice (or, if applicable, the proxy statement and annual report) in a separate envelope, please contact Computershare, 462 S. 4th Street, Suite 1600, Louisville, KY, 40202.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.

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ANNEX A
NON-GAAP DEFINITIONS & RECONCILIATIONS
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined by us as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data

A-1

prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.
Senior Secured Leverage Ratio is the financial covenant under our senior secured credit facilities, which include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"). The Senior Secured Leverage Ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include the 7.625% Senior Secured Second Lien Notes, our unsecured indebtedness (including our 4.875% Senior Notes due 2023, our 9.375% Senior Notes due 2027, or our 5.75% Senior Notes due 2029), or securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period.
Reconciliation of Net loss to (i) Operating EBITDA for the years ended December 31, 2020 and 2019 and (ii) EBITDA calculated on a Pro Forma Basis (as defined in the Senior Secured Credit Agreement) for (x) the four-quarter period ended December 31, 2020 and (y) on a pro-forma basis after taking into account the pay down of $905 million of senior secured debt in connection with the issuance of the 5.75% Senior Notes due 2029 in January and February 2021 (in each case, in millions):

	Year Ended December 31,
	2020		2019
Net loss attributable to Realogy Holdings	$(360)		$(188)
Add: Income tax (benefit) expense	(104)		14
Loss before income taxes	(464)		(174)
Add: Depreciation and amortization	186		195
Interest expense, net	246		250
Restructuring costs, net (a)	67		52
Impairments (b)	682		271
Former parent legacy cost, net (c)	1		1
Loss (gain) on the early extinguishment of debt (c)	8		(5)
Operating EBITDA	726		590
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (d)	50
Non-cash charges (e)	35
Pro forma effect of acquisitions and new franchisees (f)	5
Incremental securitization interest costs (g)	3
EBITDA as defined by the Senior Secured Credit Agreement	$819
Total senior secured net debt (h)	$1,395
Senior Secured Leverage Ratio	1.70	x
Pro forma presentation of Senior Secured Leverage Ratio showing pro forma impact of the pay down of $905 million of senior secured debt in connection with the issuance of the 5.75% Senior Notes due 2029 in January and February 2021

Pro Forma Total senior secured net debt (i)	$490
Pro Forma Senior Secured Leverage Ratio	0.60	x
_______________
(a)Restructuring charges incurred for the year ended December 31, 2020 include $15 million at Realogy Franchise Group, $37 million at Realogy Brokerage Group, $4 million at Realogy Title Group and $11 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2019 include $14 million at Realogy Franchise Group, $25 million at Realogy Brokerage Group, $3 million at Realogy Title Group and $10 million at Corporate and Other.

A-2

(b)Non-cash impairments for the year ended December 31, 2020 include a goodwill impairment charge of $413 million related to Realogy Brokerage Group during the first quarter of 2020; an impairment charge of $30 million related to Realogy Franchise Group's trademarks during the first quarter of 2020; $133 million of reserves recorded during the nine months ended September 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds which were included in Impairments in connection with the reclassification of Cartus Relocation Services as continuing operations during the fourth quarter of 2020; a goodwill impairment charge of $22 million related to Cartus Relocation Services during the fourth quarter of 2020; an impairment charge of $34 million related to Cartus Relocation Services' trademarks during the fourth quarter of 2020; and other asset impairments of $50 million primarily related to lease asset impairments.
Non-cash impairments for the year ended December 31, 2019 include a goodwill impairment charge of $237 million related to Realogy Brokerage Group, a $22 million reduction to record net assets held for sale at the lower of carrying value or fair value, less costs to sell, for Cartus Relocation Services which was presented as held for sale at December 31, 2019 and $12 million of other impairment charges primarily related to lease asset impairments.
(c)Former parent legacy items and Loss (gain) on the early extinguishment of debt are recorded in Corporate and Other. During the year ended December 31, 2019, the Company recorded a net gain on the early extinguishment of debt of $5 million which consisted of a $10 million gain as a result of the repurchase of Senior Notes completed in the third quarter of 2019, partially offset by a $5 million loss as a result of the refinancing transactions in the first quarter of 2019.
(d)Represents the twelve-month pro forma effect of business optimization initiatives.
(e)Represents the elimination of non-cash expenses including $39 million of stock-based compensation expense and $3 million for the change in the allowance for doubtful accounts and notes reserves less $5 million of other items and $2 million of foreign exchange benefits for the twelve months ended December 31, 2020.
(f)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on January 1, 2020. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2020.
(g)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2020.
(h)Represents total borrowings under the Senior Secured Credit Facility (including the Revolving Credit Facility and Term Loan B Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $1,732 million plus $32 million of finance lease obligations less $369 million of readily available cash as of December 31, 2020.
(i)Represents total borrowings under the Senior Secured Credit Facility (including the Revolving Credit Facility and Term Loan B Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $827 million plus $32 million of finance lease obligations less $369 million of readily available cash as of December 31, 2020.

A-3

Reconciliation of Net loss to Free Cash Flow for the years ended December 31, 2020 and 2019 (in millions):

	Year Ended December 31,
	2020	2019
Net loss attributable to Realogy Holdings	$(360)	$(188)
Income tax (benefit) expense, net of payments	(104)	17
Interest expense, net	246	250
Cash interest payments	(209)	(210)
Depreciation and amortization	186	195
Capital expenditures	(95)	(119)
Restructuring costs and former parent legacy items, net of payments	26	5
Impairments	682	271
Loss (gain) on the early extinguishment of debt	8	(5)
Working capital adjustments	210	7
Relocation receivables (assets), net of securitization obligations	(35)	3
Free Cash Flow	$555	$226

Reconciliation of net cash provided by operating activities to Free Cash Flow for the years ended December 31, 2020 and 2019 (in millions):

	Year Ended December 31,
	2020	2019
Net cash provided by operating activities	$748	$371
Property and equipment additions	(95)	(119)
Net change in securitization	(99)	(26)
Effect of exchange rates on cash and cash equivalents	1	—
Free Cash Flow	$555	$226

Net cash used in investing activities	$(90)	$(128)
Net cash used in financing activities	$(402)	$(215)

A-4

ANNEX B
Cumulative Free Cash Flow Definition and Calculation under the 2018 to 2020 Performance Share Unit Award
Cumulative Free Cash Flow means net income (loss) attributable to the Company for the three-year period ended December 31, 2020 (the "Performance Period"), adjusted for: income tax (benefit) expense, net of payments; interest expense, net of payments; cash interest payments; depreciation and amortization; restructuring costs and former parent legacy costs (benefits), net of payments; loss on the early extinguishment of debt; working capital adjustments; and relocation receivables (assets), net of changes in securitization obligations. The foregoing adjustments to net income (loss) attributable to the Company shall be made in a manner consistent with the presentation of Free Cash Flow in Table 7 to the Company’s press release dated February 26, 2019 with the exception that capital expenditures shall not be deducted from net income (loss). In addition, Cumulative Free Cash Flow for the 2018 PSU awards was permitted to be adjusted for unusual, non-recurring or extraordinary corporate transactions, events or developments or changes in accounting principles and could be increased or decreased, as appropriate, for certain items, such as those that differed from the cash amounts assumed in the forecast underlying the target, including the items reported in the table below.
Set forth in the table below is the calculation of Cumulative Free Cash Flow under the 2018-2020 Performance Share Units:

(in millions)	Amount ($)
Reported 2018-2020 Cumulative Free Cash Flow (1)	$1,105
Adjustments Pursuant to the Plan:
Reduction to actual results to reflect lower tax payments than were originally forecasted	(107)
Reduction to actual results to reflect lower former parent legacy payments than were originally forecasted	(2)
Increase to actual results to reflect securitization variances that were higher than originally forecasted	28
Increase to actual results to reflect cash payments for restructuring to extent over $2M that were not forecasted	96
Add back for capital expenditures	319
Sub-total adjustments	334
Adjusted 2018-2020 Cumulative Free Cash Flow	$1,439
_______________
(1)Free Cash Flow calculations for each year ended December 31, 2019 and 2020 are presented in Annex A and for the year ended December 31, 2018 are presented in the earnings release filed by the Company on February 26, 2019.

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ANNEX C
REALOGY HOLDINGS CORP.
AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN
ARTICLE I
PURPOSE
The name of the plan is the Realogy Holdings Corp. Amended and Restated 2018 Long-Term Incentive Plan, effective as of February 26, 2021 (the "Effective Date"); provided, however, that the Plan as amended and restated shall be subject to the approval by the stockholders of the Company of the Plan at the annual meeting of such stockholders on May 5, 2021 (the “Plan”).
The purposes of the Plan are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its Affiliates, to align the interests of such individuals with those of the Company's stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and other service providers and to provide an effective means to link pay to performance for such employees and service providers.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 "Administrator" shall have the meaning provided in Section 12.1 hereof.
2.2 "Affiliate" shall mean (i) any Parent or Subsidiary, (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, or (iii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
2.3 "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.
2.4 "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award (which includes, but is not limited to, cash bonuses as set forth in Article VIII), a Dividend Equivalent award, a Stock Payment award, an award of Stock Appreciation Rights, or Other Incentive Award, which may be awarded or granted under the Plan.
2.5 "Award Agreement" shall mean the written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.6 "Board" shall mean the Board of Directors of the Company.
2.7 "Cause" shall mean, with respect to the Participant, "Cause" as defined in such Participant's employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean, unless otherwise defined in an Award Agreement, (a) commission of any felony or an act of moral turpitude; (b) engaging in an act of dishonesty or willful misconduct; (c) material breach of the Participant's obligations hereunder or under any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (d) material breach of the Company's policies or procedures, including but not limited to the Company's Code of Ethics or any of the Key Policies of the Company; or (e) the Participant's willful failure to substantially perform his or her duties as an employee of the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness). A termination will not be for "Cause" pursuant to clause (b), (c), (d) or (e), to the extent such conduct is curable,

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unless the Company shall have notified the Participant in writing describing such conduct and the Participant shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.
2.8 "Change in Capitalization" shall have the meaning provided in Section 3.2(a) hereof.
2.9 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a) the acquisition (other than from the Company), by any person (as such term is defined in Section 13(c) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; or
(b) the individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board; or
(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, if (1) the shareholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (2) immediately following the merger or consolidation, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such merger or consolidation (or, if the entity resulting from such merger or consolidation is then a subsidiary, the ultimate parent thereof); or
(d) a complete liquidation or dissolution of the Company or the closing of an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.
In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, solely to the extent required to avoid the imposition of additional taxes and penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.
2.11 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XII hereof.
2.12 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.
2.13 "Company" shall mean Realogy Holdings Corp., a Delaware corporation, and any successor corporation.
2.14 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of Shares on a Form S-8 Registration Statement or any successor Form thereto.

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2.15 "Current Plan" shall mean the 2018 Long-Term Incentive Plan as in effect as of March 1, 2018.
2.16 "Director" or "Non-Employee Director" shall mean a non-employee member of the Board, as constituted from time to time.
2.17 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.2 hereof.
2.18 "EBITDA" shall mean earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per Share basis.
2.19 "EBITDA on a Pro Forma Basis" shall have the meaning ascribed to those terms in the Amended and Restated Credit Agreement, as amended as of February 8, 2018, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents parties thereto.
2.20 "Effective Date" shall have the meaning set forth in Article I.
2.21 "Eligible Individual" shall mean any natural person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.22 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or any Affiliate.
2.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.24 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:
(a) if the Common Stock is (1) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (2) listed on any national market system or (3) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in "pink sheets" published by the National Daily Quotation Bureau;
(c) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(d) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith on the date awarded.
2.25 "Forfeited Shares" shall have the meaning provided in Section 3.1(a) hereof.
2.26 "Good Reason" shall mean, with respect to the Participant, "Good Reason" as defined in such Participant's employment, severance or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as "constructive discharge") or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import, such as "constructive discharge"), then Good Reason shall mean, unless otherwise defined in an Award Agreement, (a) a reduction of the Participant's annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive) or (b) a required relocation of the Participant's primary work location to a location more than fifty (50) miles from the Participant's current primary work location and the Participant's commute increases as a result of such relocation; provided,

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however, that such reduction or relocation in clauses (a) or (b) above shall not constitute Good Reason unless the Participant shall have notified the Company in writing describing such reduction or required relocation within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company's receipt of such written notice. In the event the Company has failed to cure such reduction or required relocation within the thirty (30) business day period, the Participant's employment with the Company shall terminate for Good Reason at the expiration of such thirty (30) business day period. Unless otherwise determined by the Administrator, a resignation for Good Reason under this Plan shall not constitute an elimination or discontinuation of Participant's job or position under the Realogy Group LLC Severance Pay Plan (or any successor severance pay plan).
2.28 "Greater Than 10% Stockholder" shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" (as defined in Sections 424(e) and 424(f) of the Code, respectively).
2.29 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.30 "Individual Award Limit" shall mean the cash and Share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.
2.31 "Insider Trading Policy" means the written policy of the Company as in effect from time to time pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
2.32 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of the Code.
2.33 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.34 "Other Incentive Award" shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 8.4 hereof.
2.35 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.36 "Participant" shall mean an Eligible Individual who has been granted an Award.
2.37 "Performance Award" shall mean an Award that is granted under Section 8.1 hereof.
2.39 "Performance Goal" shall mean the performance goals (and adjustments) established by the Committee for a Performance Period, based on one or more of the following criteria:
(a) (i) EBITDA, (ii) EBITDA on a Pro Forma Basis; (iii) gross or net sales or revenue; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating earnings or profit; (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) return on assets; (ix) return on capital; (x) return on stockholders' equity; (xi) total stockholder return; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per Share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) debt levels or reduction; (xxiii) customer retention; (xxiv) customer satisfaction and/or growth; (xxv) research and development achievements; (xxvi) financing and other capital raising transactions; (xxvii) risk management; (xxviii) capital expenditures, (xxix) financial results of acquisitions, (xxx) cost savings initiatives, (xxxi) technology initiatives, (xxxii) royalty revenues or net effective royalty rates and (xxxiii) sales agent commission splits, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

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(b) Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or one or more divisions or business units, or the performance of the applicable industry or other benchmarks (e.g., National Association of Realtors, FNMA, etc.). In addition, such Performance Goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations, including those in the Company's peer group. Any Performance Goals that are financial metrics may be determined in accordance with Applicable Accounting Principles, or may be adjusted when established to include or exclude any items otherwise includable or excludable under Applicable Accounting Principles.
(c) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or infrequently occurring corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items related to employee retention and former parent legacy costs (benefit); (xix) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles, business conditions, industry conditions or economic conditions.
2.40 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.
2.41 "Plan" shall have the meaning set forth in Article I.
2.42 "Prior Plan" shall mean the Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan.
2.43 "Restricted Stock" shall mean an award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.44 "Restricted Stock Unit" shall mean a contractual right awarded under Article VII hereof to receive cash or Shares.
2.45 "Securities Act" shall mean the Securities Act of 1933, as amended.
2.46 "Share Limit" shall have the meaning provided in Section 3.1(a) hereof.
2.47 "Shares" shall mean shares of Common Stock.
2.48 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article IX hereof.
2.49 "Stock Payment" shall mean a payment in the form of Shares awarded under Section 8.3 hereof.
2.50 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.51 “Substitute Award” shall mean an award in substitution for stock options and other awards held by employees or directors of other entities who are about to become employees of the Company or its Subsidiaries, whose employer is about to become an Affiliate as the result of a merger or consolidation of the

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Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted, subject to applicable laws.
ARTICLE III
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Section 3.2 hereof, the maximum aggregate number of Shares available for issuance under the Plan (the "Share Limit") shall be (i) 3.0 million, (ii) the number of shares that remain available for grant under the Current Plan as of the Effective Date and (iii) the number of Shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the Current Plan (and as permitted by the Current Plan, the Prior Plan) following the Effective Date, except for Shares surrendered or withheld as payment of either the exercise price of an award under the Current Plan or Prior Plan and/or withholding taxes in respect of an award under the Current Plan or Prior Plan (all such shares in this Section 3.1(a)(iii), together, the "Forfeited Shares"). Any Forfeited Shares under the Current Plan shall be reincorporated into the Plan as one Share for every one Forfeited Share. Any Forfeited Shares that were subject to options or stock appreciation rights under the Prior Plan shall be reincorporated into the Plan as one Share for every one Forfeited Share formerly subject to such option or stock appreciation right and any Forfeited Shares that were subject to awards other than options or stock appreciation rights shall be reincorporated into the Plan as 2.22 Shares for every one Forfeited Share formerly subject to such other award.
(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Except as set forth below, Shares that are subject to or underlie Awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered as Shares under the Plan shall again be available for issuance in connection with future Awards granted under the Plan. Shares with respect to cash-settled Awards shall not count against the Share Limit. Shares surrendered or withheld as payment of either the exercise price of an Award (including Options and Stock Appreciation Rights) and/or withholding taxes in respect of such an Award shall be counted against the Share Limit and shall not again be available for issuance in connection with future Awards (for example, upon exercise of a Stock Appreciation Right, the Share Limit shall be reduced by the full number of Shares underlying the Stock Appreciation Right, regardless of the number of Shares actually delivered in settlement of the Stock Appreciation Right); provided, further that Shares purchased by the Company in the open market using the cash proceeds from the exercise of an Award shall not be available for issuance in connection with future Awards.
(c) If Shares are issued under the Plan with respect to a Substitute Award, such Shares shall not count against the Share Limit.
3.2 Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares of the Company's stock or the Share price of the Company's stock (any such occurrence or event, a "Change in Capitalization"), the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan; provided, however, that the Administrator shall make such equitable

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adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or a Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator's determinations pursuant to this Section 3.2(a) shall be final, binding and conclusive.
(b) No action shall be taken under this Section 3.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award.
3.3 Individual Award Limits. Notwithstanding any provision in the Plan to the contrary, and subject to Section 3.2 and 3.4:
(a) the aggregate number of Shares subject to Options and Stock Appreciation Rights awarded to any one Participant during any calendar year may not exceed 1,000,000 Shares;
(b) the aggregate number of Shares subject to Awards other than Options and Stock Appreciation Rights (excluding Awards referenced in Section 3.3(c) and (d) below) awarded to any one Participant during any calendar year may not exceed 600,000 Shares;
(c) with respect to any Performance Award that is a cash-denominated Award granted to any one Participant during any calendar year, the maximum aggregate payout (determined as of the end of the applicable Performance Period) may not exceed $6 million multiplied by a fraction, the numerator of which is the number of months in a Performance Period divided by 12; and
(d) with respect to any Performance Award that is not a cash-denominated Award granted to any one Participant during any calendar year, the maximum aggregate payout (determined as of the end of the applicable Performance Period) may not exceed 500,000 Shares multiplied by a fraction, the numerator of which is the number of months in a Performance Period divided by 12.
3.4 Award Limit to Directors. No Director shall be granted Awards under the Plan in any consecutive 12-month period having a value of more than $700,000.
ARTICLE IV
GRANTING OF AWARDS
4.1 Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2 Award Agreement. Each Award may be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.
4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.4 Minimum Vesting Period. Subject to Article X and Sections 3.1(c), 5.6, 6.1(c), 7.1(c), 8.5(b) and 9.1(c) of the Plan, all Shares that are subject to Awards shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the Shares initially available under the Plan as of the Effective Date may be granted as Awards that are not subject to the minimum vesting period requirement.

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ARTICLE V
OPTIONS
5.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2 Eligibility for Incentive Stock Options. No Incentive Stock Option shall be granted to any individual who is not an Employee of the Company or any "parent corporation" or "subsidiary corporation" of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).
5.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.4 Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Notwithstanding anything to the contrary in this Section 5.4, if the original term of an Option held by a Participant expires during a period subject to the Insider Trading Policy, the term of such Option shall be extended until the tenth business day following the end of such period, at which time any unexercised portion of the Option shall expire. The Award Agreement shall set forth the time period, including the time period following a termination of employment or other service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a termination of employment or other service.
5.5 Option Vesting.
(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more of the Performance Goals, or any other criteria selected by the Administrator.
(b) No portion of an Option which is unexercisable at a Participant's termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Option.
5.6 Treatment of Options upon Certain Events. The applicable Award Agreement shall provide for the treatment of each Option upon a termination of employment or other service with the Company.
5.7 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.
5.8 Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
5.9 Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements set forth in the Award Agreement, by paying the full exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in accordance with one or more of the following: (i) cash or check, (ii) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the

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Award), in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other form of legal consideration acceptable to the Administrator. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
5.10 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such Shares to such Participant.
5.11 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, and except in connection with an equitable adjustment pursuant to Section 3.2 herein, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.
ARTICLE VI
RESTRICTED STOCK
6.1 Award of Restricted Stock.
(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b) The Award Agreement shall set forth the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.
(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock upon a termination of employment or other service with the Company.
6.2 Rights as Stockholders. Upon issuance of Restricted Stock, the Participant shall have, except as otherwise provided herein or in the Award Agreement, all the rights of a stockholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that any dividends or other distributions with respect to the Shares shall be (i) credited by the Company to an account for the Participant and accumulated without interest until the date upon which the underlying Award becomes vested and (ii) reconveyed to the Company without further consideration or any act or action by the Participant if for any reason the underlying Award is cancelled, terminated, forfeited or fails to vest. In no event shall dividends and other distributions be paid or distributed with respect to Shares of Restricted Stock until the vesting restrictions of the underlying Award lapse.
6.3 Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of stock dividends, stock splits or any other Change in Capitalization) shall, in the terms of an applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant's duration of employment, directorship or consultancy with the Company, the Performance Goals, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to

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such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1 Award of Restricted Stock Units.
(a) The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate. The Award Agreement shall set forth the time and form of payment of each award of Restricted Stock Units.
(b) The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom.
(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock Units upon a termination of employment or other service with the Company. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or, if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
ARTICLE VIII
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
STOCK PAYMENTS, OTHER INCENTIVE AWARDS
8.1 Performance Awards.
(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual. The vesting and value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods as set forth in the Award Agreement. Performance Awards may be paid in cash, Shares or a combination of both, as set forth in the Award Agreement.
(b) Without limiting Section 8.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
(c) Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2 ½ months after the tax year in which the Performance Award vests, consistent with the requirements of Section 409A of the Code. Unless otherwise provided in the applicable Performance Goals or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.
8.2 Dividend Equivalents.
(a) Subject to Section 8.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator.

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Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time and subject to such limitations as set forth in the applicable Award Agreement, provided, however, Dividend Equivalents with respect to Shares covered by an Award shall be (i) subject to the same vesting requirements, settlement provisions, and other terms and conditions as the underlying Award to which they relate, (ii) only paid or distributed to a Participant at the same time or times and to the same extent that the vesting conditions (including Performance Goals), if any, are subsequently satisfied and the Award vests with respect to such Shares, and (iii) reconveyed to the Company without further consideration or any act or action by the Participant if for any reason the underlying Award is cancelled, terminated, forfeited or fails to vest. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Award lapse. A Participant shall have no right to any outstanding Dividend Equivalents granted in tandem with an Award, if such Award is expired, forfeited or otherwise terminated.
(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
8.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.
8.4 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. The terms and conditions applicable to such Other Incentive Awards shall be set forth in the applicable Award Agreement. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific criteria determined appropriate by the Administrator and may be payable in cash or Shares.
8.5 Other Terms and Conditions.
(a) All applicable terms and conditions of each Award described in this Article VIII, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
(b) The rights of Participants granted Performance Awards, Dividend Equivalents, Stock Payments or Other Incentive Awards upon termination of employment or other service shall be set forth in the Award Agreement.
ARTICLE IX
STOCK APPRECIATION RIGHTS
9.1 Grant of Stock Appreciation Rights.
(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
(b) Each Award of Stock Appreciation Rights shall entitle the Participant (or other individual entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or as set forth in the Award Agreement. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.
(c) The Award Agreement shall set forth the treatment of each Award of Stock Appreciation Rights upon a termination of employment or other service with the Company.

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9.2 Stock Appreciation Right Vesting.
(a) The Award Agreement shall set forth the period during which a Participant shall vest in an Award of Stock Appreciation Rights and have the right to exercise such Stock Appreciation Rights (subject to Section 9.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Goals or any other criteria selected by the Administrator.
(b) No portion of an Award of Stock Appreciation Rights which is unexercisable upon termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Rights; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.
9.3 Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right as follows, subject to applicable requirements established by the Administrator; full payment of the applicable withholding taxes shall be made to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 6.2 in respect of Options.
9.4 Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. Notwithstanding anything to the contrary in this Section 9.4, if the original term of a Stock Appreciation Right held by a Participant expires during a period subject to the Insider Trading Policy, the term of such Stock Appreciation Right shall be extended until the tenth business day following the end of such period, at which time any unexercised portion of the Stock Appreciation Right shall expire. The Award Agreement shall set forth the time period, including any time period following a termination of employment or other service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Rights relating to such a termination of employment or other service.
9.5 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, and except in connection with an equitable adjustment pursuant to Section 3.2, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.
ARTICLE X
CHANGE IN CONTROL
10.1 Change in Control Treatment of Outstanding Awards. Unless otherwise determined by the Board and/or evidenced in an Award Agreement:
(a) Performance Awards. In the event that a Change in Control occurs during a Performance Period, then immediately prior to the Change in Control, (1) the Performance Goals subject to each outstanding Performance Award shall be deemed to be achieved at the actual level of performance based on an assumed Performance Period ending as of the date immediately prior to the Change in Control, (2) each such Performance Award shall then cease to be subject to the achievement of the Performance Goals and (3) each such Performance Award shall vest in full at the end of the Performance Period provided the Participant is employed by or is providing services to the Company or any Affiliate on such date, subject to the terms of this Section 10.1.
(b) Assumption/Substitution of Awards. With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event that (1) a Change in Control occurs and (2) during the twenty-four (24) month period following such Change in Control a Participant's employment or service is terminated without Cause by the Company or any Affiliate or the Participant resigns from employment or service from the Company or any Affiliate with Good Reason, then:

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(i) Any and all Options and Stock Appreciation Rights shall become fully vested and exercisable;
(ii) Any and all Restricted Stock Awards, Restricted Stock Units Awards, Performance Awards, Dividend Equivalent Awards, Stock Payment Awards or Other Incentive Award shall become fully vested and all restrictions, payment conditions and forfeiture conditions applicable to such Award shall lapse and be settled as soon as reasonable practicable, but in no event later than ten (10) days following such termination of employment; and
(iii) Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of termination of employment, but the Company shall pay such Award on its scheduled payment date (which may be a "separation from service" within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.
(c) No Assumption/Substitution of Awards. With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control,
(i) Any and all Options and Stock Appreciation Rights shall become fully vested and exercisable;
(ii) Any and all Restricted Stock Awards, Restricted Stock Units Awards, Performance Awards, Dividend Equivalent Awards, Stock Payment Awards or Other Incentive Award shall become fully vested and all restrictions, payment conditions and forfeiture conditions applicable to such Award shall lapse and be settled as soon as reasonable practicable, but in no event later than ten (10) days following the Change in Control; and
(iii) Notwithstanding anything to the contrary, if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the vesting of such Award shall be accelerated as of the effective date of the Change in Control in accordance with clauses (i) and (ii) above, but the Company shall pay such Award on its scheduled payment date, but in no event more than 90 days following the scheduled payment date.
(d) Restrictive Covenants Agreements. The Participant's obligations under restrictive covenants contained in any Award Agreement or any other agreement with the Company or any Affiliate of the Company shall not lapse upon a Change in Control.
(e) Assumed/Substituted. For purposes of this Section 10.1, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award is (1) based on shares of common stock that are traded on an established U.S. securities market and (2) of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if an Award that relates to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.
(f) Cashout of Awards. Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Award multiplied by (ii) the number of Shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is less than or equal to the exercise or purchase price per Share subject to the Award, then the Administrator may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.

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ARTICLE XI
ADDITIONAL TERMS OF AWARDS
11.1 Tax Withholding and Consequences. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares), provided that the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding in such amount that will not cause adverse accounting consequences for the Company and its Affiliates and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity. Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to any Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Stock Option has or will qualify as an "incentive stock option" within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, will or will not apply.
11.2 Transferability of Awards.
(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;
(b) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect; and
(c) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable program or Award Agreement, be exercised by his personal representative or by any individual empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.
11.3 Conditions to Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

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(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, the treatment of such fractional Shares, including, but not limited to whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.4 Forfeiture and Recoupment Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that any proceeds, gains or other economic benefit must be paid to the Company and the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, in either case, if (i) a termination of employment or other service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in an Award Agreement, (iii) the Participant incurs a termination of employment or other service for Cause or (iv) the Participant at any time engages in unlawful and/or fraudulent activity or an activity which constitutes a breach of the Company's Code of Conduct policy as in effect from time to time or a breach of the Participant's employment agreement, as may be further specified in an Award Agreement. In addition, all Awards made under the Plan shall be subject to any clawback or recoupment policies of the Company, as in effect from time to time, or as otherwise required by law.
11.5 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, or (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof.
ARTICLE XII
ADMINISTRATION
12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the "Administrator." Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof.
12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.1 hereof; provided, however, the Participant's consent shall not be required for any amendment required under applicable laws, rules or regulations. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee

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under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Actor the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual;
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Accelerate the vesting of an Award after the grant of an Award; provided, that in no event shall an Award become exercisable following its expiration, termination or forfeiture;
(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(j) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
12.4 Decisions Binding. The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
12.5 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XII; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.

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ARTICLE XIII
MISCELLANEOUS PROVISIONS
13.1 Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval, except as set forth in Section 3.2 herein, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Options or Stock Appreciation Rights contained in Sections 5.11 and 9.5, or (vi) make other changes which require approval by the stockholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan may adversely modify any individual's rights under an outstanding Award unless such individual consents to the modification in writing.
13.2 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
13.3 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.4 Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
13.5 Section 409A. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a "change in the ownership of the corporation," a "change in effective control of the corporation" or a "change in the ownership of a substantial portion of the assets of the corporation," within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code.
13.6 No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.
13.7 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

C-17

13.8 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.9 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.10 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
13.11 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
13.12 Term of Plan. The Plan shall terminate on February 26, 2031, but all outstanding Awards as of the date of termination shall remain in effect and the terms of the Plan shall apply until such Award terminates as provided in the applicable Award Agreement.
13.13 Not an Employment Contract. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant of an Award any right with respect to the continuation of his or her employment, consulting, Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment, consulting, Board member relationship or other association with the Company and its Affiliates.

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ANNEX D
Proposed Amendment to the Certificate of Incorporation of Realogy Holdings Corp. to Clarify the Board's Ability to Adopt, Amend, Alter or Repeal the Bylaws of Realogy Holdings Corp.

As amended, Article XII would read as follows, with additions indicated by bold underlining and deletions by strike-out:
ARTICLE XII
AMENDMENT
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.
Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to modify, amend or repeal, this Amended and Restated Certificate of Incorporation ~~or to adopt, amend, alter or repeal the Bylaws~~. The Bylaws may be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board shall also have the power to adopt, amend, alter or repeal the Bylaws.

D-1

REALOGY HOLDINGS CORP.
ATTN: ALICIA SWIFT
175 PARK AVENUE
MADISON, NJ 07940

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RLGY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37511-P50294

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REALOGY HOLDINGS CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for a one-year term expiring in 2022 and until their successors are duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Fiona P. Dias	☐	☐	☐
1b. Matthew J. Espe	☐	☐	☐
1c. V. Ann Hailey	☐	☐	☐
1d. Bryson R. Koehler	☐	☐	☐
1e. Duncan L. Niederauer	☐	☐	☐
1f. Ryan M. Schneider	☐	☐	☐
1g. Enrique Silva	☐	☐	☐
1h. Sherry M. Smith	☐	☐	☐
1i. Christopher S. Terrill	☐	☐	☐
1j. Felicia Williams	☐	☐	☐
1k. Michael J. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Advisory Approval of the Compensation of Our Named Executive Officers.	☐	☐	☐
3. Ratification of the Appointment of PricewaterhouseCoopers LLP to serve as our Independent Registered Public Accounting Firm for 2021.	☐	☐	☐
4. Approval of the Amended and Restated 2018 Long-Term Incentive Plan.	☐	☐	☐
5. Approval of Amendment to the Certificate of Incorporation to Clarify the Board of Directors' Ability to Adopt, Amend, Alter or Repeal the Bylaws.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D37512-P50294

REALOGY HOLDINGS CORP.
2021 Annual Meeting of Stockholders
May 5, 2021 9:00 AM

This proxy is solicited on behalf of the Board of Directors of Realogy Holdings Corp. for the Annual Meeting of Stockholders to be held May 5, 2021

The undersigned hereby appoint(s) Ryan M. Schneider, Charlotte C. Simonelli and Marilyn J. Wasser, or any of them, as proxies, each with the power of substitution and each with all of the powers that the undersigned would possess if personally present at the 2021 Annual Meeting of Stockholders of Realogy Holdings Corp., and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Realogy Holdings Corp. that the undersigned is/are entitled to vote at such meeting to be held at 9:00 AM, EDT on May 5, 2021, virtually at www.virtualshareholdermeeting.com/RLGY2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees for director in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side